UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Allegheny Technologies Incorporated

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Proxy Statement
and notice of annual meeting of stockholders
2017
ATI

Creating long-term value thru
Relentless Innovation
Our Vision
Building the World’s Best Specialty Materials and Components Company™
Focus on differentiated products with significant technical barriers to entry
Focus on global markets that have long-term growth expectations and require ATI’s technical and manufacturing leadership
This focus creates superior growth in shareholder value over the long term and enhances opportunities for our strategic customers and employees.

Dear Stockholders:

I am pleased to invite you to attend Allegheny Technologies Incorporated’s 2017 Annual Meeting of Stockholders. As in prior years, we will consider matters that are important to our company.

ATI is a different company today than it was at the beginning of 2016. In 2016, we took a series of restructuring and other actions that we believe position our business for sustainable profitable growth. We grew our revenue generated from the aerospace and defense market to 51% of our total revenue. Our combination of innovative technologies, differentiated products and long-term agreements with key strategic customers uniquely positions us to continue benefitting from the transition to next-generation jet engines and aircraft that is already underway.

During 2016, we took a number of key actions, including the indefinite idling of our Rowley, UT titanium sponge production facility, to improve the cost structure of our HPMC segment. As a result of these actions and continued growth in demand for our differentiated specialty materials products from the aerospace market, in the fourth quarter of 2016, HPMC segment operating profit reached more than 11% of segment sales, marking six consecutive quarters of sequential improvement in operating profit for the segment.

Also during 2016, we undertook a series of restructuring efforts designed to improve the cost structure of our Flat Rolled Products business and return that business to sustainable profitability. Our objective is to create a smaller, more agile, efficient and profitable FRP business that is more focused on differentiated products with significant barriers to entry, rather than products that have been heavily commoditized. To that end, we reduced our exposure to commodity stainless steel sheet products, which comprised just 11% of our sales in 2016, and completed our exit from the unprofitable grain-oriented electrical steel business. We also obtained a new labor agreement in our FRP business with important changes to retirement benefits and other changes to plant operations, ending the seven month work stoppage that impacted our business in both 2015 and 2016. As a result, FRP segment operating losses were reduced over the course of 2016 to a near breakeven position in the fourth quarter of 2016.

We believe that these actions are working to reposition our business for sustainable success. Today, we are fundamentally an aerospace and industrials company with a small, but important, exposure to commodity products. Looking to 2017 and beyond, we remain focused on the relentless innovation necessary to consistently create value for our customers and stockholders over the long term. We continue to employ the most advanced materials technologies and unsurpassed manufacturing capabilities. Investments such as in our Hot-Rolling and Processing Facility and our new nickel-based powder alloys facility, which successfully began operations early this year, remain critical to our long-term success.

The views of our stockholders are important to us. We conducted extensive stockholder outreach again in 2016, and relied on stockholder feedback in connection with the complete redesign of our executive compensation program, which was fully implemented in 2016. We believe our current program provides the transparency and emphasis on pay for performance that are important to our stockholders and, coupled with our other significant efforts to enhance our corporate governance in recent years, including our adoption of proxy access bylaw provisions in 2016, demonstrates our ongoing commitment to best practices and, ultimately, to our stockholders.

Thank you for your support in our ongoing commitment to Creating Long-Term Value Thru Relentless Innovation®.

Sincerely,

RICHARD J. HARSHMAN

Chairman, President and Chief Executive Officer

March 30, 2017

ATI 2017 Proxy Statement    / 1

Notice of annual meeting of stockholders

YOUR VOTE IS
IMPORTANT

Please vote as soon as possible.

You can help the Company reduce expenses by voting your shares by telephone or Internet; your proxy card or voting instruction card contains the instructions. Or complete, sign and date your proxy card or voting instruction card and return it as soon as possible in the enclosed postage-paid envelope.

How to vote

ANNUAL MEETING INFORMATION

Date: Thursday, May 11, 2017

Time: 11:00 a.m. Central Time

Place: Hilton Milwaukee City Center, 509 W. Wisconsin Avenue,
Milwaukee, WI 53203

Record Date: March 15, 2017

AGENDA

1.  Election of three directors;

2.  Approval of the Company’s 2017 Incentive Plan;

3.  Advisory vote to recommend shareholders be entitled to an annual advisory vote on executive compensation;

4.  Advisory vote to approve the compensation of our named executive officers; and

5.  Ratification of the selection of Ernst & Young LLP as our independent auditors for 2017.

ADMISSION TO THE MEETING

Only holders of ATI common stock or their authorized representatives by proxy may attend the meeting.

If you are a stockholder of record and plan to attend the meeting, please mark the appropriate box on the proxy card, or enter the appropriate information when voting by telephone or Internet.

If your shares are held through an intermediary such as a broker or a bank, you will need to present proof of your ownership as of the record date, March 15, 2017, for admission to the meeting. Proof of ownership could include a proxy card from your bank or broker or a copy of your account statement.

All attendees will need to present valid photo identification for admission to the meeting.

The approximate date of the mailing of this proxy statement, proxy card, and ATI’s 2016 Annual Report is March 30, 2017. For further information about ATI, please visit our website at www.atimetals.com.

On behalf of the Board of Directors:

ELLIOT S. DAVIS

Corporate Secretary

March 30, 2017

Via the internet Visit the website listed on our proxy card
By mail Sign, date and return your proxy card in the enclosed envelope
By telephone Call the telephone number on your proxy card
In person Attend the Annual Meeting in person

Important notice regarding the availability of proxy materials for the ATI annual meeting of stockholders to be held on Thursday, May 11, 2017.

The proxy statement, proxy card and 2016 annual report of Allegheny Technologies Incorporated are available for review at: www.envisionreports. com/ATI

2 \    ATI 2017 Proxy Statement

ATI 2017 Proxy Statement    / 3

Proxy Statement Summary

Annual meeting of stockholders

This summary highlights

information that is

contained elsewhere in

this Proxy Statement.

You should carefully read

this Proxy Statement in

its entirety before voting,

as this summary does

not contain all of the

information that you should

consider.

Meeting date:	Thursday, May 11, 2017
Time:	11:00 a.m. Central Time
Place:	Hilton Milwaukee City Center 509 W. Wisconsin Avenue Milwaukee, WI 53203
Record date and Voting:

March 15, 2017

ATI stockholders as of the record date are entitled to vote on the matters presented at the meeting. Each share of common stock of the Company is entitled to one vote for each director nominee and one vote on each other matter presented.

Agenda for annual meeting and voting

Proposal	Board’s recommendation	Page reference

1. Election of three directors	FOR	9

2. Approval of the Allegheny Technologies Incorporated 2017 Incentive Plan	FOR	32

3. Advisory vote regarding the frequency of advisory vote on executive compensation	FOR	41

4. Advisory vote to approve the compensation of our named executive officers	FOR	42

5. Ratification of the selection of Ernst & Young LLP as our independent auditors for 2017	FOR	82

Director nominees – Class III – Term to expire in 2020

Name	Director Since	Experience and Qualifications	Board Committees
James C. Diggs	2001	• Industry • Finance • Legal	• Audit • Finance (Chair) • Nominating and Governance
J. Brett Harvey	2007	• Leadership • Industry • Technical • Finance	• Nominating and Governance • Personnel and Compensation
David J. Morehouse	2015	• Leadership • Technical • Communications • Finance	• Audit • Technology

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PROXY STATEMENT SUMMARY | HIGHLIGHTS

Corporate Governance Highlights

Our commitment to good corporate governance is illustrated by the following practices:

•	Board independence (10 out of 11 directors are independent)

•	Board diversity (female and minority directors comprise over 35% of our Board)

•	Majority voting/director resignation policy for uncontested elections

•	Our adoption, in 2016, of Proxy Access and limits on future severance arrangements

•	Robust stock ownership guidelines for directors and executive management

•	Greater than 99% director attendance at Board and Board Committee meetings in 2016
•	100% independent Audit, Personnel & Compensation, Finance and Nominating & Governance Committees

•	Lead Independent Director with strong and clear responsibilities

•	Independent directors regularly meet in executive sessions without management present

•	Succession planning for our Board and executive leadership

•	Board risk oversight

•	Strong corporate governance guidelines and policies

Stockholder Engagement

We value the input we receive from our stockholders. As part of our investor relations program, we regularly communicate with our investors and actively engage with them throughout the year. We solicit their feedback on corporate governance topics and ATI’s executive compensation program.

Our goal is to be responsive to our stockholders and to ensure that we understand and address our stockholders’ concerns and observations. As a result of our stockholder engagement, we have made significant changes to our corporate governance practices and executive compensation program during the past two years.

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PROXY STATEMENT SUMMARY | HIGHLIGHTS

OUR EXECUTIVE COMPENSATION PROGRAM—STRENGTHENING PAY FOR PERFORMANCE

As an outgrowth to the company’s transformation and significant strategic investments over the past several years, and as result of prior say on pay votes, we overhauled our executive compensation program and took a “clean sheet” approach to its redesign in 2016. ATI conducted stockholder outreach and engaged external compensation consultants and advisors to provide research and review peer company practices and the practices of other manufacturing companies. We also considered the business challenges, goals, and motivation and retention issues that we face. As a result of this extensive process, we developed a new executive compensation program that is more aligned with stockholders’ interests, easier to understand, retentive, and focused on ATI’s business objectives.

Redesigned our short-term incentive program (annual cash performance-based incentives)	Redesigned our long-term incentive program (3-year equity performance-based incentives)	Simplified our Executive Compensation Program	Decreased our Long-term Incentive Awards to Reflect Targets at or Below Competitive and Market-Based Levels

These changes became effective for awards beginning in 2016, and our 2017 compensation program is consistent with the new design. Please read the “Executive Compensation” section in this Proxy Statement to learn more.

Business Overview

ATI is a global manufacturer of technically advanced specialty materials and complex components. Over 50% of our sales are to the aerospace and defense market, particularly jet engines, and we have a strong presence in the oil and gas, electrical energy, medical, automotive and other industrial markets. We are a market leader in manufacturing differentiated specialty alloys and forgings that require our unique manufacturing and precision machining capabilities and our innovative new product development competence. We produce nickel-based alloys and superalloys, titanium and titanium-based alloys, specialty alloys, stainless steels, and zirconium and other related alloys in many mill product forms. We operate in two segments, our High Performance Materials and Components, or “HPMC,” segment and our Flat Rolled Products, or “FRP” segment, and our capabilities range from alloy development, to melting and hot-working, through highly-engineered finished components. We are also a leader in producing nickel-based alloy and titanium-based alloy powders for use in next-generation jet engine forgings and 3D-printed products.

The full year 2016 has been a period of transition for ATI as we made hard decisions and took important restructuring actions across both of our business segments to improve our cost structure and lay the groundwork for future long-term profitable growth. Net loss attributable to ATI was $641 million for the year, including $544 million (after tax) of restructuring and other non-recurring charges, and income tax valuation charges. However, business segment operating profit, which excludes these restructuring charges, was $6 million in 2016, a $91 million improvement over 2015, with stronger operating performance in our HPMC segment and a smaller operating loss in our FRP segment, particularly in the second half of 2016. While sales in 2016 decreased 16% to $3.1 billion, our cost of sales decreased 19%, compared to 2015, resulting in a 170% increase in gross profit margin, to $162.5 million, primarily as a result of our restructuring actions. Sales to our largest end market, aerospace and defense, increased more than 5% compared to 2015, and we succeeded in increasing sales to that market to over 50% of sales. Our next-generation, differentiated jet engine product mix continued to grow, and our airframe titanium product shipments remained strong. Our FRP segment made progress toward achieving sustainable profitability, primarily as a result of our cost reduction and restructuring actions.

The actions that we took in 2016 are the result of a disciplined management review process, taking into account current and expected future market conditions. This disciplined process is a key part of our commitment to make the tough decisions that are required to strengthen and enhance ATI’s ability to deliver sustainable, profitable growth and create value for our customers and our stockholders over the long term. For a more detailed analysis of our 2016 performance, see Compensation Discussion and Analysis—Executive Summary, or read our 2016 Annual Report included with this Proxy Statement.

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PROXY STATEMENT SUMMARY | PAY FOR PERFORMANCE

Our Compensation Philosophy—Pay for Performance

The overriding principle in designing ATI’s executive compensation program is to drive our long-term strategic vision, and to ensure that the program is aligned with our pay-for-performance philosophy. Our program is designed to compensate executive management based on our performance, create long-term stockholder value and attract and retain key employees. Paying for performance is a key attribute of ATI’s compensation philosophy. As such, a significant portion of the compensation of each named executive officer (“NEO”) is subject to the achievement of rigorous performance goals and, therefore, is “at risk.”

For both 2015 and 2016, our Personnel and Compensation Committee determined that our CEO should forfeit his earned annual cash incentive due to overall Company financial performance. The following shows target and realizable pay to the CEO over the past three-years in terms of total compensation, annual cash incentive, and long-term incentives. Realizable pay is well below targeted amounts.

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PROXY STATEMENT SUMMARY | TOTAL REALIZED COMPENSATION

Total Realized Compensation

The Personnel and Compensation Committee of our Board views the amounts in the Summary Compensation Table as the target compensation opportunity for each NEO under our executive compensation program. When making determinations and awards under our incentive plans, the Committee looks to the actual dollar value of awards to be delivered to the NEOs in any given year, as illustrated by the Total Realized Compensation figures below.

Named Executive Officer	2016 Target Compensation	2016 Total Realized Compensation	% of Target Realized
Harshman	$4,992,600	$2,575,179	51.6%
DeCourcy	$1,632,000	$1,082,848	66.3%
Kramer	$1,402,500	$1,125,682	80.3%
Sims	$1,734,000	$1,429,344	82.4%
Wetherbee	$1,716,000	$721,309	42.0%

Total Realized Compensation is calculated as follows:

Total Compensation as determined by SEC rules in the “Total” column of the Summary Compensation Table	-	the aggregate grant date fair value of equity awards (as reflected in the Stock Awards column of the 2016 Summary Compensation Table)	-

the year-over-year change in pension value and non-qualified deferred compensation (as reflected in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the 2016 Summary Compensation Table)

				+	the value realized in 2016 from shares earned under the 2014-2016 TSR and LTSV award programs (as reflected in the Options Exercised and Stock Vested Table; no shares vested under the 2014-2016 PSRP)

The following comparison of target compensation to realized compensation for our NEO’s demonstrates our 2016 reduction in target compensation levels to better align with market median in connection with the redesign of our executive compensation program, as well as our ongoing commitment to compensating our leadership based on the Company’s performance and placing a significant proportion of senior executive compensation “at risk”:

Named Executive Officer	2014 Target	2015 Target	2016 Target	2016 Realized
Harshman	$6,150,000	$6,519,000	$4,992,600	$2,575,179
DeCourcy	$2,021,000	$2,256,000	$1,632,000	$1,082,848
Kramer	$1,880,000	$1,997,500	$1,402,500	$1,125,682
Sims	$2,326,500	$2,397,000	$1,734,000	$1,429,344
Wetherbee	N/A	$2,115,000	$1,716,000	$721,309

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Item 1 – Election of Directors

The Board of Directors has nominated three directors for election. James C. Diggs, J. Brett Harvey and David J. Morehouse are standing for election to the Board as Class III directors for three-year terms expiring in 2020. Louis J. Thomas, who has served as a Class III director since 2004, will retire from the Board at the conclusion of his current term and therefore will not stand for reelection.

Plurality Voting: Directors are elected by a plurality of the votes cast. This means that the three individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person, electronically, telephonically or by proxy) will be elected.

Director Resignation Policy: While directors are elected by a plurality of the votes cast, our Bylaws include a director resignation policy. This policy states that in an uncontested election, if any director nominee receives a greater number of votes “WITHHELD” from his or her election, as compared to votes “FOR” such election, the director nominee must tender his or her resignation. The Nominating and Governance Committee of the Board is required to make recommendations to the Board of Directors regarding any such tendered resignation. The Board of Directors will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale.

Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director nominee; abstentions are not counted for purposes of the election of directors. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. For a “WITHHOLD” vote, your shares will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote against that director nominee for purposes of our director resignation policy.

If a nominee becomes unable to serve, the proxies will vote for a Board-designated substitute or the Board may reduce the number of directors. The Company has no reason to believe that any of the nominees for election will be unable to serve.

Director Terms

The directors currently are divided into three classes, and the directors in each class generally serve for three-year terms unless unable to serve due to death, retirement or disability. The term of one class of directors currently expires each year at the annual meeting of stockholders. The Board may fill a vacancy by electing a new director to the same class as the director being replaced or by effectively reassigning a director from another class. The Board may also create a new director position in any class and elect a director to hold the newly created position. It is expected that new directors elected by the Board will stand for election by the stockholders at the next annual meeting.

Our Director Nomination Process

The Board is responsible for recommending director nominees to the stockholders and for selecting directors to fill vacancies between stockholder meetings. The Nominating and Governance Committee recommends candidates to the Board.

The Committee considers director candidates suggested by members of the Committee, other directors, senior management and stockholders. For information on how to submit a candidate for consideration, please see “2018 Annual Meeting and Stockholder Proposals.”

ATI 2017 Proxy Statement    / 9

ITEM 1 – ELECTION OF DIRECTORS | OUR DIRECTOR NOMINATION PROCESS

Preliminary interviews of director candidates may be conducted by the Chair of the Nominating and Governance Committee or, at her request, any other member of the Committee or the Chairman of the Board. Background material pertaining to director candidates is distributed to the Committee for review. The Chair of the Committee and other Committee members, directors and key members of our senior management interview director candidates who merit further consideration. The Nominating and Governance Committee considers the results of these interviews in its deliberations.

Director Criteria For Nominees Director candidates are generally selected on the basis of the following criteria:
• their business or professional experience; • recognized achievement in their respective fields; • integrity and judgment; • ability to devote sufficient time to the affairs of the Company;

•   the diversity of their backgrounds;

•   ability to represent the interests of all stockholders;

•   the skills and experience that their membership adds to the overall competencies of the Board; and

•    the current needs of the Company.

Board Diversity is one of many criteria considered by the Board when evaluating candidates, though the Board does not have a formal policy regarding diversity. A key factor in determining director nominees is building a cognitively diverse board representing a wide breadth of experience and perspectives.

Mandatory Retirement Policy. Our Corporate Governance Guidelines include a mandatory retirement requirement that applies to our directors. Under this policy, ATI directors retire from the Board at the end of the term of office that follows their 72nd birthday. If a director will reach his or her 72nd birthday during the director’s subsequent term, the Nominating and Governance Committee should take this fact into account in determining whether to recommend the nomination of the director. New directors added to the Board or to fill vacancies are expected to stand for re-election at the next annual meeting of stockholders.

ATI has been recognized for five consecutive years for having over 20% of the Board comprised of women. Board Tenure Diversity is another important criteria, ensuring that we have a balanced mix of directors with deep knowledge of ATI and those with fresh perspectives. Experience and background 6 Current or Former CEOs 9 Industry Experience 4 Women/Minority 4 Finance Expertise Board Tenure 3 Directors 1 – 4 Years 3 Directors 5 – 9 Years 5 Directors 10+ Years

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ITEM 1 – ELECTION OF DIRECTORS | OUR DIRECTOR NOMINATION PROCESS

The board of directors recommends that you vote FOR the election of the director nominees.

In evaluating the needs of the Board, the Nominating and Governance Committee considers the qualifications of sitting directors and consults with other members of the Board (including as part of the Board’s annual self-evaluation), the Chairman, President and Chief Executive Officer, and other members of executive management. At a minimum, all recommended candidates must exemplify the highest standards of personal and professional integrity, meet any required independence standards, and be willing and able to constructively participate in and contribute to Board and committee meetings. Additionally, the Committee conducts individual reviews of current directors whose terms are nearing expiration, but who may be proposed for re-election, in light of the considerations described above and their past contributions to the Board.

Director Skills Summary

Director Name	CEO Experience	Industry/ Manufacturing Knowledge	Operations/ Production	Financial Expertise	Technical or Legal	Labor/ Human Resources	Marketing/ Communications	Government/ Environmental	International or Mergers & Acquisitions
Carolyn Corvi		∎	∎	∎	∎				∎
Diane C. Creel	∎	∎		∎	∎	∎	∎	∎	∎
James C. Diggs		∎		∎	∎	∎		∎	∎
Richard J. Harshman	∎	∎	∎	∎		∎	∎	∎	∎
J. Brett Harvey	∎	∎	∎	∎	∎	∎	∎	∎	∎
Barbara S. Jeremiah		∎			∎		∎		∎
David J. Morehouse	∎		∎	∎		∎	∎	∎
John R. Pipski		∎		∎					∎
James E. Rohr	∎			∎			∎		∎
Louis J. Thomas		∎	∎		∎	∎
John D. Turner	∎	∎	∎	∎	∎	∎	∎	∎	∎

Our 2017 Director Nominees and Continuing Directors

Our Board of Directors determined that each of the three director nominees qualifies for election under the criteria for evaluation of directors. The Board determined that Messrs. Diggs, Harvey and Morehouse qualify as independent directors under applicable rules and regulations and our categorical Board independence standards.

All of our directors bring to our Board a wealth of leadership experience derived from their service in executive and managerial roles, as well as extensive board experience. Background information about the nominees and the continuing directors, including their business experience and directorships held during the past five years, and certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole, are described in the following pages.

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ITEM 1 – ELECTION OF DIRECTORS | 2017 DIRECTOR NOMINEES

Nominees – Class III – Term to Expire at the 2020 Annual Meeting

James C. Diggs

Director since 2001 Age 68

Prior to his retirement in 2010, Mr. Diggs was Senior Vice President and General Counsel of PPG Industries, Inc., a producer of coatings, glass and chemicals, since 1997. He held the position of Secretary from 2004 to 2009.

Mr. Diggs is Chair of the Finance Committee and also serves on the Audit Committee and the Nominating and Governance Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Mr. Diggs’s qualifications include his experience with industry and legal matters, his senior leadership at a global public company, and his experience with domestic and international operations.

CURRENT DIRECTORSHIPS:

•    Brandywine Realty Trust

J. Brett Harvey

Director since 2007 Age 66

Mr. Harvey is Chairman Emeritus of CONSOL Energy Inc., a leading diversified energy company in the United States. He previously served as Chairman of CONSOL from 2010 until his retirement in May 2016 and was Executive Chairman from May 2014 to January 2015. Mr. Harvey was Chief Executive Officer of CONSOL Energy Inc. from 1998 until May 2014. He also served as President from 1998 until 2011. Mr. Harvey was Chairman of CNX Gas Corporation, a subsidiary of CONSOL Energy, Inc., from 2009 to 2014 and was a Director of CNX from 2005 to 2014.

Mr. Harvey currently serves on the Nominating and Governance Committee and the Personnel and Compensation Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Mr. Harvey’s qualifications include his significant oversight experience from serving as chief executive officer of public companies, his industry experience in the oil and gas market (a large end market for ATI), and his operational expertise.

	CURRENT DIRECTORSHIPS: • Barrick Gold Corporation	PAST DIRECTORSHIPS: • CONSOL Energy Inc. (Chairman from 2010 to 2016) and CNX Gas Corporation (Chairman from 2009 to 2010)

David J. Morehouse

New Director in 2015 Age 56

Mr. Morehouse is Chief Executive Officer and President of Pittsburgh Penguins LLC, which owns and operates the Pittsburgh Penguins National Hockey League team. He was named President of the Pittsburgh Penguins in 2007 and has also served as Chief Executive Officer since 2010. He joined the Pittsburgh Penguins in 2004 as a consultant for special projects, including the team’s new arena.

Mr. Morehouse is a member of the Audit Committee and the Technology Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Mr. Morehouse’s qualifications include his leadership, strategic planning and development, operations, branding and marketing, and government experience.

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ITEM 1 – ELECTION OF DIRECTORS | CONTINUING DIRECTORS

Continuing Directors – Class I – Term to Expire at the 2018 Annual Meeting

Diane C. Creel

Director since 1996 Age 68 Lead Independent Director

Prior to her retirement in 2008, Ms. Creel served as Chairman, Chief Executive Officer and President of Ecovation, Inc., a subsidiary of Ecolab Inc. and a waste stream technology company using patented technologies, beginning in 2003. Ecovation, Inc. became a subsidiary of Ecolab Inc. in 2008. Previously, Ms. Creel served as Chief Executive Officer and President of Earth Tech, an international consulting engineering firm, from 1992 to 2003.

Ms. Creel has served as Lead Independent Director since the position was established in 2011. Ms. Creel is Chair of the Nominating and Governance Committee and a member of the Personnel and Compensation Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Ms. Creel’s qualifications include her experience as a chief executive officer of various companies and her entrepreneurial, management and technical experience.

	CURRENT DIRECTORSHIPS: • Timken Steel Corporation and Enpro Industries, Inc.	PAST DIRECTORSHIPS: • URS Corporation and Goodrich Corporation

John R. Pipski

Director since 2011 Age 69 Audit Committee Financial Expert

Mr. Pipski was a tax partner of Ernst & Young LLP, a public accounting firm, until his retirement in 2001. Thereafter, he provided business advisory and financial and tax accounting services through his own firm until 2013.

Mr. Pipski is Chair of the Audit Committee and a member of the Finance Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Mr. Pipski’s qualifications include his expertise in financial and tax accounting for public companies, including those in the metals and mining industries, and his general business experience.

PAST DIRECTORSHIPS:

•    CNX Gas Corporation (Chairman of its Audit Committee)

James E. Rohr

Director since 1996 Age 68

Mr. Rohr served as Executive Chairman of The PNC Financial Services Group, Inc., a diversified financial services organization, from May 2013 until his retirement in April 2014. Previously, he was Chairman from 2001 until April 2013 and Chief Executive Officer from 2000 until April 2013. He served as President of The PNC Financial Services Group from 1990 to 2002.

Mr. Rohr is Chair of the Personnel and Compensation Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Mr. Rohr’s qualifications include his significant leadership and management experience from his years of serving as a chief executive officer of a large, publicly traded company and his expertise in capital markets and financial matters.

	CURRENT DIRECTORSHIPS: • EQT Corporation, Marathon Petroleum Corporation and General Electric Company	PAST DIRECTORSHIPS: • The PNC Financial Services Group, Inc., and BlackRock Inc.

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ITEM 1 – ELECTION OF DIRECTORS | CONTINUING DIRECTORS

Continuing Directors – Class II – Term to Expire at the 2019 Annual Meeting

Richard J. Harshman

Director since 2011 Age 60

Mr. Harshman became Chairman, President and Chief Executive Officer in May 2011. He was President and Chief Operating Officer from 2010 until May 2011. Prior to that, he served as Executive Vice President, Finance and Chief Financial Officer from 2003 to 2010. Mr. Harshman joined the Company in 1978 and served in several financial management roles for the Company.

SKILLS AND QUALIFICATIONS:

The Board believes that Mr. Harshman’s qualifications include his experience in senior leadership positions, his intimate knowledge of the industry and ATI’s business given his tenure with the Company, and his financial expertise. Furthermore, the Board believes that Mr. Harshman’s current position as Chairman, President and Chief Executive Officer provides a unified vision for ATI.

CURRENT DIRECTORSHIPS:

•    Ameren Corporation

Carolyn Corvi

Director since 2012 Age 65

Upon her retirement in 2008, Ms. Corvi concluded a 34-year career with The Boeing Company, a diversified aerospace company, where she most recently served as Vice President, General Manager of Airplane Programs, Boeing Commercial Airplanes, a position she held from 2005 until her retirement.

Ms. Corvi is a member of the Finance Committee, the Personnel and Compensation Committee, and the Technology Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Ms. Corvi’s qualifications include her extensive experience in the aerospace industry (ATI’s largest end market) and her knowledge of and experience in manufacturing.

	CURRENT DIRECTORSHIPS: • Hyster-Yale Materials Handling, Inc. and United Continental Holdings, Inc.	PAST DIRECTORSHIPS: • Goodrich Corporation and Continental Airlines, Inc.

Barbara S. Jeremiah

Director since 2008 Age 65

Prior to her retirement in 2009, Ms. Jeremiah served as Executive Vice President of Alcoa, Inc., a leading aluminum producer, from 2002 until 2008, when she also assumed the position of Chairman’s Counsel.

Ms. Jeremiah currently serves on the Finance Committee and the Technology Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Ms. Jeremiah’s qualifications include her strong background in the metals industry and significant strategic development and international experience.

	CURRENT DIRECTORSHIPS: • Russel Metals, Inc. • Aggreko plc	PAST DIRECTORSHIPS: • Boart Longyear Limited (Chair from 2013 to 2015), EQT Corporation and First Niagara Financial Group, Inc.

14 \    ATI 2017 Proxy Statement

ITEM 1 – ELECTION OF DIRECTORS | CONTINUING DIRECTORS

John D. Turner

Director since 2004 Age 71

Mr. Turner served as Chairman and Chief Executive Officer of Copperweld Corporation, a manufacturer of tubular and bimetallic wire products, from 2001 until his retirement in 2003.

Mr. Turner serves as the Chair of the Technology Committee and is a member of the Finance Committee and the Nominating and Governance Committee.

SKILLS AND QUALIFICATIONS:

The Board believes that Mr. Turner’s qualifications include his experience in executive oversight and senior leadership positions, background in the manufacturing sector, and familiarity with industrial and technical matters.

CURRENT DIRECTORSHIPS:

•    Matthews International Corporation (Chairman since 2010)

ATI 2017 Proxy Statement    / 15

Our Corporate Governance

We at ATI are committed to a strong self-governance program. Our corporate governance practices are designed to maintain high standards of oversight, compliance, integrity and ethics, while promoting growth in long-term stockholder value. The role of our Board of Directors is to ensure that ATI is managed for the long-term benefit of our stockholders and other stakeholders.

Each year we review our corporate governance and compensation policies and practices and engage with our stockholders. We compare our policies and practices to best practice models suggested by governance authorities, stockholders, or as demonstrated by other public companies. In this way, we affirm our commitment to RELENTLESS INNOVATION™ by continually evolving our programs to benefit all of our stakeholders.

Our Commitment to Integrity

ATI is committed to conducting its business in an honest, ethical and lawful manner. Our employees strive to satisfy the spirit and intent, as well as the technical requirements, of the contracts we enter into and the laws, regulations and rules that govern us.

We are committed to protecting the health and safety of our employees, the environment, and our communities. We support sustainable development and work to constantly improve our operations to the benefit of our stockholders, employees, customers and local communities.

We are committed to providing a workplace where employees are treated with dignity and respect, free of discrimination, and where all employees can fulfill their potential based on merit and ability.

We value our reputation. We pledge to promptly address issues in a lawful and proper manner. We strive to create value for our stakeholders while continually improving our performance as a good corporate citizen.

We are also committed to providing information in our financial reporting that is accurate, complete, objective, relevant, timely and transparent, and we have a robust system of internal controls.

We take these commitments seriously. Our management and Board of Directors have instilled a culture, throughout our organization, that supports and honors these commitments. We expect that the actions of our employees, officers and directors comply with these principles and all polices undertaken to further these objectives.

Corporate Governance Information on our Website

The following governance documents are available on our website, www.atimetals.com, at “About ATI—Corporate Governance”:

•   Corporate Governance Guidelines

•   Corporate Guidelines for Business Conduct and Ethics (including Financial Code of Ethics)

•   Board Committee Charters

•   Certificate of Incorporation and Bylaws

Paper copies can be obtained by writing to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222-5479.

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OUR CORPORATE GOVERNANCE | ATI CORPORATE GOVERNANCE AT A GLANCE

ATI Corporate Governance at a Glance

Presented below are some highlights of the ATI corporate governance program. You can find details about these and other corporate governance policies and practices within this Proxy Statement.

Board Independence	• 10 of our 11 directors are independent. • Our CEO is the only management director.
Board Composition

•   Currently the Board has fixed the number of directors at 11. In connection with the retirement of Lou Thomas, the size of the Board will be reduced to 10 directors.

•   We regularly assess our Board performance and can adjust the number of directors according to our needs.

•   As shown under Item 1 – Election of Directors, our Board has a diverse mix of skills, experience and background.

Accountability to Stockholders

•   Engagement with Stockholders: We actively reach out to our stockholders through our engagement program and communicate with them on important compensation and governance issues. Also, stockholders can contact our Board, lead director or management by email or regular mail.

•   Proxy Access. In 2016, we implemented proxy access, allowing a stockholder or group of up to 20 stockholders owning an aggregate of 3% or more of our outstanding common stock for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors then in office or two nominees, whichever is greater, provided the stockholders and nominees otherwise satisfy the requirements of our Bylaws.

•   Majority Voting/Director Resignation Policy. Our director resignation policy provides that any nominee for director in an uncontested election who receives a greater number of votes “withheld” than votes “for” such nominee’s election shall promptly tender his or her resignation to the Board for the Board’s consideration.

Independent Board Committees

•   We have five Board committees – Audit, Finance, Nominating and Governance, Personnel and Compensation, and Technology.

•   All of the Board committees are composed entirely of independent directors, and each has a written charter that is reviewed and reassessed annually and is posted on our website.

Strong Lead Independent Director

•   Diane C. Creel serves as the Lead Independent Director. We encourage open communication and strong working relationships among the lead director, chairman and other directors.

•   Independent directors meet in regularly scheduled executive sessions, led by the Lead Independent Director, without the presence of management.

•   Stockholders can communicate with the independent directors through the Lead Independent Director.

Risk Oversight

•   Our full Board is responsible for risk oversight, and has designated committees to have particular oversight of certain key risks. Our Board oversees management as it fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

Succession Planning

•   The Board actively monitors our management succession plans and receives regular updates on employee engagement, diversity and retention matters. At least annually, the Board reviews senior management succession and development plans.

•   The Board is in the early stages of reevaluating Board succession and the processes by which additional directors with strong and diverse experience can be attracted and selected for future Board seats.

Board/ Committee Self-evaluation	• We have an annual self-evaluation process for the Board. • We have an annual self-evaluation process for each standing Committee of the Board.
Director and NEO Stock Ownership

•   Each director is required to own at least 10,000 shares of our common stock.

•   Executives are required to own ATI common stock with a value equivalent to:

•   CEO: 6 times base salary;

•   Executive Vice Presidents and the Chief Financial Officer: 3 times base salary; and

•   Senior Vice Presidents: 2 times base salary.

Ethics/Corporate Responsibility

•   Our Corporate Guidelines for Business Conduct and Ethics, as well as the Company’s attention to environmental, social and governance issues, are disclosed on our website.

•   The Company has an active ethics and compliance program, which includes regular employee training.

ATI 2017 Proxy Statement    / 17

OUR CORPORATE GOVERNANCE | CORPORATE GOVERNANCE GUIDELINES

Corporate Governance Guidelines

ATI’s Board of Directors has adopted Corporate Governance Guidelines, which are designed to assist the Board in the exercise of its duties and responsibilities to the Company. The Guidelines reflect the Board’s commitment to monitor the effectiveness of decision making at the Board and management levels, with a view to achieving ATI’s strategic objectives. The Guidelines are subject to modification by the Board at any time.

Corporate Guidelines for Business Conduct and Ethics

Our Corporate Guidelines for Business Conduct and Ethics applies to all directors, officers and employees, including our principal executive officer, our principal financial officer, and our controller and principal accounting officer. We require all directors, officers and employees to adhere to our Code of Ethics in addressing legal and ethical issues encountered in their work.

Our Code of Ethics requires that our directors, officers and employees avoid conflicts of interest, comply with applicable laws, conduct business in an honest and ethical manner, and otherwise act with integrity and honesty in all of their actions by or on behalf of the Company. It includes a financial code of ethics specifically for our Chief Executive Officer, our Chief Financial Officer, and all other financial officers and employees, which supplements the general principles in the Code of Ethics and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws, as well as other matters.

Only the Audit Committee of the Board can amend or grant waivers from the provisions of the Code of Ethics relating to the Company’s executive officers and directors, and any such amendments or waivers will be promptly posted on our website at www.atimetals.com. To date, no such amendments have been made or waivers granted.

MANDATORY EMPLOYEE TRAINING

All employees are provided with a copy of the Code of Ethics. Each year, we require all officers and managers to certify as to their understanding of and compliance with the Code of Ethics. In addition, all directors, officers and other employees must annually complete an interactive online ethics course addressing the Code of Ethics. This course is part of ATI’s broader ethics and compliance program, which includes online ethics training that is administered by a third party. In 2016, ATI’s online ethics courses addressed the prevention of workplace violence, protection of confidential information, careful use of social media, protection of product quality and workplace respect.

We encourage employees to communicate concerns before they become problems. We believe that building and maintaining trust, respect and communications between employees and management and between fellow employees is critical to the overriding goal of efficiently producing high quality products, providing the maximum level of customer satisfaction, and ultimately fueling profitability and growth.

The ATI Ethics Helpline provides confidential, secure, and anonymous reporting available 24 hours a day. Additionally, our Chief Compliance Officer and ethics officers at our operating companies also provide confidential resources for employees to surface their concerns without fear of reprisal.

Corporate Responsibility

At ATI, we recognize the importance of being a good corporate citizen. We encourage integrity from the boardroom to the work floor, and continually review and refine our efforts to enrich our communities, improve employee health and safety, and lessen our environmental impact. Building the World’s Best Specialty Materials & Components CompanyTM requires nothing less than the highest standards of ethical business conduct and corporate responsibility.

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OUR CORPORATE GOVERNANCE | INVESTOR OUTREACH AND STOCKHOLDER ENGAGEMENT

Investor Outreach and Stockholder Engagement

We value the input we receive from our stockholders. As part of our investor relations program, we engage in a structured and regular communication program with our investors, actively engaging with them throughout the year. We solicit their feedback on corporate governance topics and ATI’s executive compensation program. Our goal is to be responsive to our stockholders and to ensure that we understand and address our stockholders’ concerns and observations. As a result of stockholder engagement, we have made significant changes to our corporate governance practices and executive compensation program in recent years.

STOCKHOLDER ENGAGEMENT CYCLE

Our stockholder engagement usually begins following the Annual Meeting, when the Board considers the feedback received during the solicitation of proxies for the Annual Meeting. Management and the Board discuss topics of focus in the months that follow, which has included governance trends, regulatory developments, and our own policies and practices. During the fall, the Committee considers potential corporate governance or executive compensation changes in the context of further discussions with and feedback from stockholders. In the spring, we publish our annual communications to stockholders (our annual report and proxy statement) and solicit feedback from our investors about the significant topics to be addressed at our Annual Meeting. Following the Annual Meeting, the Board discusses vote outcomes and recommends follow-up actions. Throughout the year, management conducts regular meetings and discussions with investors.

SPRING We publish our annual communications to stockholders (our annual report and proxy statement) and solicit feedback from our investors about the significant topics to be addressed at our Annual Meeting. SUMMER Following the Annual Meeting, the Board discusses vote outcomes and recommends follow-up actions. Management and the Board discuss topics of focus and review governance trends, regulatory developments, and our own policies and practices. WINTER The Board reviews feedback and uses it to improve our proxy disclosure and make any changes to our governance practices, stockholder outreach and executive compensation programs for the upcoming year. FALL We consider potential corporate governance or executive compensation changes based on further discussions with and feedback from stockholders.

ATI 2017 Proxy Statement    / 19

OUR CORPORATE GOVERNANCE | BOARD INFORMATION

Board Information

BOARD COMPOSITION

The Board of Directors determines the number of directors. The Board currently consists of eleven members:

Richard J. Harshman (Chairman, President and CEO)	Diane C. Creel	Barbara S. Jeremiah	James E. Rohr
	James C. Diggs	David J. Morehouse	Louis J. Thomas
Carolyn Corvi	J. Brett Harvey	John R. Pipski	John D. Turner

Louis J. Thomas, who has served as a Class III director since 2004, will retire from the Board at the conclusion of his current term in May 2017, in connection with which the size of the Board will be reduced to ten members.

BOARD INDEPENDENCE

The Board does not consider Richard J. Harshman, Chairman, President and Chief Executive Officer of ATI, to be independent. The Board, at its February 23, 2017 meeting, determined that the remaining ten current directors are independent in accordance with the NYSE listing standards, our own Board Independence Standards and the rules of the Securities and Exchange Commission (“SEC”).

In determining that these directors have no relationships with ATI other than as directors and stockholders of the Company, the Board examined certain business affiliations of Mr. Rohr and Mr. Morehouse.

James E. Rohr currently serves on the board of directors of General Electric Company (“General Electric”). During 2016, the Company supplied General Electric with nickel-based superalloys and jet engine disc-quality mill products under an ongoing commercial relationship between the Company and General Electric. The amounts paid to the Company by General Electric in 2016 represent a de minimis portion of the revenues of General Electric, and the compensation received by Mr. Rohr from General Electric for his service as a director is not affected by the ongoing commercial relationship between the Company and General Electric. The Board has determined that the transactions between the Company and General Electric:

•	are commercial transactions carried out at arm’s length in the ordinary course of business;

•	are not material to General Electric or Mr. Rohr;

•	do not and would not potentially influence Mr. Rohr’s objectivity as a member of the Company’s Board in a manner that would have a meaningful impact on his ability to satisfy requisite fiduciary standards on behalf of the Company and its stockholders; and

•	do not preclude a determination that the relationship of Mr. Rohr with General Electric as a member of its board of directors is immaterial.

The Board determined that Mr. Rohr is an independent director under the existing guidelines of the New York Stock Exchange (“NYSE”) and the Company’s categorical Board independence standards.

David J. Morehouse is the Chief Executive Officer and President of Pittsburgh Penguins LLC, which owns and operates the Pittsburgh Penguins National Hockey League team, Pittsburgh Arena Operating LLC and other affiliated entities. ATI previously was a party to a sponsorship agreement with Pittsburgh Penguins LLC, under which it paid an annual fee to Pittsburgh Penguins LLC in exchange for sponsorship opportunities associated with the Pittsburgh Penguins National Hockey League franchise. The sponsorship agreement expired in June 2016. ATI remains a party to an arena executive suite license agreement that expires in June 2017 with an entity that is affiliated with Pittsburgh Arena Operating LLC, which ATI does not intend to renew. The annual fees paid by ATI under these agreements have represented a de minimis portion of each party’s revenues, and, therefore, all amounts were substantially less than the thresholds set in the NYSE’s listing standards which disqualify a director from being independent.

Mr. Morehouse’s compensation from Pittsburgh Penguins LLC and any related entities is not affected by the fees that the Company paid under the sponsorship agreement or the license agreement. The Board has determined that the transactions:

•	are commercial transactions carried out at arm’s length in the ordinary course of business;

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OUR CORPORATE GOVERNANCE | BOARD INFORMATION

•	are not material to Pittsburgh Penguins LLC, Pittsburgh Arena Operating LLC or Mr. Morehouse;

•	do not and would not potentially influence Mr. Morehouse’s objectivity as a member of our Board of Directors in a manner that would have a meaningful impact on his ability to satisfy requisite fiduciary standards on behalf of the Company and its stockholders; and

•	do not preclude a determination that the relationship of Mr. Morehouse’s with Pittsburgh Penguins LLC or any related entity as Chief Executive Officer and President of Pittsburgh Penguins LLC is immaterial.

The Board determined that Mr. Morehouse is qualified as an independent director under NYSE existing guidelines and the Company’s categorical Board independence standards.

BOARD LEADERSHIP STRUCTURE

The Board of Directors has the flexibility to determine whether it is in the best interests of ATI and its stockholders to separate or combine the roles of Chairman and Chief Executive Officer at any given time. Whenever a Chairman and/or Chief Executive Officer is appointed, or at such other times as it deems appropriate, the Board of Directors assesses whether the roles should be separated or combined based upon its evaluation of, among other things, the existing composition of the Board of Directors and the circumstances at the time. The Board has considered the roles and responsibilities of the Chairman and the Chief Executive Officer, and, while it retains the discretion to separate the roles in the future as it deems appropriate and acknowledges that there is no single best organizational model that is most effective in all circumstances, the Board currently believes that the Company and its stockholders are best served by having Mr. Harshman serve concurrently as Chairman and Chief Executive Officer.

Why a combined Chairman/CEO leadership structure is best for ATI and our stockholders

The Board of Directors believes that Mr. Harshman’s service in both capacities promotes unified leadership and direction for the Company and allows for a single, clear focus on the efficient implementation of ATI’s strategies to maximize stockholder value over the long-term. In addition, the Board of Directors believes that Mr. Harshman, serving in both capacities, has been an effective bridge between the Board and ATI’s management.

Lead Independent Director

Ms. Creel, one of our independent directors, was elected to serve as our Lead Independent Director. The Lead Independent Director is the principal liaison between the independent directors and the Chairman on Board-wide issues.

Responsibilities:

•   Authority to preside, in the absence of the Chairman, at meetings of the Board, including executive sessions of the independent directors;

•   Ability to call meetings of the independent directors when necessary and appropriate;

•   Communication with, and appropriately facilitating communication among, independent directors between meetings, when appropriate;

•   Advising the Chairman regarding schedules, agendas and the quantity, quality and timeliness of information for Board and Committee meetings;

•   Serving as a contact for stockholders wishing to communicate with the Board other than through the Chairman, when appropriate, and communicating with other external constituencies, as needed; and

•   Advising and consulting with the Chairman on matters related to corporate governance and Board performance and generally serving as a resource for, and counsel to, the Chairman.

ATI 2017 Proxy Statement    / 21

OUR CORPORATE GOVERNANCE | BOARD INFORMATION

The Board of Directors believes that this leadership structure is appropriate for ATI and in the best interests of our stockholders at this time. Through governance features such as the establishment of a Lead Independent Director position, the appointment of only independent directors to the standing committees of the Board of Directors, and regular use of executive sessions of the independent directors, the Board is able to maintain appropriate independent oversight of our business strategies and activities.

These governance features have been effective in promoting a full and free discussion and analysis at the Board level of issues important to the Company. At the same time, the Board of Directors is able to take advantage of the blend of leadership, experience and extensive knowledge of ATI, our industry and the markets in which we compete that Mr. Harshman brings to the combined roles of Chairman and Chief Executive Officer.

BOARD AND COMMITTEE MEMBERSHIP—DIRECTOR ATTENDANCE AT MEETINGS

During 2016, the Board of Directors held nine meetings, including one strategy retreat. In 2016, directors attended over 99% of all Board meetings and meetings of Board committees of which they were members.

The independent, non-management directors meet separately in regularly scheduled executive sessions without members of management (except to the extent that the non-management directors request the attendance of a member of management). The Lead Independent Director presides over meetings of the independent directors.

A Board meeting is typically scheduled in conjunction with our annual meeting of stockholders, and it is expected that our directors will attend absent good reason. In 2016, all directors attended our annual meeting of stockholders.

The table below provides information with respect to current Board committee memberships of the non-employee directors. The table also sets forth the number of meetings held by each Board committee in 2016.

Director(1)	Audit	Finance	Nominating and Governance	Personnel and Compensation	Technology
C. Corvi		∎		∎	∎
D. C. Creel(2)			Chair	∎
J. C. Diggs	∎	Chair	∎
J. B. Harvey			∎	∎
B. S. Jeremiah		∎			∎
D. J. Morehouse	∎				∎
J. R. Pipski	Chair	∎
J. E. Rohr				Chair
L. J. Thomas	∎				∎
J. D. Turner		∎	∎		Chair
Number of Meetings held in 2016	10	7	5	6	3

(1)	As Chairman, Mr. Harshman may attend each Committee meeting, except to the extent that a Committee requests to meet without Mr. Harshman present.

(2)	Ms. Creel serves as Lead Independent Director and presides over meetings of the independent directors, and may attend meetings of Committees of which she is not a member.

BOARD COMMITTEES

The Board of Directors has five standing committees: Audit Committee, Finance Committee, Nominating and Governance Committee, Personnel and Compensation Committee, and Technology Committee. All of the standing committees of the Board of Directors are comprised entirely of independent directors.

Each committee has a written charter that describes its responsibilities. Each of the Audit Committee, the Nominating and Governance Committee and the Personnel and Compensation Committee has the authority, as it deems appropriate, to independently engage outside legal, accounting or other advisors or consultants. In addition, each committee annually conducts a review and evaluation of its performance and reviews and reassesses its charter.

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OUR CORPORATE GOVERNANCE | BOARD INFORMATION

Board Committee	Role and Primary Responsibilities
Audit Committee

Chair:

John R. Pipski

Financial Expert*

Members:

James C. Diggs

David J. Morehouse

Louis J. Thomas

*  Mr. Pipski qualifies an “audit committee financial expert” under applicable SEC criteria and meets the NYSE standard of having accounting or related financial management expertise.

Assists the Board in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors, and the performance of the Company’s internal audit function and independent auditors.

•   Has authority and responsibility for the appointment, retention, compensation and oversight of ATI’s independent auditors, including pre-approval of all audit and non-audit services to be performed by the independent auditors. Both the independent auditors and the internal auditors have full access to the Committee and meet on a routine basis without management being present.

•   Responsible for review of the Company’s major financial risk exposures and mitigating actions and for reviewing, approving and ratifying any related party transaction.

Finance Committee

Chair: James C. Diggs Members: Carolyn Corvi Barbara S. Jeremiah John R. Pipski John D. Turner

Primarily responsible for making recommendations and providing guidance to the Board regarding major financial policies and actions of the Company.

•   Reviews and evaluates the Company’s debt and equity structure, dividends, authorized capital stock, and credit agreements.

•   Serves as named fiduciary of the employee benefit plans maintained by the Company, which includes (i) appointment, evaluation, and removal of employee benefit plan trustees and investment managers, (ii) establishment of funding methods and policies, (iii) review of funded status and investment policies and practices, and (iv) appointment of plan administrators.

Nominating and Governance Committee

Chair: Diane C. Creel Members: James C. Diggs J. Brett Harvey John D. Turner

Responsible for overseeing corporate governance matters. This includes,

•   Overseeing the annual evaluation of the Board and its committees.

•   Recommending to the Board individuals to be nominated as directors, including evaluation of new candidates as well as of current directors who are being considered for re-election.

•   Making recommendations to the Board concerning committee membership and Board composition.

•   Administering ATI’s director compensation program.

ATI 2017 Proxy Statement    / 23

OUR CORPORATE GOVERNANCE | BOARD INFORMATION

Board Committee	Role and Primary Responsibilities
Personnel and Compensation Committee

Chair:

James E. Rohr

Members:

Carolyn Corvi

Diane C. Creel

J. Brett Harvey

Each member of the Personnel and Compensation Committee is a “non-employee director” of the Company as defined under Rule 16b-3 of the Securities Exchange Act of 1934, and each member is also an “outside director” for the purposes of the corporate compensation provisions contained in Section 162(m) of the Internal Revenue Code.

Primarily responsible for establishing and annually reassessing the Company’s executive compensation program and executive compensation philosophy.

•   Reviews, with outside compensation and other advisors, the compensation policies and practices at peer companies.

•   Oversees CEO and other executive officer compensation.

•   Reviews and approves corporate goals and objectives relevant to CEO and other executive officer compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines and approves the CEO’s compensation level (either as a Committee or together with the other independent directors) based on this evaluation.

•   Reviews and approves non-CEO executive officer compensation and makes recommendations to the Board regarding incentive compensation plans and equity-based plans that require Board approval.

•   Reviews and approves recommendations from management within plan parameters regarding the compensation of other executives. The Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the Company’s executive officers.

•   Administers ATI’s incentive compensation plans.

•   Monitors and encourages the development of intellectual capital.

•   Reviews management succession planning and makes recommendations to the Board concerning executive management organization matters generally.

The Personnel and Compensation Committee has the sole authority to retain, approve fees and other terms for, and terminate any compensation consultant used to assist the committee in the evaluation of CEO or other executive compensation. The Committee also may obtain advice and assistance from internal or external legal, accounting or other advisors.

•   The Committee has retained an independent compensation consultant, Meridian Compensation Partners, LLC.

•   The Committee also utilizes external legal advisors and assesses the independence of its advisors.

Please see the “Executive Compensation — Compensation Discussion and Analysis” section of this Proxy Statement for more discussion about the Committee’s role in executive officer compensation.

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OUR CORPORATE GOVERNANCE | BOARD INFORMATION

Board Committee	Role and Primary Responsibilities
Technology Committee

Chair: John D. Turner Members: Carolyn Corvi Barbara S. Jeremiah David J. Morehouse Louis J. Thomas

Primarily responsible for reviewing changing technologies and evaluating how they affect ATI and its technical capabilities and competitive position.

•   Considers the impact of technologies on the well-being of the Company.

•   Assesses ATI’s technical capabilities in relation to corporate strategies and plans.

•   Makes recommendations to the Board concerning priorities, asset deployment, and other matters relating to the Company’s technical activities.

BOARD’S ROLE IN RISK OVERSIGHT

The Board, as a whole, actively oversees the risk management of the Company. Enterprise risks—the specific financial, operational, business and strategic risks that the Company faces, whether internal or external—are identified and prioritized by the Board and management together, and then each specific risk is assigned to the full Board or a Board committee for oversight.

Board/Committee Primary Areas of Risk Oversight

Full Board Strategic and business risks, such as those relating to our products, markets, and capital investments, are overseen by the entire Board.

•Strategic, financial, operational and execution risk associated with the annual and long-term business plans, including capital investments, asset allocation, acquisitions or divestitures, regulatory and environmental compliance.

•External risks associated with cybersecurity and other major safety and security matters, supply chain, and global markets.

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Audit Committee	Finance Committee	Nominating and Governance	Personnel and Compensation	Technology Committee

The Audit Committee and the Finance Committee oversee management of market and operational risks that could have a financial impact, such as those relating to internal controls, liquidity or raw material availability.

• Risks associatedwith financial matters, particularly financial reporting, taxes, accounting, disclosure and internal control.

• Risks associatedwith legal matters and the ethics compliance program.

The Audit Committee and the Finance Committee oversee management of market and operational risks that could have a financial impact, such as those relating to internal controls, liquidity or raw material availability.

• Risks associatedwith liquidity, financial markets, pension plans (including investment performance, asset allocation and funded status), currency and interest rate exposures, and insurance strategies.

Committee

Manages the risks associated with governance issues, such as the independence of the Board. The Committee also periodically evaluates whether the identified risks are assigned to the appropriate Board committee (or to the Board) for oversight.

• Risks associatedwith Board effectiveness and organization, corporate governance matters, director compensation, and director succession planning.

Committee

Manages the risks associated with personnel and compensation issues, such as the Company’s executive compensation plans and practices.

• Risks associatedwith employee relations, benefit plans, management development and training, and executive compensation matters.

• In conjunctionwith the Board, risks associated key executive succession.

Manages the risks associated with changing technologies and their impact on ATI’s technical capabilities and competitive position.

• Risks associatedwith technology development, changes and disruption, product development, and competitor changes.

Management regularly reports to the Board or the relevant Committee on actions that the Company is taking to manage these risks. The Board and management periodically review, evaluate and assess the risks relevant to the Company.

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OUR CORPORATE GOVERNANCE | BOARD INFORMATION

PROCESS FOR COMMUNICATING WITH DIRECTORS

We maintain a process for stockholders and interested parties to communicate with the Board, the Lead Independent Director, or any individual director. ATI stockholders or interested parties who want to communicate with the Board, the Lead Independent Director, or any individual director can write to:

Lead Independent Director

c/o Corporate Secretary

Allegheny Technologies Incorporated

1000 Six PPG Place

Pittsburgh, PA 15222-5479

or call 1-877-787-9761 (toll free).

Your letter or message should indicate whether you are an ATI stockholder.

Depending on the subject matter, the Lead Independent Director and/or the Corporate Secretary will:

•  forward the communication to the director or directors to whom it is addressed;

•  attempt to handle the inquiry directly when, for example, it is a request for information about the Company or it is a stock-related matter; or

•  not forward the communication if it is primarily commercial in nature or it relates to an improper or irrelevant topic.

At each Board meeting, the Corporate Secretary presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors on request.

Director Compensation

BOARD OF DIRECTORS’ ROLE AND COMPENSATION

Non-employee directors receive compensation for their service that is designed to fairly compensate them for their board responsibilities and align their interests with our stockholders. The Nominating and Governance Committee periodically reviews and evaluates our non-employee director compensation program to ensure that it is competitive with ATI’s industry peers and best practices and serves the purposes of attracting and retaining high quality directors. The Nominating and Governance Committee uses an independent consultant, Meridian Compensation Partners LLC, which is the same consultant retained by the Personnel and Compensation Committee, to provide market and comparison data and information on current developments and practices in director compensation. ATI’s non-employee director compensation program is competitive and market-based.

DIRECTOR STOCK OWNERSHIP GUIDELINES

The Board encourages directors to obtain a meaningful stock ownership interest in ATI. Under the stock ownership guidelines applicable to all non-employee directors, each non-employee director is expected to own at least 10,000 shares of ATI Common Stock within five years of his or her initial election to the Board. Furthermore, directors are required to retain one-third of any awarded stock until compliance with the guidelines is achieved. Each of the directors was in compliance with the guidelines as of December 31, 2016 or is reasonably proceeding with compliance as of the applicable five-year anniversary of his or her initial election to the Board.

26 \    ATI 2017 Proxy Statement

OUR CORPORATE GOVERNANCE | DIRECTOR COMPENSATION

Elements of Director Compensation

Pay Component	2016 Compensation
Annual Retainer	$225,000 – $125,000 Cash – $100,000 Restricted Stock Value
Lead Director Annual Retainer	$30,000
Committee Chair Retainers	Audit and Personnel and Compensation Committees $15,000 Finance, Nominating and Governance and Technology Committees $10,000
Board service travel expenses are also paid by the Company

In 2004, the Board froze and discontinued the Company’s Fee Continuation Plan for Non-Employee Directors. Under the frozen plan, an amount equal to the annual retainer fee in effect for 2004 (which was $28,000) will be paid annually to each member of the Board as of December 31, 2004, following the termination of his or her service as a Board member. In each case, the fee will be paid for each year of the director’s credited service as a director (as defined in the Plan) up to a maximum of ten years.

2016 Non-Employee Director Compensation

Name(1)	Fees Earned Or Paid In Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
C. Corvi	125,000	93,911	2,674	221,585
D. C. Creel	165,000	93,911	2,674	261,585
J. C. Diggs	135,000	93,911	2,674	231,585
J. B. Harvey	125,000	93,911	2,674	221,585
B. S. Jeremiah	125,000	93,911	2,674	221,585
D. J. Morehouse	125,000	93,911	1,669	220,580
J. R. Pipski	140,000	93,911	2,674	236,585
J. E. Rohr	140,000	93,911	2,674	236,585
L. J. Thomas	125,000	93,911	2,674	221,585
J. D. Turner	135,000	93,911	2,674	231,585

Non-employee directors are not granted option awards or non-equity incentive plan compensation awards, and do not have company pensions or non-qualified deferred compensation earnings.

(1)	Richard J. Harshman, Chairman, President and Chief Executive Officer, does not receive any compensation for his service on the Board.

(2)	This column reflects annual retainer fees, including committee chair and Lead Independent Director fees, as well as Board and committee meeting fees paid to the directors.

(3)	This column reflects the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718, of the restricted stock awards granted to directors under the Company’s Non-Employee Director Restricted Stock Program. Shares vest on the third anniversary of the date of grant, or earlier upon retirement, death or change of control, and expense is recognized over the vesting period. A discussion of the relevant assumptions made in the valuations may be found in Note 14 to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(4)	Amounts in the column consist of dividends paid on directors’ restricted stock. Grants of restricted stock to non-employee directors accumulate stock dividends during the restriction period, and directors are entitled to receive dividends paid on the restricted shares only when the restrictions lapse.

ATI 2017 Proxy Statement    / 27

OUR CORPORATE GOVERNANCE | RELATED PARTIES AND STOCK OWNERSHIP MATTERS

Related Party Transactions

The Board of Directors has adopted a written Statement of Policy with respect to Related Party Transactions. The Policy applies to transactions or arrangements between ATI and a related person (namely directors, executive officers, and their immediate family members, and 5% stockholders) with a direct or indirect material interest in the transaction, including transactions requiring disclosure under Item 404(a) of Regulation S-K.

Under the Policy, no related party transaction may occur unless it is approved or ratified by the Audit Committee or approved by the disinterested members of the Board of Directors. The Audit Committee is primarily responsible for approving and ratifying related party transactions, and in doing so, will consider all matters it deems appropriate, including the dollar value of the proposed transaction, the relative benefits to be obtained and obligations to be incurred by the Company, and whether the terms of the transaction are comparable to those available to third parties.

Compensation Committee Interlocks and Insider Participation

No member of the Personnel and Compensation Committee is an officer or employee of the Company. No member of the Committee has a current or prior relationship, and none of our executive officers have a relationship, to any other company that is required to be described under the SEC rules relating to disclosure of executive compensation.

Stock Ownership Information

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the SEC require the Company to disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors and executive officers and by persons who beneficially own more than ten percent of a registered class of the Company’s equity securities. Based upon a review of filings with the SEC and written representations, the Company believes that, in 2016, all such persons complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 on a timely basis.

28 \    ATI 2017 Proxy Statement

STOCK OWNERSHIP INFORMATION | STOCK OWNERSHIP OF FIVE PERCENT OWNERS

Five Percent Owners of Common Stock

The entities listed in the following table are beneficial owners of five percent or more of ATI Common Stock as of December 31, 2016, based on information filed with the SEC. In general, “beneficial ownership” includes those shares a person has the power to vote or transfer currently, and shares such person has the right to acquire within 60 days.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage Of Class(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	10,952,832	(2)	10.06%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	8,617,797	(3)	7.92%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	5,908,976	(4)	5.43%
WS Management, LLLP 4306 Pablo Oaks Court Jacksonville, FL 32224	5,576,048	(5)	5.12%
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	5,561,288	(6)	5.11%

(1)	Percentages are based on shares of Company Common Stock outstanding as of March 15, 2017, as of which date there were 108,824,992 shares of Company Common Stock outstanding.

(2)	Based on a Schedule 13G/A filing under the Securities Exchange Act (the “Exchange Act”), made on January 9, 2017 by BlackRock, Inc., reporting sole voting power with respect 10,697,771 shares and sole dispositive power with respect to 10,952,832 shares at December 31, 2016.

(3)	Based on a Schedule 13G/A filing under the Exchange Act made on February 9, 2017 by The Vanguard Group (“Vanguard”), Vanguard had sole voting power with respect to 129,276 shares, shared voting power with respect to 11,600 shares, sole dispositive power with respect to 8,482,421 shares, and shared dispositive power with respect to 135,376 shares at December 31, 2016.

(4)	Based on a Schedule 13G/A filing under the Exchange Act made on February 9, 2017 by Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr., the shares are beneficially owned at December 31, 2016 by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct or indirect subsidiaries of Franklin Resources. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of Franklin Resources and are its principal stockholders.

(5)	Based on a Schedule 13G/A filing under the Exchange Act, made on January 17, 2017 by WS Management LLLP, reporting sole voting power and sole dispositive power with respect to 5,576,048 shares at December 31, 2016.

(6)	Based on a Schedule 13G filing under the Exchange Act, made on February 9, 2017 by State Street Corporation, reporting shared voting power and shared dispositive power with respect to 5,561,288 shares at December 31, 2016.

ATI 2017 Proxy Statement    / 29

STOCK OWNERSHIP INFORMATION | STOCK OWNERSHIP OF DIRECTORS, BOARD NOMINEES AND EXECUTIVE MANAGEMENT

Stock Ownership of Directors, Board Nominees and Executive Management

The following table shows the shares of Common Stock reported to ATI as beneficially owned as of March 15, 2017 by the nominees for director, the continuing directors, each officer named in the Summary Compensation Table, and for all directors, officers and other statutory insiders as a group. Unless indicated otherwise below, the information provided in the following table is based on the Company’s records, information filed with the SEC, and information furnished by the respective individuals and includes as “beneficially owned” those shares that each such person has the power to vote or transfer currently, or the right to acquire within 60 days following March 15, 2017.

For biographical information regarding the beneficial owners, please see information under “Item 1—Election of Directors” and “Members of ATI’s Executive Management” of this Proxy Statement. The business address for each beneficial owner is c/o Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage Of Class
Carolyn Corvi	18,730	*
Diane C. Creel	41,242	*
Patrick J. DeCourcy	60,538	*
James C. Diggs	30,082	*
Richard J. Harshman	464,745	*
J. Brett Harvey	30,544	*
Barbara S. Jeremiah	31,425	*
Kevin B. Kramer	52,109	*
David J. Morehouse	9,413	*
John R. Pipski	27,679	*
James E. Rohr	58,944	*
John D. Sims	121,625	*
Louis J. Thomas	26,368	*
John D. Turner	36,979	*
Robert S. Wetherbee	35,622	*
All directors, nominees, named executive officers and other statutory insiders as a group (18 persons)	1,213,686	1.12%

*	Indicates beneficial ownership of less than one percent (1%) of the outstanding shares of Company Common Stock. As of March 15, 2017, there were 108,824,992 shares of Company Common Stock outstanding.

(1)	The table includes aggregate restricted stock awards as follows: (a) 12,483 shares for each of our directors, other than Mr. Morehouse, who holds 9,413 shares of restricted stock; (b) the following shares of restricted stock for each NEO: Mr. Harshman, 152,504; Mr. DeCourcy, 41,113; Mr. Kramer 31,045; Mr. Sims, 121,625; Mr. Wetherbee, 31,977; and (c) 522,747 shares of restricted stock held by all directors, nominees and officers as a group. The table includes shares held jointly with the named individuals’ spouses. The table also includes 25,687 shares owned by Mr. Harshman’s spouse with respect to which Mr. Harshman disclaims beneficial ownership. The table does not include restricted stock units granted to our NEOs in 2016 and 2017, none of which vest within 60 days following March 15, 2017.

30 \    ATI 2017 Proxy Statement

STOCK OWNERSHIP INFORMATION | MEMBERS OF ATI’S EXECUTIVE MANAGEMENT

Members of ATI’s Executive Management

The following lists our executive officers as of March 15, 2017.

Name	Biographical information
Richard J. Harshman, 60 Chairman, President and Chief Executive Officer since 2011

Mr. Harshman was President and Chief Operating Officer from 2010 until May 2011. Prior to that, he served as Executive Vice President, Finance and Chief Financial Officer from 2003 to 2010. Mr. Harshman joined the Company in 1978 and served in several financial management roles for the Company.

Patrick J. DeCourcy, 55 Senior Vice President, Finance and Chief Financial Officer since December 2013

Mr. DeCourcy was Interim Chief Financial Officer from July 2013 to December 2013. From 2011 to July 2013, he provided assistance to ATI executive management with business integration and strategic investments. He was Senior Director, Strategic Projects and Business Integration, from March 2012 to July 2013. From 2000 to April 2010, he served as Vice President, Finance and Administration of ATI Specialty Materials.

John D. Sims, 57 Executive Vice President, High Performance Materials and Components Segment since August 2015

Mr. Sims was Executive Vice President, High Performance Components Group from September 2013 to August 2015, and President, ATI Forged Products from September 2013 to April 2014. Previously, he served as Executive Vice President, Primary Titanium Operations, and Engineered Alloys and Products beginning in February 2013. Prior to that, Mr. Sims served as Executive Vice President, Primary Metals and Exotic Alloys from May 2011 to February 2013 and President, ATI Specialty Alloys and Components from 2008 to February 2013. Previously, he was Group President, ATI Primary Metals and Exotic Alloys from February 2011 to May 2011.

Robert S. Wetherbee, 57 Executive Vice President, Flat Rolled Products since January 2015

Mr. Wetherbee served as President, ATI Flat Rolled Products beginning in April 2014. Prior to that, Mr. Wetherbee was President and Chief Executive Officer of Minerals Technologies, Inc. from March 2013 until February 2014. He was President of ATI’s tungsten materials business from 2010 through 2012. Previously, Mr. Wetherbee was Vice President of Market Strategy of Alcoa Inc. from 2006 through 2009.

Elliot S. Davis, 55 Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary since May 2011

Mr. Davis was Vice President and General Counsel from 2010 to May 2011. Previously, he served as Assistant General Counsel from 2008, when he joined the Company, to 2010. Prior to that, Mr. Davis was a partner of the law firm K&L Gates LLP, where he practiced for nearly 20 years in its corporate, mergers and acquisitions and securities group.

Kevin B. Kramer, 57 Senior Vice President, Chief Commercial since February 2014

Prior to joining ATI in February 2014, Mr. Kramer was President—Stoneridge Wiring Division and Vice President of Stoneridge, Inc., from May 2012 through January 2014. Previously, Mr. Kramer worked for Alcoa, Inc. from 2004 until 2012, where he served as President—Growth Initiatives and President—Wheel and Transportation Products.

Elizabeth C. Powers, 57 Senior Vice President, Chief Human Resources Officer since November 2014

Ms. Powers served as Vice President, Human Resources and Chief Administrative Officer for Dresser-Rand Group, Inc. from 2010 until 2012 and from 2005 to 2009. She was named Vice President, Human Resources of Dresser-Rand Group in April 2004. From 2012 until she joined ATI in November 2014, Ms. Powers worked in academia. In 2009 and 2010, Ms. Powers worked in the public policy and non-profit sectors.

Karl D. Schwartz, 53 Vice President, Controller and Chief Accounting Officer since January 2016

Mr. Schwartz served as Controller and Chief Accounting Officer from May 2011 to January 2016, and Controller and Principal Accounting Officer from 2010 to May 2011. Prior to that, Mr. Schwartz was Assistant Controller beginning in 2002, when he joined the Company.

ATI 2017 Proxy Statement    / 31

Item 2 — Approval of Our 2017 Incentive Plan

We are asking our stockholders to approve a new 2017 Incentive Plan (the “2017 Incentive Plan” or the “Plan”) authorizing the issuance of a total of 5,200,000 shares of our common stock, which represents 4.78% of the 108,824,992 total shares of our common stock outstanding on the record date. The new Plan will enable us to continue including in our executive compensation program equity-based long-term incentive compensation opportunities, which we believe are a key component to maintaining a competitive compensation program that is appropriately aligned with stockholder interests.

The long-term incentive awards that we granted in 2016 and, most recently, in February 2017, were made under our 2015 Incentive Plan, which was approved by our stockholders at our 2015 Annual Meeting of Stockholders. If the 2017 Incentive Plan is approved by our stockholders at the 2017 Annual Meeting, no new awards will be granted under the 2015 Incentive Plan. Grants previously made under the 2015 Incentive Plan will remain in effect in accordance with their terms and the terms of the 2015 Incentive Plan.

The 2017 Incentive Plan authorizes independent members of our Board or an authorized committee or subcommittee of independent members of the Board to make incentive awards, including stock-based awards, to Company employees, and stock-based awards to non-employee members of the Board. The following summary of the Plan is qualified by reference to the complete text of the Plan, which is attached as Appendix A to this Proxy Statement.

Section 162(m) of the Internal Revenue Code (the “Code”) imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and certain other named executive officers. The deduction limit does not apply to performance-based compensation that satisfies the requirements of Section 162(m). In order for awards under the 2017 Incentive Plan to be eligible to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by the Company’s stockholders. The material terms include (i) the persons eligible to receive awards under the 2017 Incentive Plan, (ii) a description of the business criteria on which the performance goals may be based and (iii) the maximum amount of compensation that can be paid to an eligible person upon attainment of the performance goals in a given time period. Each of these aspects is discussed below, and approval of the 2017 Incentive Plan will constitute approval of, among other things, the eligibility requirements, performance goals, and limits on various types of awards available for grant under the 2017 Incentive Plan for purposes of Section 162(m) of the Code.

Because the performance-based compensation exception under Section 162(m) of the Code requires a review of individual facts, and there is limited binding guidance under Section 162(m), the Company cannot guarantee that the awards under the 2017 Incentive Plan to covered employees will qualify for exemption under Section 162(m) of the Code. In addition, even though we are seeking stockholder approval for purposes of Section 162(m) of the Code, the Company may choose to grant awards under the 2017 Incentive Plan that do not qualify for the performance-based compensation exemption under Section 162(m) of the Code.

32 \    ATI 2017 Proxy Statement

ITEM 2 — APPROVAL OF OUR 2017 INCENTIVE PLAN

Plan Highlights – Promotion of Best Practices

We are committed to sound corporate governance and the application of best practices to our equity compensation programs. Some key features of the Plan reflecting these principals are set forth below, and are more fully described under the caption “Summary of the Plan.”

•   Plan Limits. The Plan authorizes an aggregate of 5.2 million shares for grant, subject to anti-dilution adjustments upon the occurrence of significant corporate events. No participant may receive stock options, stock appreciation rights (“SARs”) or other stock grants for more than one million shares in any calendar year.

•   Minimum Vesting and Performance Periods. Awards in respect of 95% of the shares authorized under the Plan may not vest prior to the first anniversary of the applicable grant date, except in connection with a Change in Control (as defined in the Plan), a qualifying termination of employment or any other event or circumstances that the Company determines to be appropriate.

•   No Repricing or Discounted Awards. The Plan prohibits repricing of awards without stockholder approval. In addition, no awards of stock options or SARs will be granted with an exercise price of less than fair market value of Company Common Stock on the date of grant. The Plan prohibits various specific forms of option or SAR repricing.

•   Robust Clawback provisions. All Awards under the Plan are subject to a repayment obligation to the extent the payment was the result of inaccurate or incomplete information that resulted or contributed to a larger than deserved payment.

•   No “Evergreen” Provision. The Plan does not include an “evergreen” feature, which would allow the number of shares available for issuance under the Plan to be automatically replenished.

•   No Liberal Share Counting. The Plan prohibits shares of Common Stock that are tendered in payment of the exercise price of an option or SAR, withheld to satisfy a tax withholding obligation relating to an option of SAR from being used to increase the number of shares available for grant under the Plan. The full number of shares issued with respect to SARs are likewise counted against the Plan’s share pool.

•   “Double Trigger” Change in Control. Awards under the Plan that are assumed by the surviving entity as part of a change in to control will not vest solely upon the consummation of the change in control unless expressly provided in the applicable award agreement.

•   Dividends. Dividends may accumulate on performance shares or units and grants of restricted stock and restricted share units but are paid, if at all, only at the time that the restrictions lapse.

ATI 2017 Proxy Statement    / 33

ITEM 2 — APPROVAL OF OUR 2017 INCENTIVE PLAN

Why You Should Vote to Approve the 2017 Incentive Plan

The Board of Directors recommends a vote in favor of approval of the 2017 Plan because it believes that it is in the best interests of the Company and its stockholders, principally for the following reasons:

•	Equity Compensation Awards Are a Critical Recruitment and Retention Tool. We believe that our success and performance depends in part on our ability to attract, motivate and retain talented employees and directors. Equity awards under our long-term incentive compensation programs are a key component to maintaining a total compensation package that is competitive in our industry and the markets in which we operate, which we believe is essential for attracting and retaining key employees.

•	Our Compensation Programs Are Aligned with Stockholder Interests. We believe that equity compensation is, by its nature, performance-based compensation. Equity compensation has been an important component of total compensation at our Company for many years because it fosters an employee ownership culture and motivates employees to create stockholder value. A significant portion of our compensation is performance-oriented and “at risk” for our key employees, with achievement tied to the Company’s performance. The Company has stock ownership guidelines for its executives and targets long-term incentive compensation at the midpoint of its peer group. Our equity compensation plans, which emphasize restricted stock units and performance awards, are our principal means of aligning the interests of employees with those of stockholders. Equity compensation also promotes a focus on long-term value creation because equity compensation awards are subject to vesting and/or performance conditions, and generally provide the greatest value to employees when held over the long-term.

•	We are Committed to Sound Equity Compensation Practices and Pay-For-Performance. Our equity compensation practices are designed to be in line with peer group norms, and we believe that our historical share usage has been responsible and mindful of stockholder interests. Moreover, as explained in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s long term compensation programs are tied to Company performance.

•	Plan Approval Would Avoid Disruption in Compensation Programs. At March 15, 2017, there were approximately 224,323 shares of Common Stock available for issuance to employees and directors under the 2015 Incentive Plan, which is not an adequate number of shares to support our current equity compensation programs, and therefore, a market-competitive executive compensation program, beyond 2017. If the 2017 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our stockholders as well as alignment provided by equity-based awards. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized if reinvested in our businesses or returned to our stockholders.

The following includes aggregated information regarding our view of the overhang and dilution associated with our 2015 Incentive Plan and other legacy plans (the “Legacy Plans”) and the potential stockholder dilution that would result if our proposed share authorization under the 2017 Plan is approved. The information below is as of March 15, 2017, on which approximately 108,824,992 shares of our Common Stock were outstanding:

Under the Legacy Plans:

•	Total shares of Common Stock subject to outstanding awards (comprised entirely of full-value awards): 4,405,997 shares of Common Stock (approximately 4.05 percent of our outstanding shares of Common Stock);

•	Total shares of Common Stock available for future awards under the 2015 Plan: 224,323 shares of Common Stock (approximately 0.2 percent of our outstanding shares of Common Stock); however, as noted above, no further grants will be made under the 2015 Plan upon the effective date of the 2017 Incentive Plan; and

•	The total number of shares of Common Stock subject to outstanding awards (4,405,997 shares of Common Stock), plus the total number of shares of Common Stock available for future awards under the 2015 Plan (224,323 shares of Common Stock), represents a current overhang percentage of 4.25 percent (potential dilution of our stockholders represented by the Legacy Plans).

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ITEM 2 — APPROVAL OF OUR 2017 INCENTIVE PLAN

Under the 2017 Incentive Plan:

•	Proposed shares of Common Stock available for awards under the 2017 Plan: 5,200,000 shares of Common Stock, which represents a new share request of approximately 4.78 percent of our outstanding shares of Common Stock. This percentage reflects the dilution of our stockholders that would occur if the 2017 Incentive Plan is approved.

Total potential overhang or dilution:

•	The total shares of Common Stock subject to outstanding awards as of March 15, 2017 (4,405,997 shares of Common Stock), plus the proposed new shares of Common Stock available for awards under the 2017 Plan (5,200,000 shares of Common Stock), represent a total overhang of 9,605,997 shares (8.83 percent).

Based on the closing price for a share of our Common Stock on the NYSE on March 15, 2017 of $17.75 per share, the aggregate market value of the new 5,200,000 shares of Common Stock requested under the 2017 Incentive Plan was $92,300,000.

SUMMARY OF THE 2017 INCENTIVE PLAN

The following is a general description of the material features of the Plan. This description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement as Appendix A. We encourage our stockholders to read the Plan in its entirety. Capitalized terms used and not otherwise defined in this Proposal have the meanings given to them in the Plan.

Purpose

The purpose of the Plan is to motivate and reward key executives and other employees who contribute to our profitability and, in the case of stock-based awards, to give these individuals and members of our Board a vested ownership interest in the Company’s growth and financial success. We believe that the Plan enhances our ability to attract and retain individuals with exceptional managerial, technical and professional skills upon whom, in large measure, the sustained growth and profitability of the Company depend.

Eligibility for Awards

Awards may be granted under the Plan to directors, officers, employees and consultants of the Company and any of its subsidiaries. As of the date of this Proxy Statement, ten non-employee directors and approximately 150 officers and other employees participate in the Plan. Awards also may be granted to prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the Company or any of its subsidiaries.

Administration

The Plan will be administered by the Board directly, or if the Board elects, the Personnel and Compensation Committee of the Board, or such other committee of the Board as the Board may from time to time designate. Subject to applicable law, the Committee may allocate all or any portion of its responsibilities and powers to one or more of its members or persons selected by it.

Subject to the terms and conditions of the Plan, the Committee will have authority under the Plan to select individuals to whom awards may be granted, to determine the type of award as well as the number of shares of common stock to be covered by each award, and to determine the terms and conditions of any such awards.

Vesting

Except for Awards granted with respect to a maximum of five percent (5%) of the authorized Shares under the Plan, Award Agreements will not provide for vesting prior to the first anniversary of the Grant Date, provided that the

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ITEM 2 — APPROVAL OF OUR 2017 INCENTIVE PLAN

Committee can provide for shorter vesting periods in connection with a Corporate Transaction, a qualifying termination of employment, or other event or circumstance deemed appropriate by the Committee.

Shares Available; Adjustments

The aggregate number of shares of the Company’s common stock available for issuance under the Plan is 5,200,000 and the maximum number of shares that may be granted pursuant to stock options intended to be incentive stock options is 1,000,000 shares.

During any calendar year, no participant may be granted performance-based equity awards intended to qualify under Section 162(m) of the Code (other than stock options and stock appreciation rights) covering in excess of 1,000,000 shares or stock options and stock appreciation rights covering in excess of 1,000,000 shares. In addition, no participant who is a non-employee director of the Company may be granted Awards covering shares with a grant date fair value in excess of $500,000 during any single calendar year.

To the extent that any award under the Plan or any award under the 2015 Incentive Plan is forfeited, expires, or is settled for cash, the shares of common stock subject to such awards not delivered as a result thereof will again be available for awards under the Plan. If the exercise price of or tax withholding obligations relating to any stock option or stock appreciation right is satisfied by delivering shares (either by actual delivery or by attestation) or by withholding shares, the gross number of shares of common stock shall be deemed to have been granted under the Plan.

The Plan provides that in the event of certain extraordinary corporate transactions or events affecting the Company, the Committee will or may make such substitutions or adjustments as it deems appropriate and equitable to (a) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Plan, (b) the various maximum limitations set forth in the Plan, (c) the number and kind of shares or other securities subject to outstanding awards, (d) the number of shares considered delivered based on the type of award granted, and (e) the exercise price of outstanding options and stock appreciation rights. In the event of a corporate transaction such as a merger or consolidation, such adjustments may include the cancellation of outstanding awards in exchange for cash or other property or the substitution of other property for the shares subject to outstanding awards.

Awards Under the Plan

Awards may be granted under the Plan to eligible individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries.

Stock Options and Stock Appreciation Rights

Stock options granted under the Plan may either be incentive stock options, which are intended to qualify for favorable treatment to the recipient under U.S. federal tax law, or nonqualified stock options, which do not qualify for this favorable tax treatment. Stock appreciation rights granted under the Plan may either be “tandem SARs,” which are granted in conjunction with a stock option, or “free-standing SARs,” which are not granted in tandem with a stock option.

Each grant of stock options or stock appreciation rights under the Plan will be evidenced by an award agreement that specifies the exercise price, the duration of the award, the number of shares to which the award pertains, and such additional limitations, terms and conditions as the Committee may determine, including, in the case of stock options, whether the options are intended to be incentive stock options or nonqualified stock options. The Plan provides that the exercise price of stock options and stock appreciation rights will be determined by the Committee, but may not be less than the fair market value of the stock underlying the stock options or stock appreciation rights on the date of grant. Award holders may pay the exercise price in cash or, if approved by the Committee, in common stock (valued at its fair market value on the date of exercise) or a combination thereof, or by “cashless exercise” through a broker or by withholding shares otherwise receivable on exercise. The term of stock options and stock appreciation rights will be determined by the Committee but may not exceed ten years from the date of grant. The Committee will determine the

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ITEM 2 — APPROVAL OF OUR 2017 INCENTIVE PLAN

vesting and exercise schedule of stock options and stock appreciation rights. Unless otherwise determined by the Committee or provided in the applicable award agreement, upon termination of service, stock options and stock appreciation rights will be treated as follows:

•	Termination by Reason of Death or Disability. Any stock option or stock appreciation right will immediately vest in full and may thereafter be exercised until the earlier of the third anniversary of termination of service and the expiration of its term.

•	Termination by Reason of Retirement. Any unvested stock option or stock appreciation right will terminate and any vested stock option or stock appreciation right may thereafter be exercised until the earlier of the third anniversary of termination of service and the expiration of its term.

•	Termination by the Company for Cause. Any stock options and stock appreciation rights, whether vested or unvested, will terminate.

•	Other Termination of Service. Any stock option or stock appreciation right to the extent it is then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of 90 days following the date of such termination of service and the balance of its term.

Restricted Stock

Restricted stock may be granted under the Plan with such restrictions as the Committee may designate. The Committee may provide at the time of grant that the vesting of restricted stock will be contingent upon the achievement of applicable performance goals and/or continued service. Except for these restrictions and any others imposed under the Plan or by the Committee, upon the grant of restricted stock under the Plan, the recipient will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock; however, whether and to what extent the recipient will be entitled to receive cash or stock dividends paid, either currently or on a deferred basis, will be set forth in the award agreement, provided that in no event will any dividend be paid until the vesting of the underlying restricted stock. The award agreement may also provide for vesting upon certain qualifying terminations of employment.

Restricted Stock Units. The Committee may grant restricted stock units payable in cash, shares of common stock, or both, conditioned upon continued service and/or the attainment of applicable performance goals determined by the Committee. The Company is not required to set aside a fund for the payment of any restricted stock units, and the award agreement for restricted stock units will specify whether, to what extent, and on what terms and conditions the applicable participant will be entitled to receive dividend equivalents with respect to the restricted stock units, provided that in no event will any dividend equivalent be paid until the vesting of the underlying restricted stock unit. The award agreement may also provide for vesting upon certain qualifying terminations of employment.

Performance Units. The Committee may grant performance units valued by reference to a designated amount of cash or other property (other than shares of common stock) under the Plan, which will be payable in cash, shares of common stock, other property, or any combination thereof and conditioned upon attainment of applicable performance goals determined by the Committee. The award agreement may provide for vesting upon certain qualifying terminations of employment. The maximum value of property, including cash, which may be paid or distributed to any plan participant pursuant to a grant of Performance Units made in any one calendar year will not exceed $10 million.

Stock Bonus Awards. The Committee may grant unrestricted shares of the Company’s common stock, or other awards denominated in the Company’s common stock, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee determines from time to time in its sole discretion.

Performance Awards. Under the Plan, the Committee may determine that the grant, vesting, or settlement of an award granted under the Plan will be subject to the attainment of one or more performance goals.

The Committee has the authority to establish any performance objectives to be achieved during the applicable performance period when granting performance awards. If an award under the Plan is intended to qualify as

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ITEM 2 — APPROVAL OF OUR 2017 INCENTIVE PLAN

“performance-based compensation” under Section 162(m) of the Code, however, the performance goals will be established with reference to one or more of the following, in each case with respect to the Company or any one or more subsidiaries, divisions, business units, or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies): stock price, net income, operating income, gross profit, operating profit, income before taxes, earnings (whether based on earnings, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share, return on investment or working capital, return on capital employed, return on equity, return on assets or operating assets, return or commissioning or qualification of particular capital expenditures or equipment, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital, cash flow (before or after dividends), operating cash flow, cash flow per share (before or after dividends), cost control and/or reductions, balanced scorecard, execution of growth strategy, integration or qualification of acquired businesses, manufacturing cycle time reductions, reductions in inventory, inventory turns, on-time delivery performance and improvements in safety or environmental performance. In establishing a performance goal, the Committee may determine whether or not to exclude or adjust for specific items that are unusual in nature or occur infrequently, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified on the Company’s financial statements, management’s discussion and analysis or other Company filings with the SEC, provided that with respect to awards intended to remain qualified as “performance-based compensation” under Section 162(m) of the Code, such specific items and/or adjustments must be objectively determinable and applied in a manner consistent with Section 162(m) of the Code.

Cash-Based Awards

Cash-based awards may be granted under the Plan. No participant may be granted cash- based awards that have an aggregate maximum payment value in any calendar year in excess of $10 million if the awards are intended to qualify as tax-deductible performance-based compensation under Section 162(m) of the Code.

Effect of Change in Control

The Plan provides that, unless otherwise set forth in an award agreement, in the event of a change in control (as defined in the Plan) and to the extent an award is not replaced by a replacement award (as described below), (a) each then-outstanding stock option and stock appreciation right will become fully vested and exercisable, and each other award (other than a performance-based award) will vest, be free of restrictions, and be deemed to be earned and payable; and (b) each then-outstanding performance-based award will be deemed to be earned and payable, with all applicable performance goals deemed achieved at the greater of (i) the applicable target level and (ii) actual performance, as determined by the Committee, through the latest date practicable preceding the date of the change in control.

A replacement award is an award that is the same type as the replaced award with a value equal to the value of the replaced award as of the date of the change in control, as determined by the Committee and if the underlying replaced award was an equity-based award, the replacement award relates to publicly traded equity securities of the Company or the entity surviving the Company following the change in control and contains terms relating to vesting that are substantially identical to those of the replaced award and other terms and conditions are not less favorable than the terms and conditions of the replaced award.

Unless otherwise determined by the Committee and set forth in the applicable award agreement, upon termination of service other than for cause within 24 months following a change in control, (i) all replacement awards held will vest in full, be free of restrictions, and be deemed to be earned in full (with respect to performance goals, unless otherwise agreed in connection with the change in control, at the greater of (x) the applicable target level and (y) actual performance, as determined by the Committee, through the latest date practicable preceding the termination of service) and (ii) any outstanding stock option or stock appreciation right as of the date of the change in control that remains outstanding as of the date of such termination of service may thereafter be exercised until the expiration of its stated full term.

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ITEM 2 — APPROVAL OF OUR 2017 INCENTIVE PLAN

With respect to an award that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code, a change in control will not constitute a settlement or distribution event with respect to such award unless such change in control is also a change in control for purposes of Section 409A of the Code, provided that such change in control may result in accelerated vesting of such award.

Amendment and Termination of the Plan

The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation may be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including Section 409A of the Code, applicable exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the applicable exchange. The Plan will become effective on the date that it is approved by the Company’s stockholders and, if not terminated earlier, will expire on the tenth anniversary thereof.

Federal Income Tax Consequences Relating to Equity Awards Granted under the Plan.

The following discussion summarizes certain federal income tax consequences of the issuance, receipt, and exercises of stock options and the granting and vesting of restricted stock and restricted stock units, in each case under the Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local, or non-U.S. taxes.

•	Nonqualified Options. In general, in the case of a nonqualified stock option, the participant has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which the Company is not entitled to a deduction.

•	Incentive Stock Options. In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in an alternative minimum tax liability to the participant. With certain exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and a deduction for the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

•	Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the common stock as of that date, less any amount the participant paid for the common stock, and the Company will be allowed a corresponding tax deduction at that time. Any future appreciation in the common stock will be taxable to the participant at capital gains rates. If, however, the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to his or her Section 83(b) election.

•

Restricted Stock Units. A participant does not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit is granted. When the restricted stock units vest and are settled for cash

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ITEM 2 — APPROVAL OF OUR 2017 INCENTIVE PLAN

or stock, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares on the date of vesting. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which we are not entitled to a deduction.

Clawback Provision

Any Awards or amounts paid in respect thereof that were granted or paid based on financial statements or performance metrics that are subsequently restated or revised may be subject to recovery by the Company. The determination whether to seek recovery of Awards or amounts paid in respect thereof from a Participant will be made by the Committee in its discretion, provided that, such demand will be limited to Awards granted or amounts paid in respect thereof within the three-year period following the first public filing of the document requiring restatement.

Awards to Executives

While the Personnel and Compensation Committee has established general guidelines with respect to its compensation programs for NEOs, which are described in the Compensation Discussion and Analysis section of this Proxy Statement, the designation of specific participants, whether NEOs, executive officers as a group, other employees as a group or non-employee directors as a group, and the amount of any award that may be made under the Plan will be determined in the discretion of the Personnel and Compensation Committee, up to the limitations on individual awards set forth in the Plan. Because awards under the Plan are discretionary, awards are generally not determinable at this time.

Recent Share Price

On March 15, 2017 (the record date for the Annual Meeting), the closing trading price on the New York Stock Exchange for Company Common Stock was $17.75 per share.

Equity Compensation Plan Information

The following table sets forth information regarding the securities authorized for issuance under our equity compensation plans as of March 15, 2017:

(in thousands, except per share amounts) Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a)
Equity compensation plans approved by stockholders	4,406		224
Equity compensation plans not approved by stockholders	—		—
Total	4,406		224

Vote Required for Approval

Approval of the Plan requires the affirmative vote of a majority of votes cast by holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting. The Board has approved the Plan and believes it to be in the best interests of the Company and the stockholders.

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Item 3 — Say on Pay Frequency

Under the Dodd-Frank Act, we are required to provide to our stockholders the ability to vote, at least every six years, on the frequency with which we should seek an advisory vote on the compensation of our NEOs. At our 2011 annual meeting of stockholders, our stockholders voted, consistent with our Board’s recommendation, to conduct annual “say on pay” advisory votes. In voting on this Item 3, stockholders may indicate whether they would prefer an advisory vote on executive compensation once every year, every two years, or every three years.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company at this time, and therefore our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board of Directors considered that while our executive compensation policies are designed to promote a long-term connection between pay and performance, executive compensation disclosures are made annually, and an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

The option of one year, two years or three years that receives the highest number of votes will be considered by the Board to be preference of our stockholders, as expressed on an advisory basis. Because this vote is advisory and not binding on the Board of Directors or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our compensation programs.

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Item 4 — Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

Each year we ask our stockholders to approve the compensation of ATI’s named executive officers. This proposal, commonly known as a “Say On Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

While this vote is advisory, and not binding on our Company, it provides valuable information to our Personnel and Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices. The Committee will consider the outcome of this vote when determining executive compensation for the remainder of 2017 and in future years. In 2016, our Say On Pay proposal received the support of 76% of the shares voted at our Annual Meeting, as we introduced the 2016 redesign of our executive compensation program. Our “clean sheet” redesign effort stemmed from concerns expressed by our stockholders in connection with the advisory vote on our 2015 executive compensation and our subsequent investor outreach efforts. We believe that ATI’s 2016 executive compensation is appropriately aligned with stockholder interests.

Before voting, we encourage you to read the “Compensation Discussion and Analysis” section to learn more about our executive compensation program.

How We Use Executive Compensation to Create Long-Term Stockholder Value

The Committee continually reviews the compensation program for our NEOs to ensure that it achieves the desired goal of offering total compensation consisting of base salary competitive with an identified peer group of companies and incentive opportunities that are performance-oriented and linked to the interests of stockholders.

When casting your Say on Pay vote, we urge you to consider:

Linking compensation to ATI performance.

•   Approximately 81% of the CEO’s 2016 compensation opportunities are tied to performance and are “at risk.” Performance drives pay.

•   Short-term cash incentive and long-term equity incentive plans are based on the attainment of business plan performance metrics such as operating profit, EBITDA, net income, cash flow, return on capital, strategic goals, and total stockholder return relative to a peer group.

•   Payments are made only when the performance targets are achieved.

Aligning compensation to stockholder interests.

•   All of the long-term incentive compensation opportunities for the NEOs are equity-based.

•   The business plan performance metrics are aimed to achieve sustained profitable growth.

•   In February 2016, we revised our stock ownership guidelines for senior executives to denote ownership as a multiple of base salary, requiring 6X ownership for our CEO. The revised guidelines require 100% retention until ownership guidelines are met.

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ITEM 4 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

For 2016, we redesigned the executive compensation program.

•    We aligned our long-term incentives to match our business strategies, with greater weighting on financial performance.

•    We simplified the program by reducing the number of plans and components within the plans to make them more transparent and easier to understand.

•    We reduced the total compensation opportunities for the CEO and other NEOs to align with the market median.

We ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Allegheny Technologies Incorporated approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders.”

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Executive Compensation

Compensation Discussion and Analysis

This section discusses material information relating to our executive compensation program and plans for the following executive officers of the Company:

Richard J. Harshman

Chairman, President and Chief Executive Officer

Patrick J. DeCourcy

Senior Vice President, Finance, and

Chief Financial Officer

John D. Sims

Executive Vice President, High Performance Materials & Components Segment

Kevin B. Kramer

Senior Vice President, Chief Commercial and

Marketing Officer

Robert S. Wetherbee

Executive Vice President, ATI Flat Rolled Products Group

Messrs. Harshman, DeCourcy, Sims, Kramer and Wetherbee are collectively referred to as the “named executive officers,” or “NEOs”. Each of our NEOs is a member of our Executive Council, which also includes other key members of our senior management.

TABLE OF CONTENTS:

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COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION SUMMARY

Executive Compensation Summary

ATI’s BUSINESS

ATI is a global manufacturer of technically advanced specialty materials and complex components. Over 50% of our sales are to the aerospace and defense market, particularly jet engines, and we have a strong presence in the oil and gas, electrical energy, medical, automotive and other industrial markets. We are a market leader in manufacturing differentiated specialty alloys and forgings that require our unique manufacturing and precision machining capabilities and our innovative new product development competence. We produce nickel-based alloys and superalloys, titanium and titanium-based alloys, specialty alloys, stainless steels, and zirconium and other related alloys in many mill product forms. We operate in two segments, our High Performance Materials and Components, or “HPMC,” segment and our Flat Rolled Products, or “FRP” segment, and our capabilities range from alloy development, to melting and hot-working, through highly-engineered finished components. We are also a leader in producing nickel-based alloy and titanium-based alloy powders for use in next-generation jet engine forgings and 3D-printed products.

2016 BUSINESS PERFORMANCE

The full year 2016 has been a period of transition for ATI as we made hard decisions and took important restructuring actions across both of our business segments to improve our cost structure and lay the groundwork for future long-term profitable growth. ATI’s business is cyclical, as are the end markets that use our products. Consequently, some of the challenges we faced were felt throughout our industry and the economy, such as the significant downturn in the oil and gas industry, which represents our second largest market. Other factors influencing our recent performance, including the work stoppage at our Flat Rolled Products business resulting from our contract negotiations with the United Steelworkers, which extended from August 2015 to March 2016, have been specific to our business.

Our financial performance for the full year 2016 reflected these conditions. Net loss attributable to ATI was $641 million for the year, including $544 million (after tax) of restructuring and other non-recurring charges, and income tax valuation charges. Recognizing these challenges and the need for significant changes to our operations to enable sustainable profitability, our management pursued a number of transformational initiatives in order to reposition our business for long-term growth and success. We are beginning to see these operational and strategic efforts reflected in our financial results. Our major strategic accomplishments during 2016 include:

•	Continuing to reposition ATI as a growth-oriented aerospace and defense company. We positioned ATI as an increasingly important supplier to the commercial aerospace industry, particularly in the production of next-generation engines and aircraft. More than 50% of our 2016 sales were to the aerospace and defense market, led by a 13% increase in 2016 sales of products for commercial aerospace jet engines. Through recent acquisitions, alloy development, internal growth strategies, and long-term supply agreements on current and next-generation aero-engines and airframes, we are well positioned with a fully qualified asset base to meet the expected multi-year growth in demand from the commercial aerospace market. Our HPMC segment’s isothermal and hot-die forge press utilization continues to improve to meet aerospace demand growth, including new market share gains.

•	Restructuring our HPMC segment titanium operations. During 2016, we restructured our HPMC titanium operations, including the indefinite idling of the Rowley, UT titanium sponge production facility, to improve cost competitiveness. We entered into long-term, cost competitive supply agreements with several leading global producers of premium-grade and standard-grade titanium sponge, with the lower cost titanium sponge purchased under these agreements replacing the titanium sponge produced at the Rowley facility.

•

Restructuring the FRP business to focus on value, not volume. At the end of 2015, which represented the third consecutive year of losses for our Flat Rolled Products business, we determined that prevailing structural market and competitive conditions compelled decisive actions to fundamentally change the Flat Rolled Products business and enable its return to profitability. Our ultimate objective is to transition the business to be a cost competitive, innovative, technology-based and market-driven specialty materials business. Building on actions taken in 2015, we permanently idled our Midland, PA stainless steel melt shop and sheet finishing facility, and Bagdad, PA grain oriented electrical

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COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION SUMMARY

steel, or “GOES,” finishing facility during 2016. These actions have significantly lessened ATI’s exposure to more commoditized products and markets in the FRP segment. We continue to reposition the FRP business to a higher value product mix, and achieved near-breakeven results in this segment in the fourth quarter of 2016, after four years of operating losses. We also reduced the size of the FRP salaried workforce by more than 250 employees, consistent with operating as a smaller, more focused business emphasizing the production of high-value, differentiated products.

•	Concluding difficult labor negotiations, ending a seven month work stoppage in March 2016. We incurred approximately $49 million in costs in the first half of 2016, primarily in the FRP segment, for operating inefficiencies and contractual obligations associated with the work stoppage and return to work of represented employees. Our new agreement with the United Steelworkers includes important changes to retirement benefit programs, including a freeze to new entrants to ATI’s defined benefit pension plan and the elimination of retiree medical benefits for new employees, and other changes affecting plant operations that improve our cost competitiveness.

•	Maintaining a solid liquidity position. We have maintained a solid liquidity position while addressing several near-term funding challenges, and ending the year with $230 million in cash on hand and $310 million of available borrowing capacity under our asset-based domestic lending facility.

•	Continuing to make capital investments to support our growth initiatives. We had $202 million of capital expenditures in 2016, including $85 million of scheduled payments on the Hot Rolling and Processing Facility, and the expansion of nickel alloy powder production capacity in the HPMC segment. We are at the end of a significant, multi-year period of capital expansions, and expect our capital expenditures to be well below depreciation expense for the next several years.

These achievements built upon other actions that we took to transform our business, including, among others: enhancements to our manufacturing capabilities in our High Performance Materials and Components segment for nickel alloy powder, titanium investment castings and forgings; management reorganizations and other efforts to operate as one fully integrated and aligned business; initial right-sizing actions within our FRP business; and improvements in our liquidity position.

The actions that we took in 2015 and 2016 are the result of a disciplined management review process, taking into account current and expected future market conditions. This disciplined process is a key part of our commitment to make the tough decisions that are required to strengthen and enhance ATI’s ability to deliver sustainable, profitable growth and create value for our customers and our stockholders over the long term

As noted above, we are beginning to recognize the results of this multi-faceted and multi-year strategy. Business segment operating profit for 2016, which excludes restructuring charges, was $6 million, a $91 million improvement over 2015, with stronger operating performance in our HPMC segment and a smaller operating loss in our FRP segment, particularly in the second half of 2016. While sales in 2016 decreased 16% to $3.1 billion, our cost of sales decreased 19%, compared to 2015, resulting in a 170% increase in gross profit margin, to $162.5 million, primarily as a result of our restructuring actions. Sales to our largest end market, aerospace and defense, increased more than 5% compared to 2015. Our next-generation, differentiated jet engine product mix continued to grow, and our airframe titanium product shipments remained strong. Our FRP segment made progress to achieve sustainable profitability, primarily as a result of our cost reduction and restructuring actions. Notably, we have achieved these improved results in spite of ongoing softness in a number of the markets that we serve other than the aerospace market, including most significantly, oil and gas. In fact, ATI’s sales to the oil and gas market declined 48% in 2016 compared to 2015. However, we are beginning to see signs of improving demand in this market and believe it presents opportunities for future growth from which our business is poised to benefit.

In sum, although 2016 was a transitional year for our Company, as reflected in our financial results, we have successfully taken important steps toward returning or business to sustainable profitability, and our management remains committed to building long-term stockholder value.

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COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION SUMMARY

PAY FOR PERFORMANCE

Paying for performance is a key attribute of ATI’s compensation philosophy. For many years, a fundamental principle of ATI’s executive compensation program has been to tie compensation to the achievement of specific financial and performance goals that further ATI’s business strategies, reward actual performance and are effective in achieving the Company’s underlying compensation goals. As such, a significant portion of our NEOs’ compensation is subject to the achievement of rigorous performance goals and, therefore, is “at risk.” The Company uses three-year performance measurement periods for all but our annual cash incentive plan in recognition of performance over a longer period of time and to mitigate compensation risk.

ATI Performance Impact on NEO Compensation

For both 2015 and 2016, our Personnel and Compensation Committee determined that our CEO, Rich Harshman, should forego his earned annual cash award under our annual incentive programs due to overall Company financial performance. Mr. Harshman did not receive a salary increase for 2016. In 2015, he was paid only his base salary, as no amounts were earned under the long-term incentive plans in effect for the 2013—2015 performance period.

Our NEOs other than Mr. Harshman received cash incentives for 2016 under our short term incentive program, the 2016 Annual Performance Plan or “APP.”

The TSR portion of our long-term incentive program in effect for the 2014-2016 performance period was earned at a rate equal to 63% of the applicable target awards, and the LTSV portion of the 2014-2016 program also resulted in a payout.

The following table shows the compensation paid to each NEO based on ATI’s 2016 performance.

Named Executive Officer	2016 Base Salary ($)(1)	2016 APP ($)(2)	2014-2016 PRSP ($)(3)	2014-2016 TSRP($)(4)	2014-2016 LTSV ($)(5)
Harshman	1,060,000	0	0	613,154	741,407
DeCourcy	480,000	38,400	0	175,762	318,794
Kramer	425,000	29,750	0	163,495	296,554
Sims	510,000	265,200	0	202,340	367,001
Wetherbee	500,714	40,000	0	122,626	N/A

(1)	Mr. Wetherbee’s base salary was $450,000 for the first two months of 2016 and $510,000 for the balance of the year.

(2)	Reflects a below target award for named executive officers other than Mr. Harshman, who did not receive an award. Mr. Wetherbee’s award reflects his change in base salary effective February 23, 2016.

(3)	Half of the performance/restricted stock award, including accumulated dividends, was forfeited. The remaining half of the 2014 award will vest in February 2019, for participants who remain employed by the Company on the vesting date.

(4)	Reflects achievement at 63% of the target award.

(5)	Reflects achievement at target.

The following comparison of target compensation to realized compensation for our NEOs demonstrates our 2016 reduction in target compensation levels to better align with market median in connection with the redesign of our executive compensation program, as well as our ongoing commitment to compensating our leadership based on the Company’s performance and placing a significant proportion of senior executive compensation “at risk”:

Named Executive Officer	2014 Target	2015 Target	2016 Target	2016 Realized
Harshman	$6,150,000	$6,519,000	$4,992,600	$2,575,179
DeCourcy	$2,021,000	$2,256,000	$1,632,000	$1,082,848
Kramer	$1,880,000	$1,997,500	$1,402,500	$1,125,682
Sims	$2,326,500	$2,397,000	$1,734,000	$1,429,344
Wetherbee	N/A	$2,115,000	$1,716,000	$721,309

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COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION SUMMARY

2017 Say on Pay Proposal

Why should you vote in favor of our 2017 Say on Pay proposal?

We took a “clean sheet” approach resulting in the substantial redesign of our compensation program in 2016 and developed a new executive compensation program that is more aligned with stockholders’ interests. Among other changes, we:

•   Redesigned our short-term cash incentive program and related financial measures to place greater emphasis on financial results. Awards to our CEO and Executive Council members are 90% contingent on ATI’s financial performance. Additionally, the Personnel and Compensation Committee of our Board has the authority to reduce or eliminate the remaining 10% of such awards, which is contingent on the achievement of individual strategic goals, based on the Company’s overall financial results and in order to align as closely as possible with stockholder interests.

•   Redesigned our long-term incentive program, which incorporates 3-year equity performance-based incentives that are aligned with our business strategies. Awards to our CEO and Executive Council are comprised 70% of performance shares.

•   Decreased the 2016 long-term incentive opportunities for our CEO and Executive Council members reflecting our lower financial performance and current market trends.

•   Adopted a simplified overall incentive compensation structure that is more transparent and easier to understand.

•   Implemented market-leading stock ownership guidelines for executives, officers and other top leadership positions.

Our business faced a number of challenges during 2016, following a similarly difficult year in 2015, as our management continued to execute the right sizing and other initiatives described above under the heading “2016 Business Performance” that we believe position us well for sustainable, profitable long-term growth in 2017 and beyond.

The compensation of our senior executives during 2016 under our new “clean sheet” program reflects our financial results. Our CEO and NEOs (other than Mr. Wetherbee) did not receive salary increases in 2016, and our NEOs whose awards under our 2016 Annual Performance Plan were contingent on our overall corporate results and/or the results of our FRP business did not receive any portion of the 90% of their awards that were contingent on such results. Our Personnel and Compensation Committee determined, after consideration of the Company’s overall financial results, that although our CEO earned the 10% of his 2016 Annual Performance Plan award tied to the achievement of strategic goals, his entire award should be forfeited in the interest of stockholder alignment. Moreover, a portion of the long-term incentive awards granted to our NEOs for the performance period ending in 2016 did not vest, because the applicable performance criteria were not satisfied.

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COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION PHILOSOPHY

Our Compensation Philosophy

ROLE OF THE PERSONNEL AND COMPENSATION COMMITTEE

The Committee’s primary responsibility is to design compensation plans that drive the Board’s and management’s long-term strategic vision for ATI, and to ensure that those plans support ATI’s goal of creating stockholder value over the long-term. Over the last several years, the Committee has emphasized design clarity and transparency to better communicate with our stockholders and to ensure that our compensation programs are aligned with evolving best practices.

The Committee is composed of four independent, non-employee directors. The Committee has the sole responsibility to carry out ATI’s overarching policy of linking the executive compensation program to the interests of stockholders. The Committee is responsible for determining compensation for the NEOs and other members of the management Executive Council, which is comprised of seven members of senior management, including the CEO. The Committee also has the responsibility for oversight of the Company’s equity plans, variable compensation plans for management employees and supervising management’s implementation of those plans to ensure a continuing source of leadership and succession planning for ATI. In addition, the Committee reviews compliance with independence standards applicable to ATI’s compensation consultant.

ROLE OF INDEPENDENT COMPENSATION CONSULTANTS

The Committee, under its charter, has the sole authority to retain and terminate any compensation consultant used in the evaluation of executive compensation and has the sole authority to approve the retention terms of the consultant, including fees. The compensation consultant retained by the Committee is responsible only to the Committee. The Committee reviews the qualifications of the consultant, including independence. The Committee re-evaluates the consultant’s independence on an ongoing basis. The Committee may, at any time, contact the consultant without interaction from management.

In September 2016, the Committee retained Meridian Compensation Partners, LLC, a nationally recognized executive compensation consultant, for benchmarking compensation and program design and advice on a variety of compensation related matters. Prior to that, Pay Governance served as the Committee’s independent compensation consultant. Meridian provides no other services to ATI and has been determined to be independent by the Committee. Further, because Meridian is involved only in the business of executive compensation consulting, Meridian does not attempt to sell other services to the Company.

OUR PHILOSOPHY

The Committee’s approach to compensation is to offer a base salary that is competitive with an identified benchmarking peer group of companies and incentive opportunities that are performance-oriented and linked to the interests of stockholders. The Committee has developed a balance of annual and long-term programs using diverse criteria to discourage inappropriate risk taking. For the NEOs, the program consists of base salary, an annual performance-based cash incentive, and longer-term performance-based compensation opportunities.

The Committee views the executive compensation program as a management tool that, through a detailed and quantitative target-setting process establishes challenging financial performance goals that encourage the management team to achieve or surpass ATI’s business objectives.

The Committee has determined that the executive compensation program should:

•   pay competitively by setting overall target compensation, which is realized when performance targets are met, in line with target compensation at peer companies and other companies and industries with which ATI competes for executive talent;

•   provide performance-oriented incentive pay opportunities that are linked to the interests of stockholders by (i) putting substantial portions of potential compensation at risk, (ii) supporting ATI’s business strategy by tying performance goals to specific Company annual and longer-term strategic objectives; and

•   retain executives that are essential to driving ATI’s strategies and future growth.

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COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION PHILOSOPHY

Competitive Compensation

The Committee reviews, with outside compensation and other advisors, the compensation policies and practices at peer companies that ATI competes with for talent and skill sets in the Company’s multiple locations, or are in our industry and serving our end markets. We use this information to help establish base compensation levels throughout the management organization at the approximate median of these groups. The incentive plans provide opportunities to earn additional amounts if performance goals are met or exceeded, but do not pay out if performance goals are not met.

Performance-Oriented and Linked to the Interests of Stockholders

The Committee believes that the more senior the manager, the larger the percentage of compensation that, over time, should be at risk. The goals and targets used across all management levels include both company-wide financial performance measures as well as pre-set goals within a particular participant’s area of responsibility. They are designed to encourage a team-oriented approach to achieving ATI profitability and strategic objectives and positioning the Company for the future challenges. The Committee scales compensation challenges and opportunities by level of responsibility and focuses performance on the measures that particular managers can most directly influence.

The Committee implements its pay-for-performance philosophy by using performance metrics that are linked to the interests of stockholders, such as operating profit, EBITDA, net income/earnings, total stockholder return, and/or strategic goals that are designed to help create stockholder value over the long-term. In the new compensation program design for 2016, performance goals focus on income, cash flow, and ROIC (return on invested capital). ATI’s business plans have focused on internal generation of the funds necessary for sustainable profitable growth and both product and end market diversification.

Attract and Retain Talent

We designed our program to attract and retain a deep pool of managerial talent who share ATI’s commitment to enhancing stockholder value in the short- and longer-terms. The Committee believes that the plans and performance goals will attract, challenge, and retain superior managers experienced in ATI’s businesses and direct their efforts toward achieving specific tasks that the Board and senior management determine to be necessary for profitable growth through business cycles.

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COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION PHILOSOPHY

Executive Compensation Highlights

o  Link compensation to ATI performance. Performance drives pay. A significant portion of compensation opportunities for the NEOs is variable, meaning it is tied to performance. Cash and equity incentive plans are based on the attainment of business plan performance metrics. Payments are made only when the performance targets are achieved.

o  Balanced compensation program. The compensation program includes complementary but diverse performance goals, a balance of types of compensation, and caps on the amount of compensation that can be awarded.

o  Compensation aligned with stockholder interests. Long-term incentive compensation opportunities for the NEOs are equity-based and tied to business plan performance metrics.

o  Double trigger change in control agreements.

o  Independent Compensation Consultant. Our Personnel and Compensation Committee works closely with an independent compensation consultant.

o  Clawback policy. Clawback arrangements require the return of compensation to the extent that information used to calculate the achievement of earnings or other performance measures is subsequently determined to be materially incorrect.

o  Robust Stock Ownership Guidelines for Directors and Executive Management. Our stock ownership guidelines for management include 6X base salary ownership for the CEO and require 100% retention until ownership guidelines are met.

o  Limits on severance arrangements. In 2016, we adopted a policy that limits future severance arrangements to 2.99X base salary.

o  Board compensation risk oversight.

o  162(m) compliant. Our incentive programs are designed with the intent that payouts will satisfy the requirements of qualified performance-based compensation under Section 162(m) of the Internal Revenue Code.

X  No employment agreements for executive officers.

X  No excise tax gross-ups in change in control agreements.

X  Executive perquisites. We do not have executive perquisites such as personal air travel, club dues or tax gross-ups.

X  No hedging transactions or pledging of ATI stock by officers and directors. We prohibit officers and directors from hedging or pledging ATI stock.

X  No repricing of awards. No previously granted awards can be repriced or surrendered in exchange for new awards.

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COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION SETTING PROCESS

Compensation Setting Process

SETTING COMPENSATION LEVELS AND OPPORTUNITIES

This section explains the Committee’s multi-step process for setting compensation levels and opportunities and validating our pay targets. The table below, and description that follows, summarizes the analyses involved in this process:

Process Step/ Analysis	Responsibility or Data Source	Purpose	How It’s Used	When It’s Conducted
Review of Annual and Long-Term Business Plans	Board/ management	Aligning incentive compensation with business objectives	To support determination of performance targets in incentive plans	December – February
Individual Performance Assessments	Committee; Executive feedback	Evaluating individual performance of CEO and Executive Council (EC) members (for EC members, based on CEO input)	To determine short-term incentive award payments for the award period that recently ended and to assist in setting individual award opportunities for the next year/ award cycle	December – January
Company Achievement of Performance Goals	Board/ management	Determining award payments based on Company performance in completed performance periods	Considered when determining appropriate performance goals for upcoming periods	January
Market and Peer Analysis	Compensation consultants	Setting pay for our executives	To set competitive base pay and short- and long-term incentive targets and compensation opportunities for the next year/award cycle	December – February
Pay and Performance Analysis	Publicly available financial and compensation information	Evaluating pay and performance to validate individual compensation plans that were established in February	To assess achievement under the incentive plans relative to Company and peer performance	Ongoing
Tally Sheets	Compensation consultants; Internal compensation and benefits data	Evaluating total remuneration and internal pay equity of our executives

To evaluate the total remuneration and projected payments to the NEOs under various termination scenarios. This helps to determine if each executive’s compensation package is appropriately aligned with that of internal peers and whether any adjustments to our compensation plans or programs, or an individual’s pay package, is necessary

Ongoing
Stockholder Outreach	Board/ management	To obtain stockholder feedback on concerns and questions relating to plan design and performance	To understand expectations of investors and monitor trends in executive compensation from the perspective of stockholders. Used to evaluate compensation policies, practices and plans.	Ongoing

Near the end of each year, the Board (including members of the Committee) reviews ATI’s annual and long-term business and strategic plans with management. Generally at the Committee’s January meeting, following the review of the Company’s year-end financial results, the Committee determines the award payments to be made under the compensation plans with performance measurement periods that concluded at the end of the previous year based upon the Committee’s assessment of the achievement of the predefined financial goals and objectives.

Generally, at the Committee’s February meeting, the Committee authorizes compensation plans for future periods and establishes the specific financial performance goals under the incentive plans in light of the Board-approved business and strategic plans for that future period.

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COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION SETTING PROCESS

The Committee considers which incentive plans, award levels and performance goals would optimize the achievement of ATI’s future business objectives without introducing systemic risk driven by the executive compensation program. The Committee solicits the views of its advisors as to whether the plans under consideration reflect and support achievement of the Company’s short-term and long-term business objectives and strategies. In addition, at that time, the Committee approves individual participation levels in the compensation plans for the CEO and members of the management Executive Council, and directs executive management to establish participation levels in the plans for other eligible employees within the guidelines given by the Committee. Generally, all prospective compensation opportunities under the long-term compensation plans are made at the Committee’s February meeting.

INTERNAL PAY EQUITY

Using market data, our independent compensation consultant advises the Committee on relative compensation among the Executive Council members, including the NEOs. The compensation levels generally reflect the job functions normally associated with a particular title and the degree of responsibility inherent with the job duties.

In setting compensation opportunities, the Committee considers the ratios of CEO compensation opportunities and the compensation opportunities of each of the other NEOs. The ratio of the 2016 total realized compensation for Mr. Harshman, Chairman, President and Chief Executive Officer, compared to the average of the compensation of the other NEOs, as reflected in the Total Realized Compensation Table, is approximately 2.36. Recognizing his ultimate management responsibility as Chairman, President and CEO, base pay and compensation opportunities are significantly greater for the CEO than for the other NEOs of the Company.

BENCHMARKING PEER GROUP

The Committee considers, with information provided by the compensation consultant, the compensation practices across a broader group of manufacturing companies. The Committee uses the peer group as a reference in developing its executive compensation program and in determining the competitiveness of its executive compensation levels. The Committee also uses the broader manufacturing company practices as a check against the peer group information. Annually, the Committee reviews the peer group to ensure that the companies constituting the peer group remain relevant and provide meaningful comparisons for compensation and business purposes. ATI believes that there are no public companies that engage in the full range of the Company’s specialty materials and components manufacturing, fabrication, marketing and distribution. To address this reality, the Committee’s independent compensation consultant developed the following criteria to guide the selection of peer companies for benchmarking compensation.

Specifically, peer companies should:

1)	Be competitors for business and/or executive talent and be primarily from the metals industry or adjacent sectors;

2)	Be reflective of the general complexity and business orientation of ATI:

•  Global footprint, product lines, foreign competition

•  Revenues that approximate 50% to 200% of ATI with some flexibility

•  Capital intensive businesses as indicated by lower asset turnover ratios (i.e., 0.5 to 1.5)

•  Higher stock price volatility, or “beta” (i.e., greater than 1.0)

•  Market capitalization reasonably aligned with ATI; Some flexibility for outliers that may be aligned from different perspectives (i.e., revenues, competition)

•  Similar number of employees

3)	Have stock prices reasonably correlated with ATI over the past five years indicating sensitivity to similar external market influences.

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COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION SETTING PROCESS

As a result, for performance measurement periods under the executive compensation plans beginning on January 1, 2016, the Benchmarking Peer Group consists of the following companies:

($millions) Company	Revenue Actual FY2016	Total Assets FY2016	Market Capitalization 12/31/2016	Employees	Asset Turnover	Beta 12/31/2016
Reliance Steel & Aluminum Co.	$8,578	$7,585	$5,772	14,000	1.25	1.34
Steel Dynamics Inc.	$7,458	$6,788	$8,673	7,510	1.12	1.47
Oshkosh Corporation	$6,279	$4,514	$4,776	13,800	1.38	1.77
AK Steel Holding Corporation	$6,007	$3,921	$2,433	8,500	1.50	2.67
Terex Corporation	$5,046	$5,569	$3,311	70,400	1.13	2.42
Trinity Industries Inc.	$5,031	$9,136	$4,225	22,030	0.73	2.22
Commercial Metals Company	$4,611	$3,131	$2,497	8,388	1.42	1.38
Westinghouse Air Brake Technologies Corporation	$3,004	$3,428	$7,394	13,000	1.00	1.11
Worthington Industries, Inc.	$2,827	$2,143	$2,968	10,000	1.36	1.35
Crane Co.	$2,747	$3,409	$4,227	11,200	0.81	1.18
The Timken Company(1)	$2,729	$2,819	$3,089	14,709	0.99	1.63
Valmont Industries, Inc.	$2,481	$2,384	$3,172	10,697	1.02	1.05
Joy Global, Inc.	$2,371	$3,426	$2,753	10,000	0.66	1.98
SPX Corporation	$2,113	$2,750	$1,342	8,000	0.65	—
Kennametal Inc.	$2,020	$2,307	$2,499	11,178	0.80	1.95
Carpenter Technology Corp.	$1,747	$2,814	$2,814	4,500	0.64	2.00
Schnitzer Steel Industries, Inc.	$1,353	$891	$ 688	2,818	1.46	1.64
25th Percentile	$2,371	$2,750	$2,497	8,388	0.80	1.35
Median	$2,827	$3,409	$3,089	10,697	1.02	1.64
75th Percentile	$5,046	$4,514	$4,227	13,800	1.36	1.99
ATI	$3,135	$5,170	$1,735	8,500	0.60	2.38
Percentile	57%	79%	13%	34%	0%	92%

Source: Standard & Poor’s Capital IQ Database (Compustat financials)

Data represents each company’s fiscal year, which may not align with ATI’s fiscal year end of December 31

(1)	In July 2014, The Timken Company spun off its steel-making business into a public company, TimkenSteel Corporation. The Timken Company remains part of the benchmarking peer group.

The peer group used for measuring the Company’s relative total stockholder return (“TSR Peer Group”) is different from the benchmarking peer group. The TSR Peer Group companies, though having a range of sizes, all remain aligned with ATI on the basis of relative similarity to one or more of the aspects of the Company’s businesses. These companies compete in one or more of the markets in which ATI competes, and the risk profiles typically assigned to those companies by the capital markets are similar to ATI. For further information, please see page 63.

MONITORING OF PERFORMANCE AND PROGRESS THROUGHOUT THE YEAR

The Committee meets regularly during the year to monitor the Company’s performance as well as the individual performance of members of our management Executive Council, relative to the incentive plan goals. At these meetings, the Committee is provided with current financial data and with internal status reports on key performance measures. The Committee uses this information to:

•	assess management’s interim progress toward achieving the predetermined performance goals and the potential payouts under the various executive compensation plans, and

•	assist in the evaluation of whether the compensation plans continue to support and direct performance as required to achieve the Company’s business goals.

Members of management attend portions of these meetings. The Committee also meets with its outside compensation and other advisors during non-management executive session in order to ensure independent feedback on all compensation-related matters.

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COMPENSATION DISCUSSION AND ANALYSIS | INVESTOR OUTREACH AND THE EXECUTIVE COMPENSATION PROGRAM

Investor Outreach and the Executive Compensation Program

Beginning in December 2014, and as a result of concerns expressed by ISS and Glass Lewis in prior years, ATI management was commissioned by the Personnel and Compensation Committee of the Board of Directors to undertake a “Clean Sheet” approach to executive compensation, including the short-term incentive (STI-annual cash incentive) and long-term incentive (LTI-equity) programs. The new approach initially included two rounds of stockholder outreach in April and September of 2015. Specifically, we engaged with our 50 largest stockholders, which represent over 60% of our share ownership, and discussed stockholders’ comments on our executive compensation program and corporate governance practices. The results of our engagement are best reflected in our corporate governance practices and our new “clean sheet” executive compensation program. We conducted further outreach efforts throughout 2016, and will include stockholder outreach as an annual part of our process going forward. The following table summarizes stockholder feedback from our 2015 outreach initiatives, and ATI’s responsive changes and proposals.

Program Element	2015 Stockholder Feedback	ATI 2016 Program Changes

Annual Cash Incentive Plan	The annual incentive plan should place more emphasis on financial performance and should be designed to drive ATI’s strategy.	We increased the proportion of CEO and Executive Council members’ annual cash incentive plan that is contingent upon the achievement of financial goals (income and cash flow) to 90% from 70%, beginning in 2016. We also removed discretionary bonuses as a potential component of our program. Strategic/individual goals are part of the plan, but are limited to 10% of the plan for CEO and Executive Council members.

The plan now includes an “all ATI” component for all participants; at least 20% of each participant’s award is contingent upon ATI’s financial results.

Equity Incentive Plan	ATI’s equity program seems complex; does it communicate and drive the right behaviors?	We reduced the number of equity programs in which our CEO and Executive Council participate from 3 programs with multiple measures to 2 programs: Performance Shares (70%) and Time Vested Shares (30%). There are no separate programs for CEO and Executive Council members.
Long term incentives should include a heavier weight on ROIC.

Awards granted to our CEO, Executive Council members and other top leaders under the Performance Share component of our new program are contingent on the achievement of ROIC (50%) and Net Income (50%) performance goals.

Best Practices	Are all programs following best practices?

To keep pace with current best practices, we:

•  updated our Stock Ownership guidelines to include 6X base salary ownership for CEO and require 100% retention until guidelines are met; and

•  stopped paying dividends on unvested shares subject to LTI awards.

Level of Compensation	Are all programs’ payout percentages in line with market data?

To better reflect the market median, we significantly reduced target payouts (as a percentage of base compensation) to our CEO and Executive Council members under our LTI program, generally resulting in reductions of 20%—33%. All other compensation elements are at the median of the market for actual pay (base), or target opportunity (STI).

Our 2016 program changes and proxy disclosure improvements were very well received by ATI stockholders, based on feedback that we received as part of our 2016 stockholder outreach program. Additionally, our stockholders expressed their appreciation for ATI’s ongoing commitment to strong corporate governance, noting in particular our adoption of proxy access by-law provisions in 2016.

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COMPENSATION DISCUSSION AND ANALYSIS | HISTORY OF EXECUTIVE COMPENSATION PROGRAM CHANGES

History of Executive Compensation Program Changes

The 2016 redesign of the executive compensation program follows years of continuous improvement to our executive compensation programs. This progression shows our willingness to incorporate compensation best practices and developments into our program and demonstrates our responsibility to stockholders.

2012
Increased rigor of financial targets and reduced maximum payouts under two incentive plans	Revised management and director stock ownership guidelines, added retention requirement		Hired new independent compensation consultant	Eliminated NEO perks and related tax gross-ups

2013
Reduced CEO’s target award opportunities by 20% under two incentive plans	Increased minimum level of company performance needed for payout under the Total Stockholder Return Plan Reduced maximum payout opportunity		Formalized long-standing policy prohibiting hedging/pledging of ATI Stock Included clawbacks in executive compensation arrangements	Eliminated excise tax gross up Restructured benchmarking peer group to right-size peer companies

2014
Increased CEO stock ownership guidelines	Reduced NEO target award opportunities by 10% under annual incentive plan		Adopted new Long Term Performance Plan with two performance components; Total Stockholder Return (TSR) and Long-term Stockholder Value (LTSV) subject to four strategic operational goals	Froze ATI Pension Plan and Supplemental Pension Plan accruals effective 12/31

2015
	Revised benchmarking peer group		Embedded clawback policy in 2015 Incentive Plan

2016
New executive compensation program implemented; simplified and better aligned with business goals	Updated stock ownership guidelines to require 6X base salary ownership for CEO		Reduced CEO and NEOs’ target award opportunities under LTI programs	Adopted “proxy access” by-law provisions Future severance arrangements limited to 3X base salary

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COMPENSATION DISCUSSION AND ANALYSIS | 2016 EXECUTIVE COMPENSATION PROGRAM

2016 Executive Compensation Program

For 2016, we overhauled our executive compensation program and took a “clean sheet” approach to its redesign. ATI engaged external compensation consultants and other advisors to provide research and review peer company practices and the practices of other manufacturing companies. We also considered the business challenges and goals and motivation and retention issues that we face and reached out to our largest stockholders to solicit their feedback on a tentative program design.

The clean sheet process included:

•    Evaluation of alternative annual and long-term incentive plan designs to vet and refine incentive designs deemed to be a best-fit for the business and best-in-class;

•    Benchmarking executive compensation levels, as well as short term incentives and long-term incentive opportunities, to ensure total compensation levels would be aligned with (or lower than) the market median;

•    Modeling the impact of incentive designs and compensation reductions;

•    Introduction of new financial performance metrics, including return on invested capital (ROIC) and “one ATI” initiative and ensuring affordability;

•    Increasing performance expectations embedded in the annual and long-term incentive plan goals to ensure meaningful progress was achieved before payouts were generated; and

•    Reducing individual long-term incentive target opportunity for the CEO and Executive Council members as well as other executive participants to be aligned with market median.

The resulting program consists of the Annual Performance Plan and the Long-Term Incentive Plan. Specifically, we:

Redesigned our short-term incentive program (annual cash performance-based incentive)

•    Changed our financial measures to put more emphasis on total ATI results through income/income-related and cash flow measures.

•    Changed the weighting of the financial portion to 90% for the CEO and Executive Council members.

•    Program prohibits positive discretion to increase award amounts.

Redesigned our long-term incentive program (3-year equity performance-based incentive)

•     Re-aligned our long-term incentives to match our future business strategies, with 70% weighting on performance shares for the CEO, Executive Council members, and other top leaders.

•    New long-term incentive financial performance metrics, with a focus on two metrics: ROIC (return on invested capital), and net income.

•    Maintained total stockholder return performance relative to a peer group of companies as a modifier to ROIC and net income performance.

•    No dividends are earned on restricted share units.

Simplified our Executive Compensation Program

•    Long-term equity performance-based incentive program has been reduced from its current format of three plans with multiple metrics and features.

•    There are no separate programs for the CEO and Executive Council members.

•    The new executive compensation program is more transparent and easier to understand.

Competitive and Market-Based

•    Decreased the 2016 long-term incentive opportunities for the CEO and all Executive Council members to reflect a target at the market median based on position. This resulted in decreases from 20% to 33% as a percentage of base salary. Specifically, the CEO’s LTI was reduced from 400% of base salary to 320%.

•    Contemporary design that aligns with other mid-sized and large manufacturing companies.

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COMPENSATION DISCUSSION AND ANALYSIS | 2016 EXECUTIVE COMPENSATION PROGRAM

The new executive compensation program is designed to be more aligned with stockholders’ interests, more transparent, easier to understand, retentive, and focused on ATI’s business objectives, such as driving the achievement of financial goals and emphasizing alignment between the interests of ATI’s management and ATI’s stockholders. The changes are reflective of investor feedback, a market analysis of competitive practices, and a goal to simplify the overall structure. We intend for this new program to be in place for the next several years.

Our newly redesigned executive compensation program for 2016 consists of the following elements for our NEOs:

	Plan	Purpose	Relevant Performance Metric and Description
ANNUAL/SHORT TERM INCENTIVE	Base Salary	To provide fair and competitive compensation for individual performance and level of responsibility of position held.	Individual performance	FIXED
	2016 Annual Performance Plan (“APP”)	To provide performance-based annual cash award for ATI and business unit performance to motivate and reward key employees for achieving our short-term business objectives and drive performance.	Mix of metrics, including: • EBITDA/ Segment operating profit • Cash flow • Strategic/Individual goals	VARIABLE
LONG-TERM INCENTIVE	Long-Term Incentive Plan: Performance Share Units (“PSUs”) (70%)	To provide performance-based equity compensation in the form of restricted share units to drive ATI’s earnings and retain key managers.

Awards vest at the end of a three-year performance period based on achievement of specified goals tied to:

•    Net Income (50%)

•    Return on invested income (ROIC) (50%) 20% +/- TSR modifier for Executive Council and other leadership participants.

	Long-Term Incentive Plan: Restricted Share Units (“RSUs”) (30%)	To enhance the program’s ability to retain participants and drive long-term behavior by allowing for time-based awards.	The RSUs are time-vested awards.

While our legacy long-term incentive programs continued to impact the compensation realized by our NEOs in 2016, base salary and incentive award opportunities for 2016 further reflected both the underlying approach and goals of our clean-sheet redesign effort and the challenges that our business faced in 2015 and 2016. Specifically, for 2016:

•	Base salaries for the CEO and NEOs (other than Mr. Wetherbee) remained at 2015 levels.

•	Our incentive programs promote our “one ATI” philosophy by placing greater emphasis on financial metrics that measure total ATI performance, rather than segment or individual results, for all participants.

•	Our incentive programs are now more heavily weighted toward performance-contingent awards, particularly for NEOs. Short-term incentive awards to our NEOs for 2016 were 90% contingent on total ATI and (as applicable) segment financial performance, compared to 70% for our 2015 awards, and 70% of each long-term award is performance-vested.

•	The Committee substantially reduced NEO award levels at target under the new LTIP by 20%-33% compared to award levels for prior years. Our CEO’s target long-term award opportunity was reduced from 400% of base salary to 320% of base salary, and awards were weighted to emphasize performance-vested shares. Specifically:

•	The PSUs awarded at target as a percentage of base salary were 224% for the CEO and 140% for each other NEO; and

•	The RSUs awarded at target as a percentage of base salary are 96% for the CEO and 60% for each other NEO.

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COMPENSATION DISCUSSION AND ANALYSIS | 2016 EXECUTIVE COMPENSATION PROGRAM

The pie charts below show the mix of aggregate NEO compensation by type, form, and length, at target for 2016:

2016 ANNUAL PERFORMANCE PLAN (“APP”)

Adopted in connection with our 2016 clean-sheet redesign effort, the APP is a short-term cash incentive plan in which approximately 400 key employees (including the NEOs) participate. For Executive Council members, 90% of the performance goals are based on financial metrics, and 10% on strategic/individual goals, as described below.

For Corporate participants (including our CEO):

For Business Segment NEOs:

Performance Criteria. The performance goals for the 2016 APP were set in February 2016 based on ATI’s business and operations plans for 2016. Corporate-wide goals are established in a bottom-up process through which each business unit’s business plan and business conditions are separately reviewed in setting targets, as are the expectations for other performance factors at each business unit. The performance goals include a mix of financial targets and strategic and/or individual performance goals.

Level of Difficulty. The Committee sets the APP metrics so that the relative difficulty of achieving the target level is consistent from year to year. The objective is to establish target goals in any given year that are challenging yet achievable, with a much higher level of difficulty to achieve performance that generates the maximum payout.

60% on ATI EBITDA
30% on ATI cash flow
10% on strategic/ individual goals
30% on ATI EBITDA
30% on Business Unit/Segment
Operating Profit
30% of Business Unit/Segment
Operating Cash Flow
10% on strategic/ individual goals

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COMPENSATION DISCUSSION AND ANALYSIS | 2016 EXECUTIVE COMPENSATION PROGRAM

Award Opportunities. The opportunities for the NEOs under the APP are granted at “threshold,” “target” and “maximum” levels expressed as a percentage of base salary and based on predetermined levels of performance. The Committee sets the potential award ranges as percentages of base salary (the “annual incentive percentage”) for each NEO using comparative market data provided by the compensation consultant. In general, our short-term incentive program is designed so that the payout associated with achieving threshold performance is equal to 50% of target while the payout associated with achieving the maximum performance level is capped at 200% of target. No payout with respect to the financial performance component is earned for performance below the threshold level.

	Annual Incentive Percentage
Named Executive Officer	Below Threshold	Threshold	Target	Maximum
Harshman	0%	57.5%	115%	230%
DeCourcy	0%	40%	80%	160%
Kramer	0%	35%	70%	140%
Sims	0%	40%	80%	160%
Wetherbee	0%	40%	80%	160%

To calculate a potential award amount, the target percentage of salary for each NEO is multiplied by a formula based on performance.

Formula

Base Salary as of December 31, 2016	x	Target Annual Incentive Percentage	x	Performance Achievement (0-200%)	=	Annual Incentive Payout ($)

2016 Earned and Paid Amounts For Each NEO:

	At Target (100%)		Actual
Named Executive Officer	Target (% of Base Salary)	Dollar Amount ($)	Actual Weighted Achievement (% of Target)	Earned Cash Award ($)	Paid Cash Award ($)
Harshman	115	1,219,000	10	121,900	0
DeCourcy	80	384,000	10	38,400	38,400
Kramer	70	297,500	10	29,750	29,750
Sims	80	408,000	65	265,200	265,200
Wetherbee	80	400,000	10	40,000	40,000

The Personnel and Compensation Committee decided that our CEO, Rich Harshman, would not be paid the earned APP incentive award in 2016 due to overall Company financial performance.

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COMPENSATION DISCUSSION AND ANALYSIS | 2016 EXECUTIVE COMPENSATION PROGRAM

2016 Performance Goals and Achievement Levels for the Named Executive Officers:

Messrs. Harshman, DeCourcy and Kramer:

The 2016 APP awards for Messrs. Harshman, DeCourcy and Kramer were determined by (a) total ATI performance relative to the financial metrics and (b) each such executive’s individual performance relative to strategic and/or individual goals, in each case established at the inception of the awards in February 2016. The following table describes the relative weighting of each metric and the individual goals, as well as ATI’s and each executive’s relative level of achievement for the year:

ATI Corporate

Performance Goals	Relative Weighting (%)	2016 Actual Achievement (% of Threshold)
ATI EBITDA	60	0
ATI Cash Flow	30	0
Individual/Strategic Goals	10	100
	100%	10%

2016 Achievement: For 2016, the threshold, target and maximum goals for ATI EBITDA and ATI Operating Cash Flow, as defined, were as set forth below. APP awards were earned based on the weighted achievement of each operating goal. The financial goals were not met.

	(millions)
	Threshold	Target	Maximum	2016 Actual Performance(a)
ATI EBITDA	$161	$261	$361	$77
ATI Cash Flow	$156	$216	$316	$137

(a)	ATI EBITDA was $29.2 million including $471.3 million of non-cash restructuring charges, and ATI cash flow from operations was $(43.7) million. Actual 2016 APP Award performance includes certain adjustments to both the EBITDA and Cash Flow metrics. EBITDA adjustments include certain idling and shutdown costs related to the August 2016 idling of our titanium sponge production facility in Rowley, UT. Cash Flow adjustments include the $115 million contribution to our U.S. qualified defined benefit pension plan, adjustments for the Rowley idling, and other adjustments affecting unplanned changes in managed working capital balances.

Mr. Sims:

The 2016 APP award for Mr. Sims was determined by the achievement of goals relevant to both total ATI performance and performance of the ATI High Performance Materials & Components segment, as well as his performance relative to individual strategic goals. Mr. Sims’ 2016 earned award was at 64.3% of target, as described in the following table:

ATI High Performance Materials & Components

Performance Goals	Relative Weighting (%)	2016 Actual Achievement (% of Threshold)
ATI EBITDA	30	0.00
ATI High Performance Materials Components Segment Operating Profit	30	67.90
ATI High Performance Materials Components Segment Operating Cash Flow	30	115.57
Individual/Strategic Goals	10	100.00
	100%	65.00%

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COMPENSATION DISCUSSION AND ANALYSIS | 2016 EXECUTIVE COMPENSATION PROGRAM

Mr. Wetherbee:

The 2016 APP award for Mr. Wetherbee was determined by the achievement of goals relevant to both total ATI performance and performance of the ATI FRP business, as well as his performance relative to individual strategic goals. Mr. Wetherbee’s 2016 earned award was at 10% of target, as described in the following table:

ATI Flat Rolled Products

Performance Goals	Relative Weighting (%)	2016 Actual Achievement (% of Threshold)
ATI EBITDA	30	0
ATI Flat Rolled Products Operating Profit	30	0
ATI Flat Rolled Products Operating Cash Flow	30	0
Individual/Strategic Goals	10	100
	100%	10%

For further information about ATI financial performance, please see ATI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC.

LONG-TERM INCENTIVE PLAN (“LTIP”)

The long-term incentive portion of our redesigned compensation program, the Long-Term Incentive Plan, or “LTIP,” consists of two components, including performance share units and restricted share units, each of which were awarded in 2016. For our NEOs, 70% of the aggregate LTIP award is performance-based and entirely contingent on the achievement of quantitative performance measures, while the remaining 30% of the LTIP award is time-based to provide retention incentives.

Vehicle	Performance Metric	Vesting	Payout Ranges
Performance Share Units (70%)	• Income 50% • Return on Invested Capital 50% • h or ¯ TSR Modifier of 20% for Executive Council members and leadership level participants	3-Year performance period

Threshold = 50% of Target*

Target = 100%

Maximum = 200% of Target*

* At the inception of the award period, the Committee can reduce the threshold and maximum payout levels at their discretion.

For 2016:

Threshold = 25% of Target

Target = 100%

Maximum = 150% of Target

Restricted Share Units (30%)	N/A	3-Year Ratable Vesting

Individual opportunities under the LTIP are granted at Threshold, Target and Maximum levels, which are expressed as a percentage of base salary. The respective opportunities granted to the CEO and NEOs under the 2016 LTIP were reduced from 2015, as follows:

	2015 Target	2016 Target
CEO	400%	320%
Other NEOs	300%	200%

The CEO’s 2016 target was below the market median, while the other NEOs’ 2016 targets aligned with the market median.

All LTIP participants have a PSU component based on income and ROIC metrics.

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COMPENSATION DISCUSSION AND ANALYSIS | 2016 EXECUTIVE COMPENSATION PROGRAM

Performance Share Units (PSUs):

PSUs will vest to the extent that cumulative earnings (defined as income from continuing operations attributable to ATI) and return on invested capital (“ROIC,” defined as net operating profit after taxes divided by average invested capital) meet or exceed a Threshold, Target or Maximum level of performance set by the Committee at the beginning of the three-year performance measurement period. ROIC performance will be averaged over the three year performance measurement period. Whether the income or ROIC performance goals are met, and the extent to which the PSUs vest, will be determined by the Personnel and Compensation Committee at the end of the performance measurement period. When vested, each PSU will convert into a share of the Company’s common stock. No dividends are accumulated or paid on the PSUs.

2016 Payout Percentages if Performance Goals are Met

For the 2016 PSU component, which is scheduled to vest subject to goal achievement on December 31, 2018, the Committee reduced the Threshold and Maximum payout percentages from the plan design of 50% Threshold and 200% Maximum, to 25% Threshold and 150% Maximum, as a result of the challenges that the Company faced at the times the awards were made.

Total Shareholder Return Adjustment. If the Committee determines that the income and ROIC goals for the 2016-2018 performance measurement period meet or exceed Threshold, the number of shares earned may be increased or decreased by up to an additional 20% based on the Company’s TSR relative to the TSR of a peer group of companies, as follows:

For 2016 awards, we used the SPDR S&P Metals and Mining ETF (XME) as our TSR peer group.

Restricted Share Units (RSUs):

In order to provide a retention component to the long-term incentive program, granted RSUs will vest ratably over three years so long as the individual remains an employee of the Company. If and when vested, each RSU converts into a share of Company common stock. No dividends will be accumulated or paid on the RSUs.

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COMPENSATION DISCUSSION AND ANALYSIS | LEGACY LONG-TERM INCENTIVE COMPENSATION PROGRAMS

LEGACY PLANS

In 2014 and 2015, the Company issued equity awards under two long-term equity incentive plans, the Performance/Restricted Stock Program (“PRSP”) and the Long-Term Incentive Performance Plan (“LTPP”), which had two components, including the Total Shareholder Return Program (“TSR”) and the Long-Term Shareholder Value (“LTSV”), each of which is described below. Both the PRSP and LTPP were discontinued beginning in 2016. These programs were replaced with our new clean sheet long-term incentive programs and no new awards are being made under either plan.

Legacy Performance/Restricted Stock Program (“PRSP”)

Overview. Under the PRSP, shares of performance/restricted stock were awarded to participants at the beginning of a three-year performance measurement period. Approximately 120 key managers, including the NEOs, participated in this plan. One-half of the award under the remaining PRSP awards has a performance-based vesting feature and the other half has both performance-based and time vesting components, as more fully described below.

Performance Criteria. The PRSP used an aggregate net income target that reflected ATI’s baseline expectations for earnings under the applicable three-year business plan. For awards under the 2014—2016 and 2015—2017 performance measurement periods:

•	Performance Feature: One-half of the stock-based award is scheduled vest, if at all, only upon ATI’s achievement of at least a minimum, predetermined aggregate net income target for the applicable three-year performance period, in the case of the 2014—2016 award, excluding certain facility start-up costs and underutilization costs associated with our Rowley, Utah titanium sponge plant in the aggregate for fiscal years 2014, 2015 and 2016.

If the net income target is not reached or exceeded on or before the end of the three-year performance period, or if the individual leaves the employ of the Company for a reason other than retirement, death or disability before that date, this one-half of the award is forfeited.

Conversely, if the net income target is reached or exceeded on or before the end of the performance period, the vesting of the remaining one-half of the award (described below) will accelerate so that 100% of the award is payable at the end of the third year.

•	Time-Based and Performance Feature: For our NEOs, one-half of each award will vest upon the earlier of (i) five years from the date of grant, if the participant is still an employee of the Company on that date (or if the participant has retired, died or become disabled), or (ii) the last day of the applicable three-year performance period, if the net income performance criteria for the performance period is attained.

2014-2016 Performance. The PRSP implemented in 2014 had a performance goal of aggregate net income of $250 million for the 2014-2016 performance measurement period, excluding certain facility start-up costs and underutilization costs associated with our Rowley, Utah titanium sponge plant in the aggregate for fiscal years 2014, 2015 and 2016. Based on ATI’s actual aggregate net loss of $950.8 million over that time, half of each of the 2014-2016 awards was forfeited as of January 27, 2017. The remaining half of each such award will vest in February 2020, if the participant is still an ATI employee as of that date or has retired, died or become disabled. The fair market value of ATI stock on the grant date of February 26, 2014 was $31.215.

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COMPENSATION DISCUSSION AND ANALYSIS | LEGACY LONG-TERM INCENTIVE COMPENSATION PROGRAMS

Legacy Long-Term Incentive Performance Plan (“LTPP”)

Overview. The Long Term Incentive Performance Plan, which was designed to drive overall ATI performance and the achievement of strategic goals while retaining key managers, included two components:

TSR Component: Measures total stockholder return	LTSV Component: Measures long-term stockholder value

The Committee awarded a target number of shares to the recipient for the applicable performance measurement period calculated using a specified percentage of base pay. At the end of the applicable performance measurement period, the number of shares received by the recipient, if any, is based on the Company’s total stockholder return (generally, the change in the trading prices of a share of Company common stock plus dividends paid) (“TSR”) relative to the TSR of a peer group of publicly traded companies deemed comparable by the Committee. Approximately 60 key managers participated in this portion of the LTPP.

The Committee grants performance restricted stock which will vest after three years, in whole or in part, subject to the achievement of various pre-set strategic operational goals that are expected to create stockholder value over the long-term, using specified percentages of base pay to calculate the grant. Only members of our Executive Council participated in this portion of the LTPP.

Total Shareholder Return (TSR) Component

Performance Criteria, Including Peer Group. The Committee established a three-year performance measurement period selected the eligible participants, established the Opportunity Shares for each participant, and identified the peer group of companies for that performance measurement period. The target number of shares of an individual’s TSR component is calculated as a percentage of base salary on the date of grant, then divided by the average of the high and the low trading prices of ATI’s Common Stock on the NYSE on the date of grant.

Measurement Criteria. The performance ranges for threshold, target and maximum performance are as follows, which are rigorous and consistent with other TSR-measured plans used by peers:

•	Threshold: 35th percentile of the peer group results in a payout equal to 50% of target;

•	Target: 50th percentile of the peer group results in a payout equal to 100% of target; and

•	Maximum: 90th percentile or greater of the peer group results in a payout capped at 200% of target.

Interpolation is used to determine the payout for performance between threshold, target, and maximum performance levels.

Long Term Shareholder Value (LTSV) Component

Performance Criteria. Under the LTSV component, the Committee established various strategic, operational goals, the achievement of which were considered crucial to the completion and implementation of the Company’s capital improvement, acquisitions, and business development strategies, and assigned relative weight to each performance metric. At the end of the performance measurement period, the Committee determines the degree to which each of the performance goals has been met. The achievement level of the respective performance goals with relative weighting will be added together and the sum, expressed as percentage, is multiplied by the number of shares of restricted stock granted to each participant, to determine the number of shares of restricted stock that will vest. Dividends declared on the Company’s Common Stock are accumulated and paid in stock to the holders of this performance/ restricted stock when and if the restrictions lapse on the shares.

2014-2016 Performance. For the 2014—2016 Performance Period, ATI’s total shareholder return was at the 39th percentile relative to the TSR for each member of its peer group for that performance period, resulting in the payment of awards equal to 63% of each participant’s target award.

The Committee determined that the operational goals established under the LTSV for the 2014—2016 Performance Period were successfully achieved. As a result, ATI’s total shareholder return was at the 39th percentile relative to the TSR for each member of its peer group for that performance period, resulting in the payment of awards equal to 63% of each participant’s target award.

ATI 2017 Proxy Statement    / 65

COMPENSATION DISCUSSION AND ANALYSIS | OTHER COMPENSATION POLICIES

Other Compensation Policies

Employment Agreements; Change in Control Agreements.

ATI does not have any employment agreements with its NEOs.

The Company has change in control agreements with each NEO and Executive Council member in the event that a change in control occurs and the individual is terminated from his or her position (“double trigger”). These change in control agreements do not include an excise tax gross-up provision. The change in control agreements are intended to better enable ATI to retain the NEOs in the event that it is the subject of a potential change in control transaction. Based on past advice from its compensation consultant, the Committee believes that the potential payments under these agreements are, individually and in the aggregate, in line with competitive practices.

For a more detailed discussion of these agreements, see the “Employment and Change in Control Agreements” section of this Proxy Statement.

Adherence to Ethical Standards; Clawback Policy

Incentive awards (paid in cash or equity) are conditioned on adherence to the Company’s Corporate Guidelines for Business Conduct and Ethics, which are published on our website www.atimetals.com. We have clawback agreements with each member of the management Executive Council (which includes the NEOs) that provide for the return of compensation to the extent that information used to calculate achievement of earnings or other performance measures is subsequently determined to be materially incorrect (including but not limited to circumstances under which any such inaccuracy results in a financial restatement).

Pension and Retirement Plans

ATI maintains a qualified defined benefit pension plan, which has a number of benefit formulas that apply separately to various groups of employees and retirees. Effective December 31, 2014, the Company froze future benefit accruals in the ATI Pension Plan for all participating employees other than those in collectively bargained employment arrangements. Also effective December 31, 2014, the Company froze the defined benefit-type non-qualified deferred compensation plans in which salaried employees participate, which includes the Supplemental Pension Plan in which Mr. Harshman participates and the defined benefit portion of the ATI Benefit Restoration Plan in which Messrs. Harshman, DeCourcy, Sims and Wetherbee participate. The Company continues to sponsor a qualified defined contribution plan and a non-qualified defined contribution restoration plan compliant with Section 409A of the Code aimed at restoring the effects of limitations on defined contribution accruals imposed by the Code. For more information regarding the pension plans of the NEOs, see the Pension Benefits table and accompanying narrative.

Perquisites

ATI does not generally provide our executives with perquisites such as the personal use of corporate aircraft without reimbursement to the Company, payment of club membership dues or tax reimbursement arrangements. ATI does provide a parking benefit to the NEOs who work at corporate headquarters on the same terms as provided to a broader group of corporate employees.

Tax Deductibility of Compensation Expense.

Section 162(m) of the Code places a $1 million limit on the amount of compensation a company can deduct in any one year for compensation paid to the chief executive officer and the three most highly-compensated executive officers employed by the company at the end of the year (other than the chief financial officer). However, the $1 million deduction limit generally does not apply to compensation that is performance-based and provided under a stockholder-approved plan. While the Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by the Company for tax purposes.

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COMPENSATION DISCUSSION AND ANALYSIS | OTHER COMPENSATION POLICIES

In general, the 2016 incentive opportunities for executive officers were designed in a manner intended to be exempt from the deduction limitation of Section 162(m) of the Code because they are paid based on achievement of pre-determined performance goals established by the Committee pursuant to our stockholder-approved equity incentive plan.

If the Committee were to exercise its discretion to increase the compensation paid under these plans to recognize extraordinary performance, such upward adjustments may not be deductible for federal income tax purposes.

Despite the Committee’s efforts to structure the NEOs’ annual cash incentives and long-term awards in a manner intended to be exempt from Section 162(m) of the Code and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, no assurance can be given that compensation we intend to satisfy the requirements for exemption from Section 162(m) of the Code in fact will.

No Hedging or Pledging of Stock

ATI policy prohibits directors, officers and key employees from engaging in publicly traded options and hedging transactions with regard to ATI securities, including the pledging of shares to secure personal loans.

Stock Ownership Guidelines

The Company maintains the following robust stock ownership guidelines in place that are applicable to its executives, including for all of the NEOs, which are designed to further link these executives’ interests with the interests of stockholders generally:

Chief Executive Officer	6X Base Salary
Executive Vice Presidents and Chief Financial Officer	3X Base Salary
Senior Vice Presidents	2X Base Salary

Executives are required to retain 100% of the after-tax value of shares issued upon the vesting of restricted share units and performance share units until the ownership requirement is satisfied.

We adopted our current guidelines in 2016, transitioning from using a fixed number of shares as the method of determining ownership to targeting a multiple of base salary, which we believe requires a meaningful level of ownership for all NEOs, even during the cyclicality in our markets and declining stock prices.

Executives subject to the guidelines have until the later of February 25, 2021 or five years from the date of promotion to one of the designated positions, as the case may be, to meet the guideline applicable to his/ her position.

ATI 2017 Proxy Statement    / 67

COMPENSATION DISCUSSION AND ANALYSIS | 2016 TOTAL REALIZED COMPENSATION

2016 Total Realized Compensation

The Personnel and Compensation Committee views the amounts in the Summary Compensation Table as the target compensation opportunity for each NEO under our executive compensation program. When making determinations and awards under our incentive plans, the Committee looks to the actual dollar value of awards to be delivered to the NEOs in any given year, as illustrated by the Total Realized Compensation figures below.

Named Executive Officer	2016 Target Compensation	2016 Total Realized Compensation	% of Target Realized
Harshman	$4,992,600	$2,575,179	51.6%
DeCourcy	$1,632,000	$1,082,848	66.3%
Kramer	$1,402,500	$1,125,682	80.3%
Sims	$1,734,000	$1,429,344	82.4%
Wetherbee	$1,716,000	$ 721,309	42.0%

Total Realized Compensation is calculated as follows:

Total Compensation as determined by SEC rules in the “Total” column of the Summary Compensation Table	-	the aggregate grant date fair value of equity awards (as reflected in the Stock Awards column of the 2016 Summary Compensation Table)	-

the year-over-year change in pension value and non-qualified deferred compensation (as reflected in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the 2016 Summary Compensation Table)

				+	the value realized in 2016 from shares earned under the 2014-2016 TSR and LTSV award programs (as reflected in the Options Exercised and Stock Vested Table; no shares vested under the 2014-2016 PSRP)

The following comparison of target compensation to realized compensation for our NEO’s demonstrates our 2016 reduction in target compensation levels to better align with market median in connection with the redesign of our executive compensation program, as well as our ongoing commitment to compensating our leadership based on the Company’s performance and placing a significant proportion of senior executive compensation “at risk”:

Named Executive Officer	2014 Target	2015 Target	2016 Target	2016 Realized
Harshman	$6,150,000	$6,519,000	$4,992,600	$2,575,179
DeCourcy	$2,021,000	$2,256,000	$1,632,000	$1,082,848
Kramer	$1,880,000	$1,997,500	$1,402,500	$1,125,682
Sims	$2,326,500	$2,397,000	$1,734,000	$1,429,344
Wetherbee	N/A	$2,115,000	$1,716,000	$ 721,309

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COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION COMMITTEE REPORT

Compensation Committee Report

The Personnel and Compensation Committee (referred to in this Report as the “Committee”) has reviewed and discussed the preceding Compensation Discussion and Analysis with Company management. Based on this review and discussion, the Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2017 Proxy Statement. The Committee furnishes this Report for inclusion in the 2017 Proxy Statement and recommends its inclusion in ATI’s Annual Report on Form 10-K.

Submitted by:

PERSONNEL AND COMPENSATION COMMITTEE,

Members:

James E. Rohr, Chairman

Carolyn Corvi

Diane C. Creel

J. Brett Harvey

ATI 2017 Proxy Statement    / 69

COMPENSATION DISCUSSION AND ANALYSIS | SUMMARY COMPENSATION TABLE FOR 2016

Summary Compensation Table for 2016

The following Summary Compensation Table sets forth information about the compensation paid by the Company to the Chief Executive Officer, the Chief Financial Officer, each of the other three most highly compensated executives who were serving as executive officers as of December 31, 2016.

Name and Principal Position	Year	Salary ($)(3)	Bonus ($)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Richard J. Harshman	2016	1,060,000	—	3,438,446	0	211,890	160,618	4,870,954
Chairman, President and	2015	1,050,692	—	4,638,181	0	803,656	380,611	6,873,140
Chief Executive Officer	2014	993,019	—	3,846,929	1,376,450	1,532,375	209,731	7,958,504
Patrick J. DeCourcy	2016	480,000	—	973,147	38,400	38,707	69,892	1,600,146
Senior Vice President, Finance	2015	472,244	—	1,550,711	80,909	59,893	119,218	2,282,975
and Chief Financial Officer	2014	430,000	—	1,236,931	338,715	117,354	64,476	2,187,476
Kevin B. Kramer(1)	2016	425,000	150,000	861,638	29,750	—	60,884	1,527,272
Senior Vice President, Chief	2015	421,122	150,000	1,373,053	71,638	—	98,384	2,114,197
Commercial and Marketing Officer
John D. Sims	2016	510,000	—	1,033,956	265,200	145,533	84,803	2,039,492
Executive Vice President, High	2015	507,673	—	1,647,648	187,354	202,863	148,184	2,693,722
Performance Materials &	2014	484,141	—	1,423,947	518,364	443,088	80,750	2,950,290
Components segment
Robert S. Wetherbee(2)	2016	500,714	—	1,033,956	40,000	15,669	57,968	1,648,307
Executive Vice President, ATI Flat Rolled Products Group

(1)	Mr. Kramer was not a named executive officer in 2014.
(2)	Mr. Wetherbee most recently joined the Company in 2014 and was not a named executive officer in 2014 or 2015.
(3)	Reflects actual amounts of target base salary paid in 2016. Other than Mr. Wetherbee, our NEOs did not receive any increases to target base salary levels between 2015 and 2016.
(4)	Stock awards: The values in this column are based on the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718, of awards made under the Company’s LTIP in 2016. For our NEOs, the 2016 LTIP awards were comprised 70% of PSUs and 30% of time-vested RSUs. The PSUs vest based on performance over a three-year performance period relative to predetermined metrics. The RSUs vest over three years based on employment service, with one-third of the award vesting on each of the first, second and third anniversaries of the grant date. Grant date fair values of the awards are calculated based on the expected outcome of the related performance conditions to which the awards are subject, as applicable. If maximum performance were to be achieved, the 2016 amounts for each NEO would be as follows: Mr. Harshman, $4,648,866; Mr. DeCourcy, $1,315,719; Mr. Kramer, $1,164,955; Mr. Sims, $1,397,936; and Mr. Wetherbee $1,397,936. Fair values for the PSU awards at target were estimated using Monte Carlo simulations of stock price correlation, projected dividend yields and other variables over three-year time horizons matching the PSU performance measurement period. The per share fair value of PSU awards made to the NEOs in 2016 was $11.99. The fair value of nonvested restricted share unit awards, or RSUs, are measured based on the stock price at the grant date. For the 2016 RSU awards, the values were calculated using the average of the high and low trading prices of the Company’s common stock on the date of grant (February 25, 2016), which was $11.76. A discussion of the relevant assumptions made in the valuations may be found in Note 14 to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
(5)	Non-equity Incentive Plan Compensation: Consists of performance-based (and not discretionary) cash awards paid under the 2016 APP. The Committee determined that, based on ATI’s overall performance during the year, Mr. Harshman should not receive the award under the 2016 APP that he otherwise would have earned based on the terms of the award.
(6)	Changes in Pension Value and Non-Qualified Deferred Compensation Earnings: The amounts in this column include amounts that are not vested and may not ultimately be received by the named executive officer. The amounts reflect the actuarial change in the present value of the NEO’s benefits under all defined benefit pension plans established by the Company, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Effective December 31, 2014, the Company froze future benefit accruals in the ATI Pension Plan for all participating employees other than those in contractual employment arrangements. Also effective December 31, 2014, the Company froze the defined benefit-type non-qualified deferred compensation plans in which salaried employees participate, which includes the Supplemental Pension Plan in which Mr. Harshman participates and the defined benefit portion of the ATI Benefit Restoration Plan in which Messrs. Harshman, DeCourcy, Sims and Wetherbee participate. In 2016, payment of APP pertaining to fiscal year 2015 had the effect of increasing the 2016 value of certain pension benefits to the NEOs. In 2016, the discount rate used was 4.45% and had the effect of increasing the pension benefit to the NEOs.
(7)	All Other Compensation: The values of any perquisites are calculated based on the aggregate incremental cost to the Company. The Company does not provide perquisites or personal benefits of air travel or club memberships, or tax reimbursements relating to perquisites or personal benefits. Please see the All Other Compensation Table for 2016 that follows for additional information.

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COMPENSATION DISCUSSION AND ANALYSIS | ALL OTHER COMPENSATION FOR 2016

ALL OTHER COMPENSATION FOR 2016

Amounts in the “All Other Compensation Column” include the following:

Name	Nonqualified Defined Contribution Plans ($)(1)	Contributions made by the Company to 401(k) and Other Defined Contribution Plans ($)	Insurance Premiums ($)	Dividends on Nonvested Performance/ Restricted Stock ($)(2)	Other ($)(3)	Total ($)
Harshman	76,683	24,017	16,394	42,104	1,420	160,618
DeCourcy	31,234	22,052	2,512	12,674	1,420	69,892
Kramer	18,472	26,225	4,128	10,639	1,420	60,884
Sims	36,537	26,225	5,005	15,616	1,420	84,803
Wetherbee	18,839	26,225	4,850	7,334	720	57,968
(1)	Amounts relate to the ATI Benefit Restoration Plan or the Executive Deferred Compensation Plan, as applicable. Under the non-qualified defined contribution portion of the ATI Benefit Restoration Plan, the Company supplements payments received by participants under the Company’s defined contribution plan by accruing benefits on behalf of participants in amounts that are equivalent to the portion of the formula contributions or benefits that cannot be made under such plan due to limitations imposed by the Code. See also the narrative discussion preceding the Non-Qualified Deferred Compensation Table.
(2)	Quarterly dividends paid on shares of performance/restricted stock are paid either in cash or in stock, in which case are based on average of the high and low of the intra-day price of the shares on the applicable dividend payment date. The price used to reinvest shares, and the mechanism and manner in which the dividends are reinvested, are consistent with the Company’s dividend reinvestment plan. The Company does not pay cash dividends or dividend equivalents on future grants of non-vested performance stock until the amounts are earned.
(3)	Amounts are for parking. The parking benefit for the NEOs who work at corporate headquarters is provided on the same terms as to a broader group of corporate employees.

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COMPENSATION DISCUSSION AND ANALYSIS | GRANTS OF PLAN-BASED AWARDS FOR 2016

Grants of Plan-Based Awards for 2016

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Plan-Based Equity Awards ($)(2)
Name	Description(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Harshman	APP		609,500	1,219,000	2,438,000
	RSU	2/25/2016							86,531			1,017,605
	PSU	2/25/2016				50,476	201,905	302,858				2,420,841
	Total		609,500	1,219,000	2,438,000	50,476	201,905	302,858	86,531			3,438,446
DeCourcy	APP		192,000	384,000	768,000
	RSU	2/25/2016							24,490			288,002
	PSU	2/25/2016				14,286	57,143	85,715				685,145
	Total		192,000	384,000	768,000	14,286	57,143	85,715	24,490			973,147
Kramer	APP		148,750	297,500	595,000
	RSU	2/25/2016							21,684			255,004
	PSU	2/25/2016				12,649	50,595	75,893				606,634
	Total		148,750	297,500	595,000	12,649	50,595	75,893	21,684			861,638
Sims	APP		204,000	408,000	816,000
	RSU	2/25/2016							26,020			305,995
	PSU	2/25/2016				15,179	60,714	91,071				727,961
	Total		204,000	408,000	816,000	15,179	60,714	91,071	26,020			1,033,956
Wetherbee	APP		204,000	408,000	816,000
	RSU	2/25/2016							26,020			305,995
	PSU	2/25/2016				15,179	60,714	91,071				727,961
	Total		204,000	408,000	816,000	15,179	60,714	91,071	26,020			1,033,956

(1)	Represents the Company’s Annual Performance Plan and Long-Term Incentive Plan, consisting of Performance Share Units (PSU) and time-vested Restricted Share Units (RSU).

(2)	The values in this column are based on the aggregate grant date fair value of awards determined in accordance with FASB ASC Topic 718 and correspond to the aggregate values disclosed in the “Stock Awards” column in the Summary Compensation Table.

72 \    ATI 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2016

Outstanding Equity Awards at Fiscal Year-End for 2016

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Harshman	2/22/2012	17,741	282,614
	2/28/2013	23,354	372,029
	2/26/2014	24,027	382,750
	2/25/2015	23,483	374,084	23,482(4)	374,068
	2/25/2015			47,406(5)	755,178
	2/25/2015			31,310(6)	498,768
	2/25/2016	86,531	1,378,439
	2/25/2016			201,905(7)	3,216,347
		175,136	2,789,916	304,103	4,844,361
DeCourcy	2/22/2012	1,548	24,660
	2/28/2013	2,242	35,715
	2/26/2014	6,888	109,726
	2/25/2015	7,089	112,928	7,089(4)	112,928
	2/25/2015			14,311(5)	227,974
	2/25/2015			14,178(6)	225,856
	2/25/2016	24,490	390,126
	2/25/2016			57,143(7)	910,288
		42,257	673,155	92,721	1,477,046
Kramer	2/26/2014	6,407	102,064
	2/25/2015	6,277	99,993	6,277(4)	99,993
	2/25/2015			12,671(5)	201,849
	2/25/2015			12,554(6)	199,985
	2/25/2016	21,684	345,426
	2/25/2016			50,595(7)	805,978
		34,368	547,483	82,097	1,307,805
Sims	2/22/2012	4,222	67,256
	2/28/2013	6,929	110,379
	2/26/2014	7,929	126,309
	2/25/2015	7,532	119,985	7,532(4)	119,985
	2/25/2015			15,206(5)	242,232
	2/25/2015			15,064(6)	239,970
	2/25/2016	26,020	414,499
	2/25/2016			60,714(7)	967,174
		52,632	838,428	98,516	1,569,361
Wetherbee	4/1/2014	3,973	63,290
	2/25/2015	6,646	105,871
	2/25/2015			13,417(5)	213,733
	2/25/2015			13,292(6)	211,742
	2/25/2016	26,020	414,499
	2/25/2016			60,714(7)	967,174
		36,639	583,660	87,423	1,392,649

The Company does not issue stock option awards and has not issued stock options to its employees since 2003.

(1)	This table relates to shares of (i) performance/restricted stock awarded under the PRSP, (ii) awards under each of the LTPP-TSR and LTPP-LTSV for the performance measurement periods ending in 2017 and (iii) awards under the current LTIP, including time-vested RSUs granted in 2016, which vest ratably in one-third increments over a three-year period, and performance-vested awards, or PSUs, for the performance measurement period ending in 2018. Half of the PRSP shares awarded in each of the years 2012, 2013 and 2014 were forfeited after three years because the Company did not meet the cumulative net income target for that performance period; the remaining one-half of each such award will vest after five years, in 2017, 2018 and 2019, respectively, generally subject to the continued employment of the participant.

ATI 2017 Proxy Statement    / 73

COMPENSATION DISCUSSION AND ANALYSIS | OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2016

(2)	Consists of shares of time-based restricted stock under the PRSP and RSUs under the LTIP. The number of shares reported in this column represents the number of shares that would be awarded pursuant to the time-based vesting portion of the PRSP grants made in 2012, 2013, 2014 and 2015 and the time-vested RSUs granted in 2016. With respect to the 2015 PRSP grants, such shares may vest earlier upon the Company’s achievement of a cumulative net income target during the applicable performance measurement period, which ends in 2017.
(3)	Amounts were calculated using $15.93 per share, the closing price of Company Common Stock at December 31, 2016.
(4)	Consists of shares of performance-based restricted stock under the PRSP. The number of shares reported represents the number of shares that would be awarded if the applicable performance measures under the PRSP grants made in 2015 are met at the end of the applicable three-year performance measurement period.
(5)	Represents the number of shares that would be awarded if the next higher performance measure (threshold, target, or maximum) was achieved under the LTPP-TSR. In accordance with applicable SEC rules and interpretations, for the 2015-2017 performance measurement period, performance is disclosed at target because TSR performance for the award periods ended December 31, 2016 was below target.
(6)	Consists of shares of performance-based restricted stock under the LTPP-LTSV. The number of shares reported represents the number of shares that would be awarded if all applicable performance measures under the LTSV grants made in 2015 are met at the end of the applicable three-year performance measurement period.
(7)	Consists of PSUs granted under the LTIP in 2016. The number of shares reported represents the number of shares that would be awarded if all applicable performance measures under the 2016 PSU grants are met at the end of the applicable three-year performance measurement period.

Option Exercises and Stock Vested for 2016

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Harshman	62,279	1,354,561
DeCourcy	22,738	494,556
Kramer	21,152	460,048
Sims	26,177	569,341
Wetherbee	5,638	122,627

The Company does not issue stock option awards and has not issued stock options to its employees since 2003.

(1)	Consists of shares awarded pursuant to the 2014 TSR based on payout at 63%. Half of the PRSP shares granted to the NEOs (other than Mr. Wetherbee) in 2014 were forfeited because the performance criteria were not met; the remaining half of the shares granted will vest in February 2019.
(2)	Amounts were calculated using $21.75 per share, which was the average of the high and low trading prices of the Company’s common stock on the NYSE on January 27, 2017.

Pension Benefits for 2016

Name	Plan Name	Years of Credited Service (#)(2)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Harshman	ATI Pension Plan	28	2,157,081	—
	ATI Benefit Restoration Plan	21	8,626,575	—
	Supplemental Pension Plan	10	3,730,513	—
DeCourcy	ATI Pension Plan	8	264,816	—
	ATI Non-Qualified Benefit Restoration Plan	8	237,886	—
Kramer(1)	N/A	—	—	—
Sims	ATI Pension Plan	17	586,511	—
	ATI Non-Qualified Benefit Restoration Plan	17	1,398,444	—
Wetherbee	ATI Pension Plan	3	91,847	—
	ATI Non-Qualified Benefit Restoration Plan	3	122,055	—

(1)	Mr. Kramer does not participate in any defined benefit plans.
(2)	Years of credited service reflect the number of years of service used for determining benefits for each individual during their participation under the respective plans.

74 \    ATI 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | PENSION BENEFITS FOR 2016

Plan	Benefit Formulas and Retirement Information

ATI Pension Plan

Qualified defined benefit plan

The Allegheny Technologies Incorporated Pension Plan (“ATI Pension Plan”) is the result of the mergers of several plans previously sponsored by:

•   Allegheny Ludlum Corporation (“Allegheny Ludlum”),

•   Teledyne Inc. (“TDY”)

Effective December 31, 2014, the Company froze future benefit accruals under the ATI Pension Plan for all participating employees other than those with contractual employment arrangements.

ATI Pension Plan has a number of benefit formulas that apply separately to various groups of employees and retirees, generally, by work location and job classification. A principal determinant of which formula applied prior to December 31, 2014 is whether the employee was employed by TDY, as in the case of Messrs. Harshman and Sims, at the time the respective companies became members of the controlled group that includes the Company. Mr. DeCourcy’ s pension benefit formula includes periods of service with both Allegheny Ludlum and TDY.

Allegheny Ludlum ceased pension accruals under its pension formula in 1988, except for employees who then met certain age and service criteria.

Each formula for Allegheny Ludlum and TDY multiplies years of service by compensation and then by a factor to produce a benefit amount payable as a straight life annuity. That benefit amount is reduced with respect to Social Security amounts payable to determine the annuity amount payable. Participants can choose alternate benefit forms, including survivor benefits. The Allegheny Ludlum and TDY definitions of service and compensation differ somewhat, as do the factors used in the respective formulas. However, the differences in the resulting benefits between the two formulas are small for the NEOs to which they apply.

Upon becoming a corporate employee in 1998, Mr. Harshman ceased receiving credit for service under the TDY formula after having been credited with approximately twenty-one years of service under that formula.

Normal retirement age under the ATI Pension Plan is age 65. Participants can retire with immediate commencement of an undiscounted accrued benefit at the normal retirement age or after thirty years of service regardless of age for Allegheny Ludlum and TDY participants.

Participants can retire prior to attaining age 65 or thirty years of service with benefit payments discounted for early payment at age 62 with at least ten years of service or, with a greater discount, at age 55 with at least ten years of service.

ATI Benefit

Restoration Plan

Non-Qualified benefit plan

Effective December 31, 2014, the Company froze future benefit accruals under the defined benefit portion of the ATI Benefit Restoration Plan, under which Messrs. Harshman, DeCourcy, and Sims participated.

Under the non-qualified ATI Benefit Restoration Plan, the Company accrues benefits for the NEOs that restores to eligible NEOs the amounts that cannot be paid to them under the terms of the Company’s defined contribution plans or the defined benefit plan (the ATI Pension Plan), in either case due to the limitations set forth in the Code. All NEOs are eligible to participate in the ATI Benefit Restoration Plan to the extent of benefits that cannot be accrued under the defined contribution plan in which the respective NEO participates.

Distributions under the ATI Benefit Restoration Plan are available only at the times and in the same forms as under the ATI Pension Plan, subject to payment delays to comply with Section 409A of the Code.

Supplemental Pension Plan Effective December 31, 2014, the Company froze future benefit accruals under the Supplemental Pension Plan

The Supplemental Pension Plan had provided certain key employees of ATI and its subsidiaries, including Mr. Harshman (or their beneficiaries in the event of death), with monthly payments in the event of retirement, disability or death, equal to 50% of monthly base salary as of the date of retirement, disability or death. Monthly retirement benefits start following the end of the two month period (subject to delay to comply with Section 409A of the Code) after the later of (i) age 62, if actual retirement occurs prior to age 62 but after age 58 with the approval of the Board of Directors, or (ii) the date actual retirement occurs, and generally continue for a 118-month period. The plan describes the events that will terminate an employee’s participation in the plan.

Non-Qualified Deferred Compensation for 2016

Name	Registrant Contributions In Last FY ($)(1)	Aggregate Earnings In Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Harshman	76,683	43,848	—	2,083,276
DeCourcy	31,234	2,988	—	141,985
Kramer	18,472	1,347	—	63,994
Sims	36,537	2,639	—	125,421
Wetherbee	18,839	1,252	—	59,456

ATI 2017 Proxy Statement    / 75

COMPENSATION DISCUSSION AND ANALYSIS | NON-QUALIFIED DEFERRED COMPENSATION FOR 2016

(1)	Reflects contributions made pursuant to the non-qualified defined contribution portion of the ATI Benefit Restoration Plan. Under the terms of the plan, the participants do not contribute; only the Company contributes to the plan on the participants’ behalf. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table for 2016.
(2)	Aggregate earnings for the ATI Benefit Restoration Plan are calculated using the fiscal year-end balance, including current year contributions, multiplied by the interest rate on the Fixed Income Fund investment option in the Company’s qualified defined contribution plan. For 2016, this rate was 2.15%.

Employment and Change in Control Agreements

EMPLOYMENT AGREEMENTS

ATI does not have any employment agreements with its named executive officers.

CHANGE IN CONTROL AGREEMENTS

The Company has agreements with each continuing NEO and other key employees to assure that it will have the continued support of the executive and the availability of the executive’s advice and counsel notwithstanding the possibility, threat or occurrence of a change in control. All members of the management Executive Council and corporate officers have change in control agreements that do not include an excise tax gross-up provision.

Under the agreements, a “change in control” is defined as:

•  the Company’s actual knowledge that (x) an individual or entity has acquired beneficial ownership of 20% or more of the voting power of Company stock or (y) persons have agreed to act together for the purpose of acquiring 20% or more of the voting power of Company stock,

•  the completion of a tender offer pursuant to which 20% or more of the voting power of Company stock has been acquired,

•  the occurrence of a successful solicitation electing or removing 50% of the members of the Board or the Board consisting less than 51% of continuing directors, or

•  the occurrence of a merger, consolidation, sale or similar transaction.

In general, the agreements provide for the payment of severance benefits if a change in control occurs, and within 24 months after the change in control either:

•	the Company terminates the executive’s employment with the Company without “cause,” which is defined to mean a felony conviction, breach of fiduciary duty involving personal profit, or intentional failure to perform stated duties after 30 days’ notice to cure; or

the executive terminates employment with the Company for “good reason,” which is defined to mean:

•  a material diminution of duties, responsibilities or status or the assignment of duties inconsistent with position,

•  relocation more than 35 miles from principal job location,

•  reduction in annual salary or material reduction in other compensation or benefits,

• failure by the Company to cause a successor corporation to adopt and perform under the agreement, or • purported termination other than as expressly permitted in the agreement.

76 \    ATI 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

An executive officer entitled to severance benefits under a change in control agreement will be paid a lump sum cash payment within thirty days of the date of termination equal to the sum of:

•	aggregate amounts accrued through the date of termination (including but not limited to accrued but unpaid salary or cash incentive compensation and amounts accrued under any qualified, non-qualified or supplemental employee benefit plan);

•	base salary plus annual cash incentive at the greater of target or the actual level of performance achieved through the date of termination projected through the end of the year times a multiple (which is 3x for Mr. Harshman and 2x for Messrs. DeCourcy, Kramer, Sims and Wetherbee);

•	prorated annual incentive for the then uncompleted year measured at the greater of target or the level of performance achieved through the date of termination projected through the end of the year; and

•	the value of all long-term incentive awards for then uncompleted measurement periods determined at the greater of target or actual performance levels achieved to the date of termination projected through the remainder of the measurement period.

He or she will also be provided:

•	the continuation of perquisites and welfare benefits for a period (36 months);

•	reimbursement for outplacement services up to $25,000 for Mr. Harshman and $15,000 for Messrs. DeCourcy, Kramer, Sims and Wetherbee; and

•	the number of years corresponding to the applicable multiples above of credited service and full vesting under the Company’s supplemental pension plans in which the executive participates.

The agreements also provide for the lifting of restrictions on stock awarded.

The agreements have a term of three years, which three-year term will continue to be extended until either party gives written notice that it no longer wants to continue to extend the term. If a change in control occurs during the term, the agreements will remain in effect for the longer of three years or until all obligations of the Company under the agreements have been fulfilled.

The Personnel and Compensation Committee has reviewed the change in control valuation, as well as the purposes and effects of the agreements, and determined that it is in the Company’s best interests to retain the change in control agreements on their terms and conditions.

Potential Payments upon Termination

The tables below reflect estimates of the amount of compensation in addition to the amounts shown in the compensation tables payable to each NEO in the event of termination of such executive’s employment by reason of retirement, death or disability, or within 24 months following a change in control to the extent such termination is without cause or the result of the executive’s resignation for good reason. The amounts shown assume that such termination was effective as of December 30, 2016. The closing price of Company Common Stock on the NYSE on that date was $15.93. The amounts shown are estimates of the amounts that would be paid out to the executives upon their termination under the circumstances specified. For purposes of the tables, calculations are based on the greater of the target award or the value earned for actual performance against the preset performance goals thorough the assumed date of termination. The actual amounts payable can only be determined at the time of such executive’s separation from the Company.

ATI 2017 Proxy Statement    / 77

COMPENSATION DISCUSSION AND ANALYSIS | EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

Payments Made Upon Termination

Regardless of the manner in which a NEO’s employment terminates, he may be entitled to receive amounts earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned during the fiscal year;

•	amounts contributed under the savings portion of the defined contribution plan and the Benefit Restoration Plan;

•	unused vacation pay; and

•	amounts accrued and vested through the ATI Pension Plan and Supplemental Pension Plan.

Payments Made Upon Retirement

In the event of the retirement of a NEO, in addition to the items identified above, such officer will be entitled (subject to the Company’s consent for certain amounts) to:

•	receive a prorated share of each outstanding LTPP-TSR award upon the completion of such cycle when, if and to the extent such award is earned during the applicable performance measurement period;

•	receive a prorated share of performance/restricted stock when the restrictions on such shares lapse upon the passage of time or the achievement of the applicable performance criteria; and

•	receive payments under the Supplemental Pension Plan, beginning two months after retirement, subject to Section 409A of the Internal Revenue Code.

Consent of the Company is required for payments of awards under the long-term compensation plans upon retirement as described.

Payments Made Upon Death or Disability

In the event of the death or disability of a NEO, in addition to the benefits listed under the headings “Payments Made Upon Termination” and “Payments Made Upon Retirement” above, the NEO will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate, each as generally available to all salaried employees.

Payments Made Upon a Change in Control

The Company is a party to a change in control severance agreement with each NEO that provides the NEO with payments in the event his employment is terminated by the Company for reasons other than cause or by the NEO for good reason (defined to include diminishment of pay, benefits, title or job responsibilities or transfer from the home office) within 24 months after a change in control. See the information under the caption “Employment and Change in Control Agreements” for definitions. The tables below illustrate the amount of payments due in various circumstances.

As noted, the column “Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/in 24 Months of a Change in Control)” assumes that there was a change in control at the December 30, 2016 closing price of $15.93 per share and all of the NEOs had a triggering event on December 30, 2016 and all cash amounts due, all deferred compensation enhancements, and all potential benefit payments were to be paid in a single lump sum.

78 \    ATI 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

Richard J. Harshman ($ in thousands):

Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/in 24 months of Change in Control)	Disability	Death
Base Severance:	0	3,180	0	0
Short-Term Incentive Compensation:
APP	0	6,095	0	0
Long-Term Incentive Compensation:
LTIP	702	4,595	702	702
PRSP	1,283	1,786	1,283	1,283
LTPP-TSR	503	755	503	503
LTPP-LTSV	333	499	333	333
Other Benefits:
Non-qualified defined contribution plan	0	302	0	0
Non-qualified defined benefit plan(1)	0	0	0	0
Health & Welfare Benefits	0	50	0	0
Outplacement	0	25	0	0
Supplemental Pension Plan(1):	0	5,000	0	0
Total	2,821	22,287	2,821	2,821

(1)   The Company froze future benefit accruals under the non-qualified defined benefit pension plan and the Supplemental Pension Plan effective December 31, 2014. In the event that Mr. Harshman retires, dies or becomes disabled, he (or his beneficiary) is entitled to receive amounts accrued and vested under the ATI Pension Plan and Supplemental Pension Plan, payable in the ordinary course, as described above and under the heading “Pension Benefits for 2016.” As also described above, such amounts are payable on an accelerated, lump sum basis if he is terminated without cause or resigns for good reason within 24 months following a change in control. The amounts presented above in the change in control column with respect to each such benefit plan represent the additional present value of such lump sum payment of pension benefits.

Patrick J. DeCourcy ($ in thousands):

Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/in 24 months of Change in Control)	Disability	Death
Base Severance:	0	960	0	0
Short-Term Incentive Compensation:
APP	0	1,536	0	0
Long-Term Incentive Compensation:
LTIP	199	1,300	199	199
PRSP	266	396	266	266
LTPP-TSR	152	228	152	152
LTPP-LTSV	151	226	151	151
Other Benefits:
Non-qualified defined contribution plan	0	91	0	0
Non-qualified defined benefit plan(1)	0	281	0	0
Health & Welfare Benefits	0	43	0	0
Outplacement	0	15	0	0
Total	768	5,076	768	768

(1)   The Company froze future benefit accruals under the non-qualified defined benefit pension plan effective December 31, 2014. In the event that Mr. DeCourcy retires, dies or becomes disabled, he (or his beneficiary) is entitled to receive amounts accrued and vested under the ATI Pension Plan, payable in the ordinary course, as described above and under the heading “Pension Benefits for 2016.” As also described above, such amounts are payable on a lump sum basis if he is terminated without cause or resigns for good reason within 24 months following a change in control. The amounts presented above in the change in control column with respect to each such benefit plan represent the additional present value of such lump sum payment of pension benefits.

ATI 2017 Proxy Statement    / 79

COMPENSATION DISCUSSION AND ANALYSIS | EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

Kevin B. Kramer ($ in thousands):

Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/in 24 months of Change in Control)	Disability	Death
Base Severance:	0	850	0	0
Short-Term Incentive Compensation:
APP	0	1,190	0	0
Long-Term Incentive Compensation:
LTIP	176	1,151	176	176
PRSP	133	200	133	133
LTPP-TSR	135	202	135	135
LTPP-LTSV	133	200	133	133
Other Benefits:
Non-qualified defined contribution plan	0	81	0	0
Non-qualified defined benefit plan(1)	0	0	0	0
Health & Welfare Benefits	0	42	0	0
Outplacement	0	15	0	0
Total	577	3,931	577	577
(1) The Company froze future benefit accruals under the non-qualified defined benefit pension plan effective December 31, 2014.

John D. Sims ($ in thousands):

Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/in 24 months of Change in Control)	Disability	Death
Base Severance:	0	1,020	0	0
Short-Term Incentive Compensation:
APP	0	1,632	0	0
Long-Term Incentive Compensation:
LTIP	211	1,382	211	211
PRSP	384	544	384	384
LTPP-TSR	161	242	161	161
LTPP-LTSV	160	240	160	160
Other Benefits:
Non-qualified defined contribution plan	0	97	0	0
Non-qualified defined benefit plan(1)	0	798	0	0
Health & Welfare Benefits	0	43	0	0
Outplacement	0	15	0	0
Total	916	6,013	916	916

(1)   The Company froze future benefit accruals under the non-qualified defined benefit pension plan effective December 31, 2014. In the event that Mr. Sims retires, dies or becomes disabled, he (or his beneficiary) is entitled to receive amounts accrued and vested under the ATI Pension Plan, payable in the ordinary course, as described above and under the heading “Pension Benefits for 2016.” As also described above, such amounts are payable on a lump sum basis in the event that he is terminated without cause or resigns for good reason within 24 months following a change in control. The amounts presented above in the change in control column with respect to each such benefit plan represent the additional present value of such lump sum payment of pension benefits.

80 \    ATI 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS | EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

Robert S. Wetherbee ($ in thousands):

Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/in 24 months of Change in Control)	Disability	Death
Base Severance:	0	1,020	0	0
Short-Term Incentive Compensation:
APP	0	1,632	0	0
Long-Term Incentive Compensation:
LTIP	211	1,382	211	211
PRSP	178	275	178	178
LTPP-TSR	142	214	142	142
LTPP-LTSV	142	212	142	142
Other Benefits:
Non-qualified defined contribution plan	0	97	0	0
Non-qualified defined benefit plan(1)	0	81	0	0
Health & Welfare Benefits	0	43	0	0
Outplacement	0	15	0	0
Total	673	4,971	673	673

(1)   The Company froze future benefit accruals under the non-qualified defined benefit pension plan effective December 31, 2014. In the event that Mr. Wetherbee retires, dies or becomes disabled, he (or his beneficiary) is entitled to receive amounts accrued and vested under the ATI Pension Plan, payable in the ordinary course, as described above and under the heading “Pension Benefits for 2016.” As also described above, such amounts are payable on a lump sum basis in the event that he is terminated without cause or resigns for good reason within 24 months following a change in control. The amounts presented above in the change in control column with respect to each such benefit plan represent the additional present value of such lump sum payment of pension benefits.

ATI 2017 Proxy Statement    / 81

Item 5 – Ratification of the Selection of Independent Auditors

Ernst & Young LLP (“Ernst & Young”) has served as our independent registered public accounting firm (the “independent auditors”) for several years. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. The Audit Committee of the Board of Directors believes that Ernst & Young is knowledgeable about ATI’s operations and accounting practices and is well qualified to act in the capacity of independent auditors.

In appointing Ernst & Young as our independent auditors for the fiscal year ending December 31, 2017, and making its recommendation that stockholders ratify the selection, the Audit Committee considered whether the audit and non-audit services Ernst & Young provides are compatible with maintaining the independence of our outside auditors.

If the stockholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider the selection of Ernst & Young as the Company’s independent auditors.

Representatives of Ernst & Young will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions following the Annual Meeting.

Audit Committee Pre-Approval Policy

Under the Pre-Approval Policy, the Audit Committee will review and approve all services to be provided by Ernst & Young before the firm is retained to perform any such services. Under this policy, the engagement terms and fees of all audit services and all audit-related services are subject to the approval of the Audit Committee. In addition, while the Committee believes that the independent auditor may be able to provide tax services to the Company without impairing the auditor’s independence, absent unusual circumstances, the Audit Committee does not expect to retain the independent auditor to provide tax services. Under the policy, the Committee has delegated limited pre-approval authority to the Chair of the Committee with respect to permitted, non-tax related services; the Chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit and non-audit services provided by Ernst & Young in 2016 and 2015.

Independent Auditor: Services and Fees

The fees and expenses of Ernst & Young for the indicated services performed during 2016 and 2015 were as follows:

Service	2016	2015
Audit fees	$4,044,000	$3,944,000
Audit-related fees	13,000	12,000
Tax fees	0	0
All other fees	2,000	2,000
Total	$4,059,000	$3,958,000

“Audit fees” consisted of fees related to the annual audit of the Company’s consolidated financial statements and review of the consolidated financial statements in our Quarterly Reports on Form 10-Q, Sarbanes-Oxley Section 404 attestation services, audit and attestation services related to statutory or regulatory filings, the issuance of consents, and captive insurance company audits.

“Audit-related fees” consisted of fees related to a compliance audit and the audits of employee benefit and pension plans.

“All other fees” consisted of subscriptions to Ernst & Young’s web-based EYOnline accounting reference library.

The board of directors recommends that you vote FOR ratification of the selection of Ernst & Young LLP as independent auditors for fiscal year 2017.

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ITEM 5—RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS | AUDIT COMMITTEE REPORT

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the year ended December 31, 2016.

ROLES AND RESPONSIBILITIES

The Audit Committee monitors and oversees the financial reporting process on behalf of the Board. Management has the primary responsibility for the Company’s internal controls and financial reporting process. The Committee reviews and discusses management’s report on internal control over financial reporting. Ernst & Young LLP, our independent auditor, is responsible for performing an independent audit of ATI’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to their conformity with U.S. generally accepted accounting principles, and for attesting to the effectiveness of the ATI’s internal control over financial reporting.

REQUIRED DISCLOSURES AND DISCUSSIONS

The Audit Committee has reviewed, met and held discussions with ATI’s management, internal auditors, and the independent auditors regarding the financial statements, including a discussion of quality, not just acceptability, of the Company’s accounting principles, and Ernst & Young’s judgment regarding these matters.

The Audit Committee discussed with the internal auditors and independent auditors matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU§ 380). The Committee met with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls over financial reporting, and the overall quality of ATI’s financial reporting. The Audit Committee has also discussed with Ernst & Young matters required to be discussed by applicable auditing standards.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with the Audit Committee concerning independence. The Committee also considered the compatibility of non-audit services with Ernst & Young’s independence. This information was also discussed with Ernst & Young.

COMMITTEE RECOMMENDS INCLUDING THE FINANCIAL STATEMENTS IN THE ANNUAL REPORT

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission. The Board of Directors has approved this inclusion.

Submitted by:

AUDIT COMMITTEE:

Chair:	John R. Pipski
Members:	James C. Diggs
David J. Morehouse
Louis J. Thomas

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Annual Meeting Information

2017 Annual Meeting of Stockholders — Questions and Answers

You can help ATI save money by electing to receive future proxy statements and annual reports over the Internet instead of by mail. See question 15.

1.	Where is the 2017 annual meeting being held?

The 2017 Annual Meeting of Stockholders will be held on Thursday, May 11, 2017, at 11:00 a.m. Central Time at the Hilton Milwaukee City Center, 509 W, Wisconsin Avenue, Milwaukee, Wisconsin 53203. We are holding the annual meeting in Wisconsin near the ATI Forged Products facility in Cudahy, Wisconsin.

2.	Who is entitled to vote at the annual meeting?

If you held shares of Allegheny Technologies Incorporated common stock, par value $0.10 per share (“Common Stock”), at the close of business on March 15, 2017, you may vote your shares at the annual meeting. On that day, 108,824,992 shares of Common Stock were outstanding.

In order to vote, you must follow the instruction provided on your proxy card to designate a proxy to vote on your behalf or attend the meeting and vote your shares in person. Please return your proxy as soon as possible to ensure that your shares are represented and will be voted at the meeting, whether or not you plan to attend the meeting.

3.	How do I cast my vote?

There are four different ways you may cast your vote. You may vote by:

•	telephone, using the toll-free number listed on each proxy or voting instruction card;

•	the Internet, at the web address provided on each proxy or voting instruction card;
•	marking, signing, dating and mailing each proxy or voting instruction card and returning it in the postage-paid envelope provided. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote on any particular item, your shares will be voted as the Board of Directors recommends for any such items; or

•	attending the meeting and voting your shares in person, if you are a stockholder of record (that is, your shares are registered directly in your name on the Company’s books and are not held in “street name” through a broker, bank or other nominee).

If you are a stockholder of record wishing to vote by telephone or electronically through the Internet, you will need to use the individual control number that is printed on your proxy card in order to authenticate your ownership. The deadline for voting by telephone or the Internet is 11:59 p.m. Eastern Time on May 10, 2017.

If your shares are held in “street name” (that is, they are held in the name of broker, bank or other nominee), or if your shares are held in one of the Company’s savings or retirement plans, you will receive instructions with your materials that you must follow in order to have your shares voted. For voting procedures for shares held in ATI’s savings or retirement plans, see the response to question 13 below.

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ANNUAL MEETING INFORMATION | 2017 ANNUAL MEETING OF STOCKHOLDERS — QUESTIONS AND ANSWERS

4.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services, you are considered to be the stockholder of record with respect to those shares, and the Notice of Annual Meeting and proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly, to vote electronically, or to vote in person at the Annual Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice of Annual Meeting and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered to be the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal voting proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

5.	How many votes can be cast by all stockholders?

Each share of ATI Common Stock is entitled to one vote. There is no cumulative voting. We had 108,824,992 shares of Common Stock outstanding and entitled to vote on the record date.

6.	How many votes must be present to hold the annual meeting?

A majority of the shares entitled to vote as of the record date must be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as present at the Annual Meeting if you properly cast your vote in person, electronically or telephonically, or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

7.	How many votes are required to elect directors (Item 1)?

Directors are elected by a plurality of the votes cast. This means that the four individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person, electronically, telephonically or by proxy) will be elected.

While directors are elected by a plurality of votes cast, our Bylaws include a director resignation policy. This policy states that in an uncontested election, any director nominee who receives a greater number of votes “WITHHELD” from his or her election, as compared to votes “FOR” such election, must tender his or her resignation. The Nominating and Governance Committee of the Board is required to make recommendations to the Board of Directors with respect to any such tendered resignation. The Board of Directors will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale.

Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director nominee; abstentions are not counted for purposes of the election of directors. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. For a “WITHHOLD” vote, your shares will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote against that director nominee for purposes of our director resignation policy.

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Full details of our director resignation policy are set forth in our Bylaws, which are available on our website at www.atimetals.com.

8.	How many votes are required to adopt the other proposals (Items 2, 3, 4 and 5)?

All of the other proposals will be approved if such items receive the affirmative vote of at least a majority of the shares of ATI Common Stock represented at the Annual Meeting and entitled to vote on the matter. If your shares are represented at the Annual Meeting but you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on a particular matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

Your vote on Items 3 (the frequency of future advisory votes on executive compensation) and 4 (executive compensation) is advisory, which means the result of the vote is non-binding. Although non-binding, the Board and its committees value the opinions of our stockholders and will review and consider the voting result when making future decisions regarding executive compensation.

9.	What if I don’t give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board of Directors, or if you return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted:

•	in accordance with the recommendations of the Board of Directors on all matters presented in this Proxy Statement; and

•	as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. In very limited circumstances, brokers have the discretion to vote on matters deemed to be routine. Under applicable law and the rules of the New York Stock Exchange, brokers generally do not have discretion to vote on most matters. For example, if you do not provide voting instructions to your broker, the broker could vote your shares in its discretion with respect to the proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2017 (Item 5) because that is deemed to be a routine matter, but the broker likely could not vote your shares for any of the other proposals on the agenda for the Annual Meeting. We encourage you to provide instructions to your broker regarding the voting of your shares.

If you do not provide voting instructions to your broker and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal and are not considered to be shares entitled to vote on non-routine matters. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on Items 2, 3, 4 and 5, which each require the affirmative vote of a majority of the shares present and entitled to vote.

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ANNUAL MEETING INFORMATION | 2017 ANNUAL MEETING OF STOCKHOLDERS — QUESTIONS AND ANSWERS

10.	How do I revoke or change my vote?

You may revoke your proxy or change your vote at any time before it is voted at the meeting by:

•	notifying the Corporate Secretary at ATI’s executive office;

•	transmitting a proxy dated later than your prior proxy, either by mail, telephone or Internet; or

•	attending the meeting and voting in person or by proxy (except for shares held in “street name” through a broker, bank or other nominee, or in the Company’s savings or retirement plans).

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone or the Internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, the previously recorded vote will stand.

11.	What shares are included on the proxy or voting instruction card?

The shares indicated on your proxy or voting instruction card represent those shares registered directly in your name, those held on account in the Company’s dividend reinvestment plan and shares held in the Company’s savings or retirement plans. If you do not cast your vote, your shares (except those held in the Company’s savings or retirement plans) will not be voted. See question 13 for an explanation of the voting procedures for shares in the Company’s savings or retirement plans.

12.	What does it mean if I receive more than one proxy or voting instruction card?

If your shares are registered differently and are in more than one account, then you will receive more than one card. Please complete and return all of the proxy or voting instruction cards you receive (or vote by telephone or the Internet all of the shares on each of the proxy or voting instruction cards you receive) in order to ensure that all of your shares are voted.

13.	How are shares that I hold in a company savings or retirement plan voted?

If you hold ATI Common Stock in one of the Company’s savings or retirement plans, then you may tell the plan trustee how to vote the shares of Common Stock allocated to your account. You may either sign and return the voting instruction card provided by the plan trustee or transmit your instructions by telephone or the Internet. If you do not transmit instructions, your plan shares will be voted as the plan administrator directs or as otherwise provided in the plan.

The deadline for voting the shares you hold in the Company’s savings or retirement plans by telephone or the Internet is 11:59 p.m. Eastern Time on May 5, 2017.

14.	Is my vote confidential?

ATI maintains a policy of keeping stockholder votes confidential.

15. Can I, in the future, receive my proxy statement and annual report over the internet?

Stockholders can elect to view future ATI proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. This saves us the cost of producing and mailing these documents. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by you.

If you are a stockholder of record and you choose to vote over the Internet, you can choose to receive future annual reports and proxy statements electronically by following the prompt on the voting page when you vote using the Internet. If you hold your Company stock in street name (such as through a broker, bank or other nominee account), check the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Stockholders who choose to view future proxy statements and annual reports over the Internet will receive instructions electronically that contain the Internet address for those materials, as well as voting instructions, approximately six weeks before future meetings.

If you enroll to view ATI’s future annual reports and proxy statements electronically and vote over the Internet, your enrollment will remain in effect for all future stockholders’ meetings unless you cancel it. To cancel, stockholders of record should access www.computershare.com/investor and follow the instructions to cancel your enrollment. You should retain your control number appearing on your enclosed proxy or voting instruction card. If you hold

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ANNUAL MEETING INFORMATION | 2017 ANNUAL MEETING OF STOCKHOLDERS — QUESTIONS AND ANSWERS

your Company stock in “street name,” check the information provided by your nominee holder for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479.

16. What is householding?

The term “householding,” means that we will deliver only one copy of our annual report and proxy statement to stockholders of record who share the same address and last name unless we have received contrary instructions from you. This procedure reduces our printing costs and mailing costs and fees. Upon written or oral request, we will promptly deliver a separate annual report and proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered.

If you would like to receive a separate copy of the annual report or proxy statement for this meeting or opt out of householding, or if you are a stockholder eligible for householding and would like to participate in householding, please send a request addressed to ATI’s Corporate Secretary at 1000 Six PPG Place, Pittsburgh, PA 15222-5479, or call (412) 394-2800. Many brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

2018 Annual Meeting and Stockholder Proposals

Stockholder proposals submitted for inclusion in the proxy statement and form of proxy relating to the 2018 Annual Meeting of Stockholders must be received no later than November 30, 2017. Stockholder proposals should be sent to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222-5479.

If you wish to submit director nominations or other business to be properly brought before an annual meeting, you must give timely notice of your intent to submit a proposal in writing to the Corporate Secretary. For such notices to be timely, notice must be received by the Corporate Secretary not less than 75 days and not more than 90 days before the first anniversary of the date of the preceding year’s annual meeting. For our 2017 Annual Meeting of Stockholders, we must receive any such notice on or after February 5, 2017 and on or before February 20, 2017. The notice must contain certain information specified in the Company’s Certificate of Incorporation and Bylaws.

The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Committee will evaluate stockholder-recommended candidates on the same basis as other candidates. Stockholder recommendations should be sent to the Corporate Secretary at the address above, who will forward the information to the Committee.

Stockholders may obtain copies of our Certificate of Incorporation and Bylaws by writing to the Corporate Secretary at the address set forth above. Copies of our Certificate of Incorporation and Bylaws have been filed with the SEC and can be viewed on our website, www.atimetals.com at “About ATI—Corporate Governance.”

Other Business and Information

The Company knows of no business to be presented for consideration at the meeting other than the items indicated in the Notice of Annual Meeting. If other matters are properly presented at the meeting, the persons designated as proxies on your proxy card may vote on such matters at their discretion.

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ANNUAL MEETING INFORMATION | OTHER BUSINESS AND INFORMATION

Following adjournment of the formal business meeting, Richard J. Harshman, Chairman, President and Chief Executive Officer, will address the meeting and will hold a general discussion period during which the stockholders will have an opportunity to ask questions about the Company and its business.

Annual Report on Form 10-K

Copies of ATI’s Annual Report on Form 10-K, without Exhibits, can be obtained free of charge by written request to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479 or by calling (412) 394-2800.

Proxy Solicitation

We pay the cost of preparing, assembling and mailing this proxy-soliciting material. We will reimburse banks, brokers and other nominee holders for reasonable expenses they incur in sending these proxy materials to our beneficial stockholders whose stock is registered in the nominee’s name.

ATI has engaged Georgeson Inc., 199 Water Street, 26th Floor, New York, New York 10038 to help solicit proxies from brokers, banks and other nominee holders of Common Stock at a cost of $10,000 plus expenses. Our employees may also solicit proxies for no additional compensation.

On behalf of the Board of Directors:

Elliot S. Davis

Corporate Secretary

Dated: March 30, 2017

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Appendix A

Allegheny Technologies Incorporated

2017 Incentive Plan

SECTION 1. Purpose; Definitions

The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives for future performance of services directly linked to the profitability of the Company’s businesses and increases in Company shareholder value.

For purposes of this Plan, the following terms are defined as set forth below:

(a) “Affiliate” means a company or other entity controlled by, controlling or under common control with the Company.

(b) “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(c) “Award” means a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Other Stock-Based Award or Cash-Based Award granted pursuant to the terms of this Plan.

(d) “Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

(e) “Board” means the board of directors of the Company.

(f) “Business Combination” has the meaning set forth in Section 11(e)(iii)

(g) “Cash-Based Award” means an Award denominated in a dollar amount.

(h) “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the Participant is a party as of the Grant Date, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of, or plea of guilty or nolo contendere by, the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) willful and deliberate failure on the part of the Participant in the performance of his or her employment duties in any material respect, (C) dishonesty in the course of fulfilling the Participant’s employment duties, (D) a material violation of the Company’s ethics and compliance program or (E) prior to a Change in Control, such other events as shall be determined by the Committee. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(i) “Change in Control” has the meaning set forth in Section 11(e).

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(k) “Commission” means the Securities and Exchange Commission or any successor agency.

(l) “Committee” means the Committee referred to in Section 2.

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(m) “Common Stock” means common stock, $0.10 par value per share, of the Company.

(n) “Company” means Allegheny Technologies Incorporated, a Delaware corporation, or its successor.

(o) “Corporate Transaction” has the meaning set forth in Section 3(d).

(p) “Disability” means, unless otherwise provided in an Award Agreement, (i) ”Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define “Disability,” permanent and total disability as determined under the Company’s Long-Term Disability Plan applicable to the Participant.

(q) “Disaffiliation” means a Subsidiary’s or an Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(r) “Effective Date” has the meaning set forth in Section 13(a).

(s) “Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(u) “Fair Market Value” means, except as otherwise determined by the Committee, the average of the high and low quoted sales prices of a Share on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Section 409A and Section 422(c)(1) of the Code.

(v) “Forfeiture Amount” has the meaning set forth in Section 15(j)(i).

(w) “Free-Standing SAR” has the meaning set forth in Section 5(b).

(x) “Full-Value Award” means any Award other than a Stock Option or Stock Appreciation Right or Cash Based Award.

(y) “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

(z) “Incentive Stock Option” means any Stock Option designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(aa) “Incumbent Board” has the meaning set forth in Section 11(e)(ii).

(bb) “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates, and, after a Change in Control, a change in control or salary continuation agreement between a Participant and the Company or one of its Subsidiaries or Affiliates. If a Participant is party to both

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APPENDIX A | ALLEGHENY TECHNOLOGIES INCORPORATED 2017 INCENTIVE PLAN

an employment agreement and a change in control or salary continuation agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change in Control, and, the change in control or salary continuation agreement shall be the relevant “Individual Agreement” after a Change in Control.

(cc) “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(dd) “Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including unrestricted stock, dividend equivalents, and convertible debentures.

(ee) “Outside Directors” has the meaning set forth in Section 12(a).

(ff) “Outstanding Company Common Stock” has the meaning set forth in Section 11(e)(i).

(gg) “Outstanding Company Voting Securities” has the meaning set forth in Section 11(e)(i).

(hh) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(ii) “Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award. In the case of Qualified Performance-Based Awards that are intended to qualify under Section 162(m)(4)(C) of the Code, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: stock price, net income, operating income, gross profit, operating profit, income before taxes, earnings (whether based on earnings, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share, return on investment or working capital, return on capital employed, return on equity, return on assets or operating assets, return or commissioning or qualification of particular capital expenditures or equipment, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital, cash flow (before or after dividends), operating cash flow, cash flow per share (before or after dividends), cost control and/or reductions, balanced scorecard, execution of growth strategy, integration or qualification of acquired businesses, manufacturing cycle time reductions, reductions in inventory, inventory turns, on-time delivery performance and improvements in safety or environmental performance, in each case with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies) and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code. The Performance Goals may be adjusted as contemplated by Section 3(d)(iv).

(jj) “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

(kk) “Performance Unit” means any Award granted under Section 8 of a unit valued by reference to a designated amount of cash or other property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ll) “Person” has the meaning set forth in Section 11(e)(i).

(mm) “Plan” means the Allegheny Technologies Incorporated 2017 Incentive Plan, as set forth herein and as hereinafter amended from time to time.

(nn) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 12.

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(oo) “Replaced Award” has the meaning set forth in Section 11(b).

(pp) “Replacement Award” has the meaning set forth in Section 11(b).

(qq) “Restricted Stock” means an Award granted under Section 6.

(rr) “Restricted Stock Unit” has the meaning set forth in Section 7(a).

(ss) “Restriction Period” has the meaning set forth in Section 6(c)(ii).

(tt) “Retirement” means, except as otherwise provided by the Committee, (i) retirement from active employment with the Company or any Affiliate pursuant to the early or normal retirement provisions of the applicable retirement plan of such employer or (ii) pursuant to the retirement scheme applicable under local law or the local policies and procedures of the Company or any Affiliate.

(uu) “Section 16(b)” has the meaning set forth in Section 12(d).

(vv) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(ww) “Section 409A CIC” has the meaning set forth in Section 11(f).

(xx) “Separation from Service” has the meaning set forth in Section 1(eee).

(yy) “Share” means a share of Common Stock.

(zz) “Stock Appreciation Right” means an Award granted under Section 5(b) or 5(c).

(aaa) “Stock Option” means an Award granted under Section 5(a).

(bbb) “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(ccc) “Tandem SAR” has the meaning set forth in Section 5(b).

(ddd) “Term” means the maximum period during which a Stock Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Service or otherwise, as specified in the applicable Award Agreement.

(eee) “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Service and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall also be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Service. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, a Participant shall not be considered to

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have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2. Administration

(a) Committee. This Plan shall be administered by the Board directly, or if the Board elects, by the Personnel and Compensation Committee or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. All references in this Plan to the “Committee” refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.

Subject to the terms and conditions of this Plan, the Committee shall have absolute authority:

(i) To select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) To determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards, Cash-Based Awards or any combination thereof are to be granted hereunder;

(iii) To determine the number of Shares to be covered by each Award granted hereunder or the amount of any Cash-Based Award;

(iv) To approve the form of any Award Agreement and determine the terms and conditions of any Award granted hereunder, including, but not limited to, the exercise price (subject to Section 5(d)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto (subject to Section 2(f)), based on such factors as the Committee shall determine;

(v) To modify, amend or adjust the terms and conditions of any Award (subject to Sections 5(d) and 5(e)), at any time or from time to time, including, but not limited to, Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to any Qualified Performance-Based Award;

(vi) To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;

(vii) To determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;

(viii) To determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

(ix) To adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

(x) To establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(xi) To interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreement relating thereto);

(xii) To decide all other matters that must be determined in connection with an Award; and

(xiii) To otherwise administer this Plan.

(b) Procedures.

(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to

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Section 12, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(ii) Subject to Section 12(c), any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Discretion of Committee. Subject to Section 1(h), any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of this Plan shall be final, binding and conclusive on all persons, including the Company, Participants and Eligible Individuals.

(d) Cancellation or Suspension. Subject to Section 5(d), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

(e) Award Agreements. The terms and conditions of each Award (other than a Cash-Based Award), as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award (other than a Cash-Based Award) shall be subject to the Award Agreement’s being signed by the Company and the Participant receiving the Award unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 13(d) hereof.

(f) Minimum Vesting Period. Except for Awards granted with respect to a maximum of five percent of the Shares authorized in the first sentence of Section 3(a), Award Agreements shall not provide for vesting prior to the first anniversary of the Grant Date, provided that the Committee has the discretion to accelerate vesting of an Award in connection with a Change in Control, a qualifying termination of employment or any other event or circumstance that the Committee determines to be appropriate.

SECTION 3. Common Stock Subject to Plan

(a) Plan Maximums. The maximum number of Shares that may be granted pursuant to Awards under this Plan shall be 5,200,000. The maximum number of Shares that may be granted pursuant to Stock Options intended to be Incentive Stock Options shall be 1,000,000 Shares. Shares subject to an Award under this Plan may be authorized and unissued Shares. On and after the Effective Date (as defined in Section 13(a)), no new awards may be granted under the Company’s prior equity compensation plans, it being understood that (i) awards outstanding under any such plans as of the Effective Date shall remain in full force and effect under such plans according to their respective terms, and (ii) to the extent that any such award granted under the Company’s 2015 Incentive Plan is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, the Shares subject to such award not delivered as a result thereof shall again be available for Awards under this Plan; provided, however, that dividend equivalents may continue to be issued under the Company’s existing equity compensation plans in respect of awards granted under such plans which are outstanding as of the Effective Date.

(b) Individual Limits. No Participant may be granted Qualified Performance-Based Awards (other than Stock Options and Stock Appreciation Rights) covering in excess of 1,000,000 Shares during any calendar year. No Participant may be granted Stock Options and Stock Appreciation Rights covering in excess of 1,000,000 Shares during any calendar year. No Participant who is a non-employee director of the Company may be granted Awards covering Shares with a Grant Date Fair Market Value in excess of $500,000 during any single calendar year.

(c) Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof

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shall again be available for Awards under this Plan. If the exercise price of, and/or the tax withholding obligations relating to, any Stock Option or Stock Appreciation Right is satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or withholding Shares relating to such Award, the gross number of Shares subject to the Stock Option or Stock Appreciation Right shall nonetheless be deemed to have been granted for purposes of the first sentence of Section 3(a). If the tax withholding obligations relating to any Full-Value Award are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or withholding Shares related to such Full-Value Award, the net number of Shares subject to the Award after payment of the tax withholding obligations shall be deemed to have been granted for purposes of the first sentence of Section 3(a).

(d) Adjustment Provisions.

(i) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.

(ii) In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.

(iii) In the case of Corporate Transactions, such adjustments may include (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Stock Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(iv) The Committee may adjust the Performance Goals applicable to any Awards to reflect any items that are unusual in nature or occur infrequently, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other Company filings with the Commission, provided that in the case of Performance Goals applicable to Awards intended to remain Qualified Performance-Based Awards, such adjustment shall not violate Section 162(m) of the Code.

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(v) Any adjustments made pursuant to this Section 3(d) to Awards that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and any adjustments made pursuant to Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the Code or (B) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

(vi) Any adjustment under this Section 3(d) need not be the same for all Participants.

(e) Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

SECTION 4. Eligibility

Awards may be granted under this Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 5. Stock Options and Stock Appreciation Rights

(a) Types of Stock Options. Stock Options may be granted alone or in addition to other Awards granted under this Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Award Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b) Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with a Stock Option, or “Free-Standing SARs,” which are not granted in conjunction with a Stock Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c) Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Stock Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Stock Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Stock Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Stock Option, and the related Stock Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d) Exercise Price. The exercise price per Share subject to a Stock Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the applicable Grant Date. In no event may any Stock Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Stock Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

(e) Term. The Term of each Stock Option and each Free-Standing SAR shall be fixed by the Committee, but no Stock Option or Free-Standing SAR shall be exercisable more than 10 years after its Grant Date.

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(f) Exercisability. Except as otherwise provided herein, Stock Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(g) Method of Exercise. Subject to the provisions of this Section 5, Stock Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the Term thereof by giving written notice of exercise to the Company specifying the number of Shares subject to the Stock Option or Free-Standing SAR to be purchased.

In the case of the exercise of a Stock Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Stock Options multiplied by the applicable exercise price) per Share by certified or bank check, wire transfer, or such other instrument or method as the Company may accept. If provided for in the applicable Award Agreement as approved by the Committee, payment in full or in part may also be made as follows:

(i) In the form of unrestricted Common Stock (by delivery of such Shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the Participant shall only have the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Stock Option if such right is set forth in the applicable Award Agreement.

(ii) To the extent permitted by applicable law, by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

(iii) By instructing the Company to withhold a number of such Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Stock Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of Shares in respect of which the Stock Option shall have been exercised.

(h) Delivery; Rights of Shareholders. A Participant shall not be entitled to delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right until the exercise price therefor has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 5(l), a Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 15(a) and (iii) in the case of a Stock Option, has paid in full for such Shares.

(i) Nontransferability of Stock Options and Stock Appreciation Rights. No Stock Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). A Tandem SAR shall be transferable only with the related Stock Option as permitted by the preceding sentence. Any Stock Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such stock option is transferred pursuant to this Section 5(i), it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that the term “Termination of Service” shall continue to refer to the Termination of Service of the original Participant.

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(j) Termination of Service. Unless otherwise determined by the Committee or provided in the applicable Award Agreement, upon a Participant’s Termination of Service, his or her Stock Options and Stock Appreciation Rights shall be treated as set forth below:

(i) Termination by Reason of Death. If a Participant incurs a Termination of Service by reason of death, any Stock Option or Stock Appreciation Right held by such Participant shall immediately vest in full and may thereafter be exercised until the earlier of (A) the third anniversary of such Participant’s Termination of Service and (B) the expiration of the stated full Term thereof. In the event of Termination of Service by reason of death, if an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(ii) Termination by Reason of Disability. If a Participant incurs a Termination of Service by reason of Disability, any Stock Option or Stock Appreciation Right held by such Participant shall immediately vest in full and may thereafter be exercised until the earlier of (A) the third anniversary of such Participant’s Termination of Service and (B) the expiration of the stated full Term thereof. In the event of Termination of Service by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(iii) Termination by Reason of Retirement. If a Participant incurs a Termination of Service by reason of Retirement, (A) any unvested Stock Option or Stock Appreciation Right held by such Participant shall thereupon terminate and (B) any vested Stock Option or Stock Appreciation Right held by such Participant may thereafter be exercised until the earlier of (A) the third anniversary of such Participant’s Termination of Service and (B) the expiration of the stated full Term thereof. In the event of Termination of Service by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(iv) Termination by the Company for Cause. If a Participant incurs a Termination of Service for Cause, any Stock Options and Stock Appreciation Rights held by such Participant, whether vested or unvested, shall thereupon terminate.

(v) Other Termination. If a Participant incurs a Termination of Service for any reason other than death, Disability, or Retirement, or for Cause, and except as otherwise set forth in this Section 5(j) or Section 11(d) hereof, any Stock Option or Stock Appreciation Right held by such Participant, to the extent it was then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of (A) 90 days following the date of such Termination of Service and (B) the balance of the stated full Term thereof.

(vi) Notwithstanding the foregoing provisions of Section 5(j), the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Service, provided that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement.

(k) Additional Rules for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, no Stock Option that is intended to qualify as an Incentive Stock Option may be granted to any Eligible Employee who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time a Stock Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Nonqualified Stock Option.

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(l) Dividends and Dividend Equivalents. Dividends (whether paid in cash or Shares) and dividend equivalents may not be paid or accrued on Stock Options or Stock Appreciation Rights; provided that Stock Options and Stock Appreciation Rights may be adjusted under certain circumstances in accordance with the terms of Section 3(d).

SECTION 6. Restricted Stock

(a) Administration. Shares of Restricted Stock are actual Shares issued to a Participant and may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of Shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 6(c).

(b) Book Entry Registration or Certificated Shares. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. If any certificate is issued in respect of Shares of Restricted Stock, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Allegheny Technologies Incorporated 2017 Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222.

The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Service):

(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. If the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including any applicable Performance Goals) need not be the same with respect to each recipient.

(ii) Subject to the provisions of this Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(d) Rights of a Shareholder. Except as provided in this Section 6 and the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends. As determined by the Committee in the applicable Award Agreement and subject to Section 15(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be payable in cash or Common Stock (in an amount determined on the basis of the

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Fair Market Value of the Common Stock on the applicable dividend payment date) and shall, as determined by the Committee, be either (i) held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, or (ii) distributed in full or in part without regard to the vested status of the underlying Restricted Stock and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, and shall, as determined by the Committee, be held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.

(e) Delivery of Unlegended Certificates. If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

(f) Termination of Service. Unless otherwise determined by the Committee or provided in the applicable Award Agreement, upon a Participant’s Termination of Service, his or her Restricted Stock shall be treated as set forth below:

(i) Termination by Reason of Death or Disability. If a Participant incurs a Termination of Service by reason of death or Disability, the restrictions, including any Performance Goals, applicable to any Restricted Stock shall lapse (and, with respect to Performance Goals, be deemed earned in full based on the applicable target level), and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

(ii) Other Termination. Except as otherwise provided by Section 11(d) hereof, if a Participant incurs a Termination of Service for any reason other than death or Disability during the Restriction Period or before the requisite service period or applicable Performance Goals are satisfied, all Shares still subject to restriction shall be forfeited by the Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock that is a Qualified Performance-Based Award, satisfaction of the applicable Performance Goals) with respect to any or all of such Participant’s Shares of Restricted Stock.

SECTION 7. Restricted Stock Units

(a) Nature of Awards. Restricted stock units and deferred share rights (together, “Restricted Stock Units”) are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both, based upon the Fair Market Value of a specified number of Shares.

(b) Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Service):

(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. If the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate the Restricted Stock Units as Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

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(ii) Subject to the provisions of this Plan and the applicable Award Agreement, during the Restriction Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iii) The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 15(e)).

(c) Rights of a Shareholder. A Participant to whom Restricted Stock Units are awarded shall have no rights as a shareholder with respect to the Shares represented by the Restricted Stock Units unless and until Shares are actually delivered to the participant in settlement thereof. Unless otherwise determined by the Committee and subject to Section 15(e), an Award of Restricted Stock Units shall be adjusted to reflect deemed reinvestment in additional Restricted Stock Units of the dividends that would be paid and distributions that would be made with respect to the Award of Restricted Stock Units if it consisted of actual Shares. Notwithstanding the immediately preceding sentence, if an adjustment to an Award of Restricted Stock Units is made pursuant to Section 3(d) as a result of any dividend or distribution, no increase to such Award (by means of deemed reinvestment in additional Restricted Stock Units) shall be made under this Section 7(c) as a result of the same dividend or distribution.

(d) Termination of Service. Unless otherwise determined by the Committee or provided in the applicable Award Agreement, upon a Participant’s Termination of Service, his or her Restricted Stock Units shall be treated as set forth below:

(i) Termination by Reason of Death or Disability. If a Participant incurs a Termination of Service by reason of death or Disability, the restrictions, including any Performance Goals, applicable to any Restricted Stock Units shall lapse (and, with respect to Performance Goals, be deemed earned in full based on the applicable target level), and such Restricted Stock Units shall become fully vested and settled to the full extent of the original grant.

(ii) Other Termination. Except as otherwise provided by Section 11(d), if a Participant incurs a Termination of Service for any reason other than death or Disability during the Restriction Period or before the applicable Performance Goals are satisfied, all unvested Restricted Stock Units shall be forfeited by the Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of a Restricted Stock Unit Award that is a Qualified Performance-Based Award, satisfaction of the applicable Performance Goals) with respect to any or all of such Participant’s Restricted Stock Units.

SECTION 8. Performance Units

Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under this Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit. The Committee may, in connection with the grant of Performance Units, designate them as Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of Performance Units (including any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement. The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of Performance Units made in any one calendar year shall be $10 million.

SECTION 9. Other Stock-Based Awards

Other Stock-Based Awards may be granted either alone or in conjunction with other Awards granted under this Plan.

SECTION 10. Cash-Based Awards

Cash-Based Awards may be granted under this Plan. Cash-Based Awards that are Qualified Performance-Based Awards shall be subject to the provisions of Section 12 of this Plan. In addition, no Eligible Individual may be granted

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Cash-Based Awards that are Qualified Performance-Based Awards that have an aggregate maximum payment value in any calendar year in excess of $10.0 million. Cash-Based Awards may be paid in cash or in Shares (valued as of the date of payment) as determined by the Committee.

SECTION 11. Change-in-Control Provisions

(a) General. The provisions of this Section 11 shall, subject to Section 3(d), apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.

(b) Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement: (i) all then-outstanding Stock Options and Stock Appreciation Rights shall become fully vested and exercisable, and all Full-Value Awards (other than performance-based Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 11(c) (any award meeting the requirements of Section 11(c), a “Replacement Award”) is provided to the Participant pursuant to Section 3(d) to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any performance-based Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)).

(c) Replacement Awards. An Award shall meet the conditions of this Section 11(c) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 3(d); (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to vesting (including with respect to a Termination of Service) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination whether the conditions of this Section 11(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(d) Termination of Service. Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a Termination of Service of a Participant by the Company other than for Cause within 24 months following a Change in Control, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full (with respect to Performance Goals, unless otherwise agreed in connection with the Change in Control, at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee taking into account performance through the latest date preceding the Termination of Service as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)), and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, any Stock Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Service may thereafter be exercised until the expiration of the stated full Term of such Nonqualified Stock Option or Stock Appreciation Right.

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(e) Definition of Change in Control. For purposes of this Plan, a “Change in Control” shall mean the happening of any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition by any entity pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (iii) of this Section 11(e); or

(ii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 11(e), any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board; or

(iii) The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Company ,or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(f) Notwithstanding any other provision of this Plan, an Award Agreement or any Individual Agreement, for any Award that constitutes non-qualified deferred compensation within the meaning of Section 409A of the Code, a Change in Control shall not constitute a settlement or distribution event with respect to such Award or an event that otherwise

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changes the timing of settlement or distribution of such Award, unless the Change in Control also constitutes a “change in ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case, as defined under Section 409A of the Code (a “Section 409A CIC”); provided, however, that whether or not a Change in Control is a Section 409A CIC, such Change in Control may result in the accelerated vesting of such Award as provided by the Award Agreement, this Plan, any Individual Agreement or otherwise by the Committee.

SECTION 12. Qualified Performance-Based Awards; Section 16(b); Section 409A

(a) The provisions of this Plan are intended to ensure that all Stock Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Stock Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and, unless otherwise determined by the Committee, all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than a Stock Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including that all such Awards be granted by a committee composed solely of Outside Directors). To the extent required to comply with the Section 162(m) Exemption, no later than 90 days following the commencement of a Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods and establish the Performance Goals for the Performance Periods.

(b) Each Qualified Performance-Based Award (other than a Stock Option or Stock Appreciation Right) shall be earned, vested and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate.

(c) The full Board shall not exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(d) The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

(e) This Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to Awards that are subject to Section 409A of the Code, it is intended that this Plan be interpreted and administered in all respects in accordance with Section 409A of the Code. Each payment (including the delivery of Shares) under any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan, any Award Agreement or any Individual Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the

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Company as in effect on the date of Termination of Service), amounts that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code that would otherwise be payable by reason of a Participant’s Separation from Service during the six-month period immediately following such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days following the date of the Participant’s death.

SECTION 13.Term, Amendment and Termination

(a) Effectiveness. This Plan was approved by the Board on [February 24, 2017], subject to and contingent upon approval by the Company’s shareholders. This Plan will be effective as of the date of such approval by the Company’s shareholders (the “Effective Date”).

(b) Termination. This Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

(c) Amendment of Plan. The Board or the Committee may amend, alter, or discontinue this Plan, but no amendment, alteration or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d) Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law, Applicable Exchange listing standards or accounting rules.

SECTION 14. Unfunded Status of Plan

It is intended that this Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

SECTION 15. General Provisions

(a) Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency that the Committee shall, in its absolute discretion determine to be necessary or advisable.

(b) Additional Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

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(c) No Contract of Employment. This Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the amount required to be withheld for tax purposes (up to the maximum statutory rate), all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then-outstanding Awards). If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 15(e). Notwithstanding any other provision of this plan, in no event may any dividends or dividend equivalents with respect to any Awards be paid until vesting (if any) of such Awards.

(f) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible individual, after such Participant’s death, may be exercised.

(g) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan. All Shares underlying Awards that are forfeited or canceled revert to the Company.

(h) Governing Law and Interpretation. This Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to” and the word “or” shall be understood to mean “and/or.”

(i) Non-Transferability. Except as otherwise provided in Sections 5(i), 6(c)(ii) and 7(b)(ii) or as determined by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution.

(j) Clawback Policy.

(i) Forfeiture. Unless otherwise determined by the Committee, if the Company is required to prepare a material negative accounting restatement due to the noncompliance of the Company with any financial reporting requirement under the securities laws [as a result of misconduct, and the Committee determines that (A) a Participant knowingly engaged in the misconduct, (B) was grossly negligent with respect to such misconduct, or

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(C) knowingly or grossly negligently failed to prevent the misconduct,] the Company may require the Participant to pay to the Company an amount (the “Forfeiture Amount”), as determined by the Committee in its sole and absolute discretion, up to the sum of (1) the Fair Market Value of any Shares held by the Participant as of the date that the Committee requires forfeiture that were acquired by the Participant pursuant to an Award during the three-year period following the first public filing of the financial document requiring restatement, (2) the excess, if any, of (x) the proceeds from the sale (including sales to the Company) of any Shares acquired by the Participant pursuant to an Award during the three-year period following the first public filing of the financial document requiring restatement, over (y) the amount, if any, paid by the Participant to purchase such Shares, and (3) any proceeds received by the Participant upon cash settlement of any Award during the three-year period following the first public filing of the financial document requiring restatement. The Forfeiture Amount shall be paid by the Participant within 30 days of receipt from the Company of written notice requiring payment by the Participant of the Forfeiture Amount.

(ii) Committee Determination. Without limiting the generality of Section 2, the Committee shall make all determinations required pursuant to this Section 15(j) in its sole and absolute discretion, and such determinations shall be conclusive and binding on all Persons. Notwithstanding any provision of Section 15(j)(i) to the contrary, the Committee has sole and absolute discretion not to require a Participant to pay a Forfeiture Amount, and its determination not to require any Participant to pay a Forfeiture Amount with respect to any particular act by any particular Participant shall not in any way reduce or eliminate the Committee’s authority to require payment of a Forfeiture Amount with respect to any other act or other Participant.

(iii) Effect of Change in Control. Notwithstanding the foregoing, this Section 15(j) shall not be applicable to any Participant following a Change in Control.

(iv) Non-Exclusive Remedy. This Section 15(j) shall be a non-exclusive remedy and nothing contained in this Section 15(j) shall preclude the Company from pursuing any other applicable remedies available to it, whether in addition to, or in lieu of, application of this Section 15(j).

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ATI is a global manufacturer of technically advanced specialty materials and complex components.
With 2016 revenue of $3.1 billion, our largest market (over 50% of sales) is aerospace and defense, particularly jet engines, and we have a strong presence in the oil and gas, electrical energy, medical, automotive, and other industrial markets.
ATI is a market leader in manufacturing differentiated specialty alloys and forgings that require our unique manufacturing and precision machining capabilities and our innovative new product development competence.
ATI produces nickel-based alloys and superalloys, titanium alloys, specialty alloys, stainless steels, and zirconium and other related alloys in many mill product forms.
We also are a leader in producing nickel-based alloy and titanium-based alloy powders for use in next-generation jet engine forgings and 3D-printed products.

Our Core Values
While we believe that change is constant, one thing will not change. As we continue on our journey — Building the World’s Best Specialty Materials & Components Company™ — we are guided by a shared commitment to ATI’s Core Values.
Integrity as the cornerstone of our business.
To that end, we must be honest and forthright in everything we do.
ATI is committed to more than just adherence to laws and regulations. Our commitment is to reflect the highest level of integrity and ethics in our dealings with each other, and all of our stakeholders.
We expect everyone to be treated with dignity and respect and we embrace the values of innovation, cooperation, accountability, and teamwork.
Safety, Health and Sustainability are the prerequisites to all operations, and our goal is to finish each day incident- and injury-free.
Diversity, Creativity, Learning, and Freedom of people to reach their individual potential is ATI’s culture.
Product Quality and Excellence is demonstrated in everything we do.
ATI

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IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 10, 2017.

Vote by Internet

• Go to www.envisionreports.com/ati

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

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• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 4 and 5 and for 1 YEAR on Proposal 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - James C. Diggs	☐	☐	☐	02 - J. Brett Harvey	☐	☐	☐	03 - David J. Morehouse	☐	☐	☐

		For	Against	Abstain			1 Year	2 Years	3 Years	Abstain

2.	Approval of the Company’s 2017 Incentive Plan.	☐	☐	☐	3.	Advisory vote on the frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐
								For	Against	Abstain
4.	Advisory vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐	5.	Ratification of the selection of Ernst & Young LLP as independent auditors for 2017.		☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign EXACTLY as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or custodian, please give your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

∎	1 U P X	+

02JRSB

2017 Annual Meeting Admission Ticket

2017 Annual Meeting of

Allegheny Technologies Incorporated Stockholders

Thursday, May 11, 2017

11:00 a.m. Central Time

Hilton Milwaukee City Center

509 W. Wisconsin Avenue

Milwaukee, WI 53203

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

For the personal use of the stockholder named hereon - not transferable

Dear Stockholder,

Enclosed or available on the Internet at http://www.envisionreports.com/ati are materials relating to the Allegheny Technologies Incorporated 2017 Annual Meeting of Stockholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

Your vote is important. Please vote your proxy promptly whether or not you expect to attend the meeting. You may vote by toll-free telephone, by Internet or by signing and returning the proxy card (below) by mail in the enclosed postage-paid envelope.

Elliot S. Davis

Corporate Secretary

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2016 Annual Report to Stockholders are available at: www.envisionreports.com/ati

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Allegheny Technologies Incorporated

Proxy for 2017 Annual Meeting

Solicited on Behalf of the Board of Directors of Allegheny Technologies Incorporated

The undersigned hereby appoints Patrick J. DeCourcy, Elliot S. Davis and Amanda J. Skov or any of them, each with power of substitution and revocation, proxies or proxy to vote all shares of Common Stock which the stockholder named herein is entitled to vote with all powers which the stockholder would possess if personally present, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 11, 2017, and any adjournments or postponements thereof, upon the matters set forth on the reverse side of this card and, in their discretion, upon such other matters as may properly come before such meeting.

STOCKHOLDERS MAY VOTE BY TOLL-FREE TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR STOCKHOLDERS MAY VOTE BY COMPLETING, DATING AND SIGNING THIS PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This proxy, when properly executed, will be voted as directed herein, but if you do not specify a vote, the proxies will vote FOR Items 1, 2, 4 and 5 and for 1 YEAR on Item 3, and in their discretion on other matters.

If you wish to use this card to vote your shares, please vote, date and sign on the reverse side.

(Continued and to be marked, dated and signed, on the other side)

IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 5, 2017.

Vote by Internet

• Go to www.envisionreports.com/ati

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 4 and 5 and for 1 YEAR on Proposal 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - James C. Diggs	☐	☐	☐	02 - J. Brett Harvey	☐	☐	☐	03 - David J. Morehouse	☐	☐	☐

		For	Against	Abstain			1 Year	2 Years	3 Years	Abstain

2.	Approval of the Company’s 2017 Incentive Plan.	☐	☐	☐	3.	Advisory vote on the frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐
								For	Against	Abstain
4.	Advisory vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐	5.	Ratification of the selection of Ernst & Young LLP as independent auditors for 2017.		☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign EXACTLY as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or custodian, please give your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

∎	1 U P X	+

02JRUC

• The ATI Retirement Plan

• The ATI 401(k) Savings Plan

• ATI Ladish Co., Inc. Hourly Savings and Deferral Investment Plan

As a Plan participant, you have the right to direct Mercer Trust Company, the Trustee of the above Plans, how to vote the shares of Allegheny Technologies Incorporated Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

You may vote by telephone, Internet or by completing, signing and returning voting instructions herein by mail. A postage-paid return envelope is enclosed.

The Trustee must receive your voting instructions by 11:59 p.m., Eastern Time, on May 5, 2017. If the Trustee does not receive your instructions by such date, the Trustee shall vote your shares as the Plan Administrator directs.

You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than your Plan shares. Your non-Plan shares must be voted separately from your Plan shares.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2016 Annual Report to Stockholders are available at: www.envisionreports.com/ati

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Voting Instruction Card for 2017 Annual Meeting

Allegheny Technologies Incorporated

The undersigned hereby directs Mercer Trust Company, the Trustee of the above Plans, to vote the full number of shares of Common Stock allocated to the account of the undersigned under the Plans, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 11, 2017 and any adjournments or postponements thereof, upon the matters set forth on the reverse of this card, and, in its discretion, upon such other matters as may properly come before such meeting.

PLAN PARTICIPANTS MAY GIVE DIRECTIONS BY TOLL-FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR PARTICIPANTS MAY GIVE DIRECTIONS BY COMPLETING, DATING AND SIGNING THIS CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

If you wish to use this card to vote your shares, please vote, date and sign on the reverse side.